EXHIBIT 4.1

Execution Copy

NOTE ON REDACTED MATERIAL:  SECTIONS UNDER THE HEADINGS “INTERPRETATIONS”, “LOAN”, “PREPAYMENTS”, “CONDITIONS OF LENDING” AND “EVENTS OF DEFAULT” IN THIS AGREEMENT; CUSTOMER IDENTIFICATION NUMBERS CONTAINED IN  EXHIBIT A AND THE STRUCTURING FEE AND ACCOUNT INFORMATION CONTAINED IN EXHIBIT B TO THIS AGREEMENT; AND FILE NUMBERS AND ACCOUNT INFORMATION SET FORTH IN SCHEDULE 1.1(G), ACCOUNT INFORMATION SET FORTH IN SCHEDULE 7.1(DD) AND INSURANCE POLICY INFORMATION SET FORTH IN SCHEDULE  8.1(M) TO THIS AGREEMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST (“REQUEST”) GRYPHON GOLD CORPORATION FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) CONCURRENTLY WITH THE FILING OF THE FORM 8-K TO WHICH THIS AGREEMENT IS AN EXHIBIT.  THE OMITTED MATERIAL  HAS BEEN FILED SEPARATELY WITH THE SEC AS PART OF THE REQUEST.  THE PLACE OF OMITTED PROVISIONS ARE INDICATED BELOW AS “*[REDACTED]”. SEVENTEEN PAGES CONTAIN OMITTED PROVISIONS.

GRYPHON GOLD CORPORATION

as Borrower

THE GUARANTORS
FROM TIME TO TIME PARTY HERETO

as Guarantors

and

WATERTON GLOBAL VALUE, L.P., BY ITS INVESTMENT MANAGER, ALTITUDE
MANAGEMENT LTD.

as Lender

SENIOR SECURED GOLD STREAM CREDIT AGREEMENT

April 18, 2012

Heenan Blaikie LLP

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		5
1.1	Defined Terms	5
1.2	Other Usages	20
1.3	Gender and Number	20
1.4	Headings, etc.	20
1.5	Currency	20
1.6	Meaning of Certain Terms	20
1.7	Certain Phrases, etc.	21
1.8	Accounting Terms	21
1.9	Incorporation of Schedules	21
1.10	Conflict	21
1.11	Certificates	21

ARTICLE 2 LOAN		21
2.1	Fees	21
2.2	The Facility	21
2.3	Non Revolving	22
2.4	Borrowing Procedures	22
2.5	Use of Proceeds	22
2.6	Lender's Loan Records	22

ARTICLE 3 PROCEDURE AND PAYMENTS		22
3.1	Payments	23

ARTICLE 4 PREPAYMENTS		23
4.1	Mandatory Prepayments	23
4.2	Change of Control	24
4.3	Voluntary Prepayments	24

ARTICLE 5 PAYMENTS UNDER THIS AGREEMENT		25
5.1	Payments	25
5.2	Computations of Interest and Fees	26

ARTICLE 6 CONDITIONS OF LENDING		26
6.1	Conditions Precedent to Initial Advance.	26
6.2	Change of Control	30
6.3	Waiver	31

ARTICLE 7 REPRESENTATIONS AND WARRANTIES		31
7.1	Representations and Warranties	31
7.2	Survival of Representations and Warranties.	41

ARTICLE 8 COVENANTS OF THE BORROWER		41
8.1	Affirmative Covenants.	41
8.2	Negative Covenants	47

ARTICLE 9 EVENTS OF DEFAULT		49
9.1	Events of Default	49
9.2	Acceleration	52
9.3	Remedies	52
55

ARTICLE 10 MISCELLANEOUS		52
10.1	Amendments, etc.	52

10.2	Waiver	52
10.3	Evidence of Debt and Borrowing Notices	53
10.4	Notcies, etc.	53
10.5	Costs, Expenses General Indemnity and Environmental Indemnity	54
10.6	Release	56
10.7	Taxes and Other Taxes	56
10.8	Successors and Assigns	57
10.9	Right of Set-Off	58
10.10	Judgment Currency	59
10.11	Interest on Amounts	59
10.12	Governing Law and Waiver of Jury Trial	59
10.13	Counterparts	60
10.14	Severability	60
10.15	Governing Language	60
10.16	Survival of Representations and Warranties	60
10.17	Entire Agreement; Schedules and Exhibits	61
10.18	Credit Party Joint and Several Liability	61
10.19	Further Assurances.	61
10.20	Acknowledgements	61
10.21	Language	62

SCHEDULE 8.2(I) – ACQUISITIONS	86

SCHEDULE 8.2(O) – BURDENS ON PRODUCTION	87

SENIOR SECURED GOLD STREAM CREDIT AGREEMENT

This SENIOR SECURED GOLD STREAM CREDIT AGREEMENT is dated April 18, 2012 (the “Effective Date”) and entered into by and between Gryphon Gold Corporation, a corporation incorporated pursuant to the laws of the State of Nevada, as the borrower (the “Borrower”), Borealis Mining Company, a corporation incorporated pursuant to the laws of the State of Nevada (the “Original Guarantor”), each person that executes a Guarantee from time to time, and Waterton Global Value, L.P., a limited partnership formed under the laws of the British Virgin Islands, by its Investment Manager, Altitude Management Limited, a corporation formed under the laws of Gibraltar, as the lender (the “Lender”).

RECITALS

WHEREAS the Lender advanced the sum of $1,500,000 to the Borrower as a bridge loan (the “Bridge Loan”) pursuant to a bridge loan agreement, dated March 20, 2012, entered into between the Borrower, the Original Guarantor and the Lender.

WHEREAS the Borrower has requested, and the Lender has agreed, to establish in favour of the Borrower, a $15,000,000 senior secured, non-revolving credit facility (the “Facility”) on and subject to the terms and conditions herein set forth.

NOW THEREFORE THIS CREDIT AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, each of the parties agrees as follows:

ARTICLE 1
INTERPRETATION

1.1   Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“Advances” means, collectively, each of the advances under the Facility made pursuant to the provisions of this Agreement and “Advance” means any one of such advances.

“Affairs” means the business, affairs, operations, undertaking, property, assets, liabilities, condition (financial or otherwise), prospects, performance and results of operations of a specified Person.

“Affiliate” means an affiliated body corporate and, for the purposes of this Agreement, (i) one body corporate is affiliated with another body corporate if one such body corporate is the subsidiary of the other or both are subsidiaries of the same body corporate or each of them is Controlled by the same Person and (ii) if two bodies corporate are affiliated with the same body corporate at the same time, they are deemed to be affiliated with each other.

“Agreed Priority” means, with respect to a Security Document and a Lien made in favour of the Lender, a senior, first priority Lien in favour of the Lender, meaning that such Security Document and Lien are prior in right to any other Lien in, on, or to the Collateral which is purported to be covered thereby.

“Agreement” means this senior secured gold stream credit agreement and all schedules and instruments in amendment or confirmation of it; and the expressions “Article”, “Section”,

“Subsection” and “paragraph” followed by a number or letter mean and refer to the specified Article, Section, Subsection or paragraph of this Agreement.

“Applicable Law” means any international treaty, any domestic or foreign constitution or any supranational, national, regional, federal, provincial, territorial, state, municipal, tribal or local statute, law, ordinance, code, rule, regulation, order (including any consent decree or administrative order), applicable to, or any directive, guideline, policy or Authorization of any Governmental Entity having jurisdiction with respect to any specified Person, property, transaction or event or any of such Person’s Affairs, and any order, judgment, award or decree of any Governmental Entity, or arbitrator in any proceeding or action to which the Person in question is a party or by which such Person or any of its Affairs is bound.

“Applicable Securities Legislation” means all applicable securities laws of each of the Reporting Jurisdictions and the respective rules and regulations under such laws together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other applicable regulatory instruments of the securities regulatory authorities in any of the Reporting Jurisdictions and such other jurisdictions as may be agreed to between the Borrower and the Lender.

“Authorization” means any authorization, approval, consent, certificate, exemption, licence, permit, franchise, certification, registration or no-action letter from any Governmental Entity having jurisdiction with respect to any specified Person, property, transaction or event, or any of such Person’s Affairs or from any Person in connection with any easements or contractual rights.

“Bankruptcy Law” means all Applicable Laws pertaining or applicable to bankruptcy, insolvency, debtor relief, debtor protection, liquidation, reorganization, winding up, arrangement, receivership, administration, moratorium, assignment for the benefit of creditors or other similar laws applicable in the United States, Canada or other applicable jurisdictions as in effect from time to time.

“Borealis DOT” means the deed of trust given by the Original Guarantor for the benefit of the Lender relating to the Borealis Project, substantially in the form of Schedule 1.1(a) hereto, together with all amendments, modifications, supplements, extensions and restatements thereof in accordance with its terms.

“Borealis Project” means the mining project as further described in Exhibit A hereto.

“Borrower” means Gryphon Gold Corporation, a corporation incorporated and existing pursuant to the laws of the State of Nevada, and its successors and permitted assigns.

“Borrower Control Agreement” means the account control agreement relating to the Borrower’s bank accounts to be entered into between the Lender, the Borrower and US Bank.

“Borrower’s Account” means the Borrower’s account No. 103658658242 with US Bank.

“Borrowing Notice” means a written request by the Borrower for an Advance pursuant to Section 2.4, which shall include all of the information referenced in Section 2.4 and a certification from the Borrower, substantially in the form of Exhibit B hereto.

“Bridge Loan” has the meaning ascribed thereto in the preamble hereto.

“Buildings and Fixtures” means all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situated on any of the Subject Properties.

“Business” means the business of the Borrower as conducted as at the date hereof.

“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Toronto, Ontario.

“Capital Lease” means, with respect to a Person, a lease or other arrangement in respect of real or personal property that is required to be classified and accounted for as a capital lease or debt obligation on a balance sheet of the Person in accordance with GAAP.

“Capital Lease Obligation” means, with respect to a Person, the obligation of the Person to pay rent or other amounts under a Capital Lease and for the purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date as determined in accordance with GAAP

“Cash Payment Amount” means, in relation to any Repayment Date, at any time,  *[REDACTED].

“Change of Control” means the occurrence of any of the following events:

(a)
any person or group of persons “acting in concert” (as interpreted in accordance with applicable securities legislation or regulation) shall have acquired legal or beneficial ownership of, or the power to exercise control or direction over, any Voting Shares of any Credit Party (or securities convertible into such Voting Shares), that together with such person’s existing securities would constitute Voting Shares of such Credit Party representing more than 50% of the total voting power attached to all Voting Shares of such Credit Party then outstanding;

(b)
any person or group of persons “acting in concert”, other than the Borrower, shall have acquired legal or beneficial ownership of, or the power to exercise control or direction over, any shares of any Guarantor;

(c)
there is consummated any amalgamation, consolidation, statutory arrangement, merger or similar transaction of a Credit Party (1) in which such Credit Party is not the continuing or surviving corporation or (2) pursuant to which any Voting Shares of such Credit Party would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement, merger  or similar transaction of such Credit Party in which the holders of the Voting Shares of such Credit Party representing more than 80% of the total voting power attached to all such Voting Shares immediately prior to the amalgamation, consolidation, statutory arrangement, merger or similar transaction have, directly or indirectly, more than 80% of the Voting Shares of the continuing or surviving corporation immediately after such transaction;

(d)
any Person or group of Persons acting in concert shall succeed in having a sufficient number of its nominees elected as Directors such that such nominees, when added to any existing Directors after such election who was a nominee of or is an Affiliate or related Person of such Person or group of Persons, will constitute a majority of the Directors; or

(e)	the Borrower or any other Guarantor shall cease to directly own and control the Equity Interests that any of them has pledged to the Lender pursuant to a Security Document (in fact or by title).

“Code” means the USA Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all real and personal property, assets, rights, titles and interests in respect of which the Lender has or will have a Lien pursuant to a Security Document, whether tangible or intangible, presently held or hereafter acquired, and all products and proceeds of the foregoing, including insurance proceeds related to the foregoing.

“Commitment Amount” means fifteen million dollars ($15,000,000).

“Compliance Certificate” means a certificate of the Borrower substantially in (i) the form of Exhibit C, signed on its behalf by its chief financial officer or any other officer acceptable to the Lender or (ii) such other form as the Lender may determine.

“Constating Documents” means (i) with respect to a corporation, its articles of incorporation, amalgamation or continuance or other similar documents and its by-laws and (ii) with respect to any other Person which is an artificial body, the organization and governance documents of such Person in each case as amended and supplemented from time to time.

“Contaminant” means any solid, liquid, gas, odour, heat, sound, vibration, radiation or combination of any of them that may (i) injure or damage property or plant or animal life, (ii) harm or cause a nuisance to any Person, (iii) adversely affect the health of any individual, (iv) impair the safety, of any individual, (v) render any property or plant or animal life unfit for use by humans, (vi) cause loss of enjoyment of normal use of property, or (vii) interfere with the normal course of business, and includes any “Contaminant” within the meaning assigned to such term (or any similar term) in any Environmental Law applicable to the Mining Properties or any of the Credit Parties.

“Contingent Liability” means, with respect to a Person, any agreement, undertaking or arrangement by which the Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) the obligation, debt or other liability of any other Person or guarantees the payment of dividends or other distributions upon the shares of any Person.  The amount of any contingent liability will, subject to any limitation contained therein, be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the obligation, debt or other liability to which the contingent liability is related.

“Control” of any Person means:

(a)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of such Person; or

(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of such Person; or

(iii)	give directions with respect to the operating and financial policies of such Person with which the directors or other equivalent officers of such Person are obliged to comply; and/or

(b)	the holding beneficially of more than 50% of the issued share capital of such Person.

“Credit Documents” means this Agreement, the Guarantees, the Security Documents, each Borrowing Notice, each Compliance Certificate, and each other Instrument executed by the Borrower or other Credit Party in connection with this Agreement or any of the foregoing Instruments, whether or not specifically identified in this clause, as any of the foregoing may be amended, modified, supplemented, extended or restated from time to time in accordance with their respective terms.

“Credit Parties” means, collectively, the Borrower and each Guarantor, and “Credit Party” means any of them, together with their permitted successors and assigns.

“Debt” of any Person means:

(a)
all obligations of the Person for borrowed money, including debentures, notes or similar instruments and other financial instruments and obligations with respect to bankers’ acceptances and contingent reimbursement obligations relating to letters of credit;

(b)	all Financial Instrument Obligations of the Person;

(c)	all Capital Lease Obligations and Purchase Money Obligations of the Person;

(d)
all obligations to pay the deferred and unpaid purchase price of property or services, which purchase price is due and payable more than 90 days after the date of placing such property or service or taking delivery at the completion of such services;

(e)	all indebtedness of any Person secured by a Lien on any assets of such Person;

(f)	all obligations to repurchase, redeem or repay any shares of such Person; and

(g)	all Contingent Liabilities of the Person with respect to obligations of another Person if such obligations are of the type referred to in paragraphs (a) to (f).

“Default” means an Event of Default or any event which, with the giving of notice or passage of time, or the making of any determination or any combination of the foregoing, would constitute an Event of Default.

“Direct Agreement” means a direct agreement entered into by a Credit Party, the counterparty to a Material Contract and the Lender in respect of the assignment of the rights of the Credit Party and the exercise of step-in rights by the Lender under such Material Contract, in form and substance satisfactory to the Lender.

“Director” means a director of a Credit Party and “Directors” means the board of directors of a Credit Party or, whenever duly empowered, a committee of the board of directors of a Credit Party, and reference to action by the Directors means action by the directors as a board or action by such a committee of the board as a committee.

“Discounted Partial Prepayment Amount” has the meaning specified in Section 4.3(c).

“Discounted Prepayment Amount” has the meaning specified in Section 4.1(a).

“Disposal” means a sale, lease, release, abandonment, licence, exchange, transfer, loan, grant, option or other disposal by a Person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions) and “Dispose” shall have a corresponding meaning.

“Disposal Proceeds” means the consideration receivable by a Credit Party for any Disposal made by such Credit Party.

“Distribution” has the meaning specified in Section 8.2(h).

“Dollars” and “$” means lawful money of the United States of America.

“Effective Date” has the meaning specified in the recitals hereto.

“Environmental Claims” means, all liabilities (including costs of remedial actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and cost of legal fees) that may be imposed on, incurred by, or asserted against a Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law, any Release or threatened Release of Hazardous Materials, or in connection with any environmental, health or safety condition arising prior to or after the date hereof.

“Environmental Laws” means any Applicable Law relating to pollution or protection of the environment, ecology or public health or safety or the Mining Properties, including, Applicable Laws relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or other pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, Contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974 (USA), as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA shall be construed to also refer to any successor sections.

“Event of Default” has the meaning specified in Section 9.1.

“Exchange” means the Toronto Stock Exchange and/or any other exchange where the securities of the Borrower may be traded and listed.

“Existing Notes” means the notes of the Borrower due July 22, 2012 and the notes of the Borrower due November 28, 2012, in the aggregate principal amount of approximately US$7,479,000.

“Expropriation Event” means the appropriation, confiscation, expropriation, cancellation, seizure or nationalization (by Applicable Law, intervention, court order, condemnation, exercise of eminent domain or other action or form of taking) of ownership or control of a Credit Party or any of its Subsidiaries or of a Mining Property, or any substantial portion thereof, or any substantial portion of the rights related thereto, or any substantial portion of the economic value thereof, or which prevents or interferes with the ability of a Person to own or operate the property subject to such action, including by the imposition of any Tax, fee, charge or royalty.

“Facility” shall have the meaning given thereto in the Recitals.

“Fees” means the Structuring Fee and all other fees (if any) payable by a Credit Party under this Agreement.

“Financial Assistance” has the meaning specified in Section 8.2(i).

“Financial Instrument Obligations” means, with respect to any Person, obligations arising under:

(a)
any interest rate swap agreement, forward rate agreement, floor, cap or collar agreement, future or option, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is interest rates or the price, value or amount payable thereunder is dependent or based upon interest rates or fluctuations in interest rates in effect from time to time (but excluding non-speculative conventional floating rate indebtedness);

(b)
any currency swap agreement, cross-currency agreement, forward agreement, floor, cap or collar agreement, future or option, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates in effect from time to time; or

(c)
any agreement for the making or taking of any commodity, swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is any commodity or the price, value or amount payable thereunder is dependent or based upon the price or fluctuations in the price of any commodity;

or any other similar transaction, including any option to enter into any of the foregoing, or any combination of the foregoing, in each case to the extent of the net amount due or accruing due by the Person under the obligations determined by marking the obligations to market in accordance with their terms.

“Financial Quarter” means a period of three consecutive months in each Financial Year ending on March 31, June 30, September 30 and December 31, as the case may be, of such year.

“Financial Year” means, in relation to the Borrower, its financial year commencing on April 1 of each calendar year and ending on March 31 of the following year.

“First Interest Repayment Date” means the last Business Day of the six month following the Effective Date.

“Full Prepayment Amount” means, as at any date of determination, the aggregate of (i) the Monthly Repayment Figures listed on Schedule 1.1(b) (or any revised Schedule 1.1(b) delivered by the Borrower to the Lender in accordance with Section 4.1 or Section 4.3), for the month in which such determination is being made and (ii) all subsequent Monthly Repayment Figures.

By way of example, if the determination of a Full Prepayment Amount occurred in the 21st month following the Effective Date, the Full Prepayment Amount would be $5,000,000, calculated as follows:

1,250,000 + 1,250,000 + 1,250,000 + $1,250,000 = 5,000,000.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time consistently applied, as recommended by the Financial Accounting Standards Board.

“Gold” means gold of a purity of at least 0.999 fine, and otherwise of grade and quality conforming to the stated requirements for good delivery by the London Bullion Market Association.

“Gold and Silver Supply Agreement” has the meaning specified in Section 6.1(a)(xix).

“Governmental Entity” means (i) any multinational, national, federal, provincial, state,  territorial, municipal, local, tribal, aboriginal, native or other government, governmental or public department, central bank, court, commission, board, bureau, agency, instrumentality or regulatory authority, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, judicial, expropriation or taxing authority under or for the account of any of the above (including the TSX).

“Guarantees” means the guarantee by a Guarantor in favour of the Lender to be delivered in connection with this Agreement and/or any other Credit Document or any of the transactions contemplated herein or therein, together with all amendments, modifications, supplements, extensions and restatements thereof in accordance with its terms.

“Guarantor” means the Original Guarantor and any Person which becomes a Guarantor in accordance with Section 8.1(u).

“Hazardous Material” means any substance or mixture of substances, or any pollutant or Contaminant, toxic or dangerous waste or hazardous material, as defined or listed in, or otherwise classified pursuant to, or give rise to liability under, any Environmental Law or applicable regulations, including any “hazardous substance”, “hazardous material”, “hazardous waste”, “toxic substance”, “contaminant”, “pollutant” or any other similar formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosiveness, reactivity, carcinogenicity, toxicity or dangerousness.

“Hedging Agreement” means (i) any currency exchange or interest rate swap agreement, currency exchange or interest rate cap agreement or currency exchange or interest rate collar agreements between any Credit Party and any other Person and (ii) all net forward sale, put/call options, spot deferred sale or other similar arrangement or agreement relating to the sale or purchase of any commodity.

“Indemnified Person” has the meaning specified in Section 10.5(a).

“Instrument” means any contract, agreement, undertaking, indenture, mortgage, certificate, document or writing (whether formal agreement, letter or otherwise) under which any obligation, duty, covenant, agreement, affirmation, undertaking or liability is evidenced, assumed or undertaken, or any right or Lien (or right or interest therein) is granted, authenticated, notarized, authorized or perfected, and any notice, registration, recordation or filing associated with or required by any of the foregoing.

“Insurance Proceeds” means the proceeds of any insurance claim under any insurance policy maintained by any Credit Party.

“Interest Payment Amount” means, in relation to any Interest Payment Date, an amount calculated by the Lender equal to interest on the Loan with respect to the period ending on such Interest Payment Date at a rate of interest per annum equal to the Interest Rate and a year of 365 days, provided that the Interest Payment Amount for the period ending on the First Interest Payment Date shall be calculated for the period commencing on the day on which the first Advance is made and ending on the First Interest Repayment Date.

“Interest Payment Date” means each of (i) the First Interest Repayment Date, for the period from the date of the first Advance to the First Interest Repayment Date, (ii) the last Business Day of each calendar month (and for each such Interest Payment Date, for the period from the preceding Interest Payment Date to such Interest Payment Date), for the period from the First Interest Repayment Date to the Maturity Date, (iii) the Maturity Date, for the period from the last Interest Payment Date to the Maturity Date (without duplication) and (iii) any day on which the Borrower makes a voluntary or mandatory prepayment of the Loan, for the period from the last Interest Payment Date to the day of such prepayment.

“Interest Rate” means five percent (5.00%) per annum.

“Leased Properties” means, collectively, the real properties forming the subject matter of the Leases.

“Leases” means the leases, subleases, rights to occupy and licences of real property or Buildings and Fixtures, to which any Credit Party is a party (i) at the date of this Agreement, as listed and described in Schedule 1.1(c), or (ii) after the date of this Agreement.

“Lender” means Waterton Global Value, L.P., together with its successors and assigns.

“Lender’s Counsel” means Heenan Blaikie LLP and, at any time, any other legal counsel retained by the Lender.

“Lender’s Gold Account” shall mean the metals account of the Lender with *[REDACTED] or with such other institution or such other account as designated by the Lender in writing from time to time.

“Lien” means any mortgage, deed of trust, lien, pledge, charge, security interest, hypothecation, indenture, preferential right, assignment, option, claim, royalty, production payment, burden on production or other lien, encumbrance or collateral security Instrument in, on or to, or any right or interest, or the title of any vendor, lessor, lender or other secured party to, or interest or title of any Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset owned or held by such Person, any mortgage, deed of trust, pledge, charge, security agreement, hypothecation, indenture, assignment or similar instrument, or the filing of a financing statement, personal property security act filing or other similar Instrument, which names such Person as debtor, or any security agreement or other similar Instrument authorizing any other party as the secured party thereunder to file any financing statement, personal property security act filing or other similar Instrument or any other arrangement, encumbrance or condition that in substance secures payment or performance of an obligation.

“Loan” means the aggregate principal amount advanced and owing, at any time, under the Facility at such time.

“Mandatory Prepayment Amount” has the meaning specified in Section 4.1.

“Material Adverse Effect” means, when used with reference to any event or circumstance, any event or circumstance which has, had, or could have, a material adverse effect (or a series of adverse effects, none of which is material in and of itself but which cumulatively could result in a material adverse effect) on (i) any of the material Mining Properties (as determined by the Lender, acting reasonably), (ii) the business, operations, results of operations, prospects, assets, performance, liabilities or the condition (financial or otherwise) of any Credit Party, (iii) any of the rights or remedies of the Lender or (iv) the ability of any Credit Party to perform its obligations under any of the Credit Documents.

“Material Contracts” means, collectively, the agreements set out in Schedule 1.1(d) and any other agreement to which any Credit Party is a party and which is deemed material by the Lender to the Affairs of any Credit Party or the operation of the Mining Properties.

“Maturity Date” means the Stated Maturity Date, or if the Loan has been accelerated, the date on which the Lender demands repayment of the Loan.

“Mill” means that certain structure or building for the crushing, grinding, treatment, processing and concentration of ores, minerals and other materials prior to its shipment to a smelter or refinery, which is located on the millsite claim, which forms part of the Borealis Project, together with all related and associated fixtures, improvements and equipment, and all additions, repairs, renovations, upgrades, constructions, replacements, and new facilities, in whole or in part, whether now or hereafter existing.

“Mining Properties” and each individually, a “Mining Property”, includes the Borealis Project (which for the purposes of this Agreement is considered a Mining Property) and all surface, subsurface and mineral rights, and all surface, subsurface and mineral leases, concessions, licenses, claims, rights, titles or interests owned, leased, held or controlled by a Credit Party, and all related, associated or appurtenant rights, in each case, howsoever characterized or designated, that are owned, leased, held, or controlled, directly or indirectly, by a Credit Party, with such rights, titles and interests described in Schedule 1.1(e).

“Monthly Repayment Figure” means:

(a)
if the full Commitment Amount is advanced on or prior to January 31, 2013, the amount for each month during the Repayment Period set out opposite such month in the column entitled “Monthly Repayment Amount” as set out in Schedule 1.1(b) (or any revised Schedule 1.1(b) delivered by the Borrower to the Lender in accordance with Section 4.1 or Section 4.3);

(b)
if the total amount of all Advances on or prior to January 31, 2013 is less than the Commitment Amount (the “Total Advanced Amount”), the amount for each month during the Repayment Period set out opposite such month in the column entitled “Monthly Repayment Amount” as set out in Schedule 1.1(b)(or any revised Schedule 1.1(b) delivered by the Borrower to the Lender in accordance with Section 4.1 or Section 4.3), until such time that the aggregate of the Monthly Repayment Figures used to calculate the Monthly Repayment Ounces payable under Section 3.1(a) is equal to the Total Advanced Amount.

By way of example, if on or prior to January 31, 2013, the Total Advanced Amount is $2,000,000, the Monthly Repayment Figure for the first month of the Repayment Period would be 1,250,000 and the Monthly Repayment Figure for the second month of the Repayment Period would be 750,000.

“Monthly Repayment Ounces” means, in relation to any Repayment Date, the ounces of Gold equal to the quotient of: (i) the Monthly Repayment Figure for the month to which such Repayment Date relates divided by (ii) the product of: the Spot Price for such Repayment Date multiplied by *[REDACTED].

 “Obligations”  means all duties, covenants, agreements, liabilities, indebtedness and obligations of each of the Credit Parties with respect to the repayment, payment or performance of all indebtedness, liabilities and obligations (monetary or otherwise) of each of the Credit Parties, whenever arising, whether primary, secondary, direct, contingent, fixed or otherwise and whether joint, several, or joint and several, established by or arising under or in connection with this Agreement and each other Credit Document, including, in each case, the payment of principal, interest, fees, expenses, reimbursements and indemnification obligations.

“Original Currency” has the meaning specified in Section 10.10(a).

“Original Guarantor” has the meaning ascribed to such term in the recitals hereto.

“Other Currency” has the meaning specified in Section 10.10(a).

“Other Taxes” has the meaning specified in Section 10.7(b).

“Owned Properties” means, collectively, (i) the Mining Properties and (ii) after the date of this Agreement, the additional lands and premises which are owned by any of the Credit Parties.

“Partial Prepayment Amount” has the meaning specified in Section 4.3(c).

“Pension Plan” means any plan or arrangement, whether funded or unfunded, registered or not registered, that provides defined benefit pensions or term-certain annuities in respect of any employees, former employees or retirees of any Credit Party.

“Permitted Debt” means, in respect of any Person, the following:

(a)	Debt under any of the Credit Documents;

(b)
unsecured account trade payables incurred in the ordinary course of business provided (i) such trade payables are not secured by any Lien and (ii) payment thereof is not more than 90 days overdue, provided that the aggregate amount of all such Debt shall not exceed $1,500,000;

(c)	until the first utilization of the Facility, Debt under the Existing Notes;

(d)	Debt (not including the Existing Notes) existing as at the date hereof disclosed to the Lender in Schedule 1.1(f); and

(e)
purchase money financing for mining equipment used solely to further develop the Borealis Project in an amount not to exceed $100,000 in the aggregate and provided further that such financing satisfies the criteria set out in paragraph (d) of the definition of “Permitted Liens”.

“Permitted Liens” means, in respect of any Credit Party, any one or more of the following:

(a)
Liens for taxes, assessments or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and where adequate reserves (segregated to the extent required by GAAP), satisfactory to the Lender, have been established in accordance with GAAP and so long as such Liens could not have a Material Adverse Effect;

(b)	Liens outstanding on the date hereof and described in Schedule 1.1(g);

(c)
Liens imposed by law, such as carriers, warehousemen and mechanics’ liens and other similar liens arising in the ordinary course of business associated with amounts not yet due and payable, provided that such Liens are not registered against title to any assets of such Credit Party and in respect of which adequate holdbacks are being maintained as required by Applicable Law or such Liens are being contested in good faith by appropriate proceedings and in respect of which there has been set aside a reserve (segregated to the extent required by GAAP), in an amount satisfactory to the Lender, and provided further that such Liens could not have a Material Adverse Effect;

(d)
Liens of purchase money mortgages and other security interests on equipment acquired, leased or held by such Credit Party in the ordinary course of business to secure the purchase price of or rental payments with respect to such equipment or to secure indebtedness incurred solely for the purpose of financing the acquisition (including the acquisition as lessee under leveraged leases), construction or improvement of any such equipment to be subject to such mortgages or security interests, or mortgages or other security interests existing on any such equipment at the time of such acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such mortgage or other security interest shall extend to or cover any equipment other than the equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the mortgage or security interest being extended, renewed or replaced;

(e)	Liens in favour of the Lender arising under the Security Documents; and

(f)
in the case of real property, any matters, restrictions, covenants, conditions, limitations, rights, rights of way, easements, encroachments, reservations, easements, agreements and other matters of record, such state of facts of which an accurate survey of the property would reveal, which in the aggregate, are not material in amount and which do not, in the aggregate materially detract from the value of such real property or materially interfere with the ordinary conduct of such Credit Party’s business.

“Person” means a natural person, partnership, limited liability company, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

“Plan” means at a particular time, any employee benefit plan that is covered by ERISA and in respect of which a Credit Party is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Notice” has the meaning specified in Section 4.3(a).

“Prior Day Price” means:

(a)
in relation to any Repayment Date, the settlement per ounce price of Gold on the London Bullion Market Association, PM Fix (Bloomberg: GoldLNPM Index) on the Business Day immediately preceding such Repayment Date; and

(b)
in relation to any other payment date (which is not a Repayment Date), the settlement per ounce price of Gold on the London Bullion Market Association, PM Fix (Bloomberg: GoldLNPM Index) on the Business Day immediately preceding such payment date.

“Project Permits” means those Authorizations for the development and operation of the Mining Properties, as defined in Section 7.1(ll).

“Prudent Mining Industry Practices” means those practices, standards, methods, techniques and specifications, as they may evolve, change and modify from time to time that (a) are commonly used and generally accepted in the mining industry as good, safe and prudent operational, administrative and engineering practices in connection with the design, construction, operation, maintenance, repair or use of mining projects, mining facilities, mining infrastructure, mining equipment or other components of a mining operation, (b) conform in all respects to Applicable Laws, (c) conform in all material respects to operational and maintenance guidelines and requirements suggested by applicable manufacturers, suppliers and insurance providers (taking into account the size, age, service and type of asset), and (d) are commercially reasonable based on the nature of the Mining Properties.

“Purchase Money Obligation” means, in relation to any Person, indebtedness of such Person issued, incurred or assumed to finance all or part of the cost of acquiring any asset for such Person.

“Real Property Interests” has the meaning set forth in Section 7.1(j).

“Related Party” means, in respect of any Credit Party, (a) a Person which alone or in combination with others holds a sufficient number of securities or an Equity Interest or has contractual rights sufficient to affect materially the Control of such Credit Party, (b) a Person who beneficially owns, directly or indirectly, voting securities of such Credit Party or who exercises Control or direction over voting securities of such Credit Party or a combination of both carrying more than 10% of the voting rights attached to all voting securities of such Credit Party for the time being outstanding, (c) a director or senior officer of a Credit Party or Related Party of any Credit Party, or (d) an Affiliate of any of the foregoing.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, leeching or migration of any element or compound in or into the indoor or outdoor environment (including the abandonment or disposal of any barrels, tanks, containers or receptacles containing any Contaminant), or in, into or out of any vessel or facility, including the movement of any substance through the air, soil, subsoil, surface, water, groundwater, rock formation or otherwise.

“Relevant Jurisdiction” means, from time to time, any jurisdiction in which a Credit Party has property or assets, or in which it carries on business including each of the jurisdictions in which the Borealis Project is located.

“Repayment Date” means the last Business Day of each calendar month during the Repayment Period.

“Repayment Period” means: means:

(a)           if the full Commitment Amount is advanced on or prior to January 31, 2013, the twelve month period commencing with (and including) the thirteenth month following the date hereof; or

(b)            if the full Commitment Amount is not advanced on or prior to January 31, 2013, the period commencing with (and including) the thirteenth month following the date hereof, and terminating on the month in which the aggregate of the Monthly Repayment Figures used to calculate the Monthly Repayment Ounces payable under Section 3.1(a) is equal to the Total Advanced Amount.

By way of example, if on the last Business Day prior to the commencement of the Repayment Period, the Total Advanced Amount is $2,000,000, the Repayment Period would commence with the thirteenth month. On the thirteenth month, the Monthly Repayment Figure of 1,250,000 would be used to determine the Monthly Repayment Ounces due and owing under Section 3.1(a) for such month and the Monthly Repayment Figure of 750,000 (1,250,000 (13th month) + 750,000 (14th month) = 2,000,000) would be used to determine the Monthly Repayment Ounces due and owing under Section 3.1(a) for the fourteenth month following the Effective Date, after which the Repayment Period would be terminated.

 “Reporting Jurisdictions” means all of the jurisdictions in Canada in which the Borrower is a “reporting issuer”, including as of the date hereof, the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario.

“Secured Assets” means all of the assets now owned or hereafter acquired by the Borrower and/or each of the other Credit Parties and, without limitation, all personal property (including securities) and real property.

“Security” means, at any time, the Liens in favour of the Lender in the Secured Assets securing the Obligations.

“Security Agreements” means any security agreement or other Instrument by which the Lender obtains a Lien in or on any property or assets of a Credit Party to secure the Obligations (including the Borealis DOT), together with all amendments, modifications, supplements, extensions and restatements thereof in accordance with its terms.

“Security Documents” means the Borealis DOT and each of the other Security Agreements and any other security granted to the Lender by any Credit Party, as security for the payment and performance of the Obligations, in each case, with all modifications, supplements, amendments, extensions or restatements thereto or thereof in accordance with their respective terms, all schedules and exhibits attached thereto and all financing statements, personal property security act filings and other Instruments required to be filed or recorded or notices required to be given in order to authenticate and perfect the Liens created by the foregoing.

“Silver” means silver of a purity of at least 0.999 fine, and otherwise of grade and quality conforming to the stated requirements for good delivery by the London Bullion Market Association.

“Spot Price” means, in relation to any date, the lesser of (i) the average settlement per ounce price of Gold on the London Bullion Market Association, PM Fix (Bloomberg: GoldLNPM) for the previous thirty (30) trading days and (ii) the Prior Day Price for such date.

“Stated Maturity Date” means the last Business Day of the Repayment Period.

“Structuring Fee” means, collectively, the structuring fees described in Section 2.1(a) and 2.1(b).

“Subject Properties” means, collectively, all of the Owned Properties and Leased Properties (and includes each of the Mining Properties), and each individually a “Subject Property”.

“Subsidiaries” means the subsidiaries of a Credit Party.

“subsidiary” means with respect to any Person (the “parent”) at any date, (i) any corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all equity interests entitled to vote in the election of the board of directors thereof are, as of such date, held by the parent and/or one or more subsidiaries of the parent, (ii) any partnership, (x) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (y) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iii) any other Person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent.

“Taxes” has the meaning specified in Section 10.7(a).

“Total Advanced Amount” has the meaning ascribed to such term in the definition of “Monthly Repayment Figure”.

“TSX” means the Toronto Stock Exchange.

“Voting Shares” means shares of capital stock of any class of any corporation carrying voting rights under all circumstances, provided that, for the purposes of such definition, shares which only carry the right to vote conditionally on the happening of any event shall not be considered Voting Shares, whether or not such event shall have occurred, nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event.

“Warrants” has the meaning specified in Section 6.1(a)(xvii).

“Waste” means ashes, garbage and refuse and includes domestic waste, industrial waste, municipal refuse or such other wastes as are designated as such under any Environmental Law.

1.2  Other Usages.

References to “this Agreement”, “the agreement”, “hereof”, “herein”, “hereto” and like references refer to this Agreement and not to any particular Article, Section, Subsection, paragraph or other subdivision of this Agreement.  Any references herein to any agreements or documents shall mean such agreements or documents as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.

1.3  Gender and Number.

Any reference in the Credit Documents to gender includes all genders and words importing the singular number only include the plural and vice versa.

1.4  Headings, etc.

The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect the interpretation of this Agreement.

1.5  Currency.

All references in the Credit Documents to dollars, unless otherwise specifically indicated, are expressed in United States of America currency.

1.6  Meaning of certain terms

Any reference in this Agreement to:

(a)	a Default being “continuing” means that such Default has not been waived or remedied and an Event of Default being “continuing” means that such Event of Default has not been waived;

(b)
unless otherwise indicated, a “Credit Document” or any other agreement or instrument is a reference to that Credit Document or other agreement or instrument as amended, modified, novated, supplemented, extended or restated;

(c)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(d)	“knowledge” of any Person shall be deemed to mean such knowledge after due and diligent inquiry; and

(e)	“repay” (or any derivative form thereof) shall, subject to any contrary indication, be construed to include “prepay” (and, as the case may be, the corresponding derivative form thereof).

1.7  Certain Phrases, etc.

In any Credit Document (i) (x) the words “including” and “includes” mean “including (or includes) without limitation”, and does not create or denote a limitation, (y) the phrase “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of” and (z) the word “asset” includes present and future properties, revenues and rights of every description, and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

1.8  Accounting Terms.

All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP.

1.9  Incorporation of Schedules.

The schedules and exhibits attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.

1.10  Conflict.

The provisions of this Agreement prevail in the event of any conflict or inconsistency between its provisions and the provisions of any of the other Credit Documents.

1.11  Certificates.

Whenever the delivery of a certificate is a condition precedent to the taking of any action by the Lender or the occurrence of any event hereunder, the truth and accuracy of the facts and the diligent and good faith determination of the opinions stated in such certificate shall in each case be conditions precedent to have such action taken, and any certificate executed by any Credit Party shall be deemed to represent and warrant that the facts stated in such certificate are true and accurate in all respects.

ARTICLE 2
LOAN

2.1  Fees.

(a)	On the date hereof, the Borrower shall pay to the Lender a non-refundable cash structuring fee in an amount equal to *[REDACTED]% of the Commitment Amount .

(b)	On the date of each Advance, the Borrower shall pay to the Lender a non-refundable cash structuring fee in an amount equal to *[REDACTED]% of the amount of such Advance.

2.2  The Facility.

Subject to the terms and conditions hereof, the Facility shall be made available by the Lender to the Borrower by way of cash Advances.

2.3  Non Revolving.

The Facility is a non-revolving facility, and any repayment under the Facility shall not be reborrowed.

2.4  Borrowing Procedure.

The Borrower shall request the borrowing of an Advance by delivering to the Lender a written Borrowing Notice signed by the Borrower, which shall be delivered to the Lender by no later than 15 days (or such shorter period as may be agreed to by the Lender) prior to the date of the requested Advance.  Each Borrowing Notice shall be irrevocable and shall specify (i) that an Advance is requested by the Borrower, (ii) the date of the requested Advance (which shall be a Business Day not earlier than 15 days after delivery, or such earlier date as may be agreed to by the Lender), (iii) the aggregate principal amount of the Advance to be borrowed, (iv) the specific purposes to which the proceeds of such Advance shall be applied (as permitted by Section 2.5 below) by reference to specific applicable information and (v) such other information and certifications as set forth in the form of Borrowing Notice and as the Lender shall otherwise have reasonably requested.  Each submission of a Borrowing Notice by the Borrower to the Lender shall constitute a separate representation, warranty and covenant by the Borrower to use and apply the proceeds of the Advance solely as set forth in such Borrowing Notice.  Subject to the terms and conditions hereof, an Advance requested by the Borrower shall be made available by way of wire transfer or other electronic funds transfer of the applicable funds into the Borrower’s Account.  No Advance shall be advanced if a Default has occurred and is continuing or could result from such Advance (unless the Lender has waived in writing the relevant Default for the purpose of advancing the Advance).

2.5 `Use of Proceeds.

The Borrower shall solely use the proceeds from the Facility (i) to repay the Existing Notes and the Bridge Loan in full and (ii) to develop the Borealis Project.

2.6 `Lender’s Loan Records.

The Lender shall maintain accounts and records evidencing all Advances made hereunder and all payments received hereunder, which accounts and records shall constitute, in the absence of manifest error, prima facie evidence thereof.

ARTICLE 3
PROCEDURE AND PAYMENTS

3.1 `Payments.

(a)
On each Repayment Date, the Borrower shall either deliver the Monthly Repayment Ounces (relating to such Repayment Date) to the Lender’s Gold Account; or, if requested by the Lender, pay to the Lender the Cash Payment Amount (relating to such Repayment Date).

(b)	On each Interest Payment Date, the Borrower shall pay the Lender the Interest Payment Amount relating to the period ending on such Interest Payment Date.

(c)
The Borrower shall deliver all Monthly Repayment Ounces on or before the date when due, whether on a Repayment Date or by prepayment, by the delivery of physical ounces of Gold to the Lender at the Lender’s Gold Account, except as otherwise expressly provided herein; provided, that the Borrower, if requested by the Lender on one Business Day’s notice, shall pay to the Lender the Cash Payment Amount in Dollars.  The Borrower represents and warrants, and covenants and agrees, that all Gold delivered to the Lender as payment of any amount due hereunder shall be owned by the Borrower, with good and marketable title thereto, free and clear of all Liens and adverse claims of any nature or description, and upon delivery to the Lender’s Gold Account, the Borrower shall convey and transfer to the Lender good and marketable title thereto, free and clear of all Liens and adverse claims of any nature or description.  The Borrower agrees to convey and properly transfer all legal and beneficial right, interest and title in all Gold delivered to the Lender, and upon each delivery of Gold pursuant to this Agreement, all legal and beneficial right, title and interest in and to such Gold will pass irrevocably from the Borrower to the Lender free and clear of any Liens and adverse claims of any nature or description.  All costs, charges or expenses associated with the production, transport, refining, conveyance, transfer and delivery of any Gold by the Borrower to the Lender’s Gold Account shall be borne and paid by the Borrower.  Until delivery of Gold to the Lender’s Gold Account has occurred in accordance with the terms hereof, all costs of transport, warehousing (including insurance), storage, customs, export and import licences and Taxes and any other related costs and expenses shall be borne by the Borrower.  The Borrower will have and bear all risk of loss of, or damage to, any Gold to be delivered by the Borrower to the Lender pursuant hereto until such Gold has been deposited to the Lender’s Gold Account in accordance with the terms hereof, at which time the risk of loss or damage thereto shall transfer to the Lender.  The Lender shall have the right to reject any gold that does not conform to the definition of Gold, as defined herein.  Any rejected gold shall not be considered delivered by the Borrower and the payment amount associated therewith shall not be considered paid by the Borrower.  The Lender and the Borrower agree that any Gold which is delivered to the Lender at the Lender’s Gold Account in accordance with the provisions of this Section 3.1(c) shall not be required to be sold to the Lender in accordance with the provisions of the Gold and Silver Supply Agreement.

ARTICLE 4
PREPAYMENTS

4.1  Mandatory Prepayments.

The Borrower shall, and shall ensure that each Credit Party shall, prepay the Loan with the following amounts (each, a “Mandatory Prepayment Amount”) and at the following times:

(a)	the amount of all Disposal Proceeds, simultaneously upon receipt; and

(b)
the amount of all Insurance Proceeds received by or on behalf of any Credit Party, simultaneously upon receipt, other than Insurance Proceeds which the Borrower indicated to the Lender in writing, has been previously re-invested in replacement assets, and provided that such Insurance Proceeds are actually reinvested in such replacement assets within thirty days of receipt of such proceeds and such replacement assets are subject to perfected Liens with the Agreed Priority, failing which, all Advances shall immediately be prepaid in an amount equal to such Insurance Proceeds;

and together with any of the foregoing prepayments of the Loan under (a) or (b) above, the Borrower shall simultaneously pay the Lender any accrued and unpaid interest on any part of the Loan so prepaid together with all other fees, charges and costs and other amounts payable hereunder and on the day any such prepayment is made, the Loan shall be deemed repaid in an amount equal to the product of the Mandatory Prepayment Amount multiplied by *[REDACTED] (the “Discounted Prepayment Amount”) and, for the purpose of determining the remaining Monthly Repayment Ounces, the remaining Monthly Repayment Figures shall be reduced by the Discounted Prepayment Amount in a manner determined by the Lender, acting reasonably and in its sole discretion.  Promptly (and in any event within five Business Days) after such prepayment the Borrower shall deliver to the Lender a revised Schedule 1.1(b), showing the adjusted Monthly Repayment Figures, all in form and substance satisfactory to the Lender.  Furthermore, immediately and automatically upon such Disposal Proceeds or Insurance Proceeds first arising, the Commitment Amount shall be reduced by the Mandatory Prepayment Amount.

4.2  Change of Control.

In the event that a Change of Control occurs, the Lender may, in its sole discretion, by written notice to the Borrower, require the Borrower to repay the Loan in full.  If the Lender requires the Borrower to repay the Loan in full, the Borrower shall do so by paying to the Lender an amount in cash equal to the amount arrived at when (i) dividing the Full Prepayment Amount by the product of 0.80 multiplied by the Spot Price on the Business Day immediately preceding the day the Lender requires such prepayment and (ii) multiplying the result thereof by such Spot Price.  Together with the foregoing prepayment of the Loan, the Borrower shall simultaneously pay the Lender any accrued and unpaid interest on any part of the Loan so prepaid together with all other fees, charges and costs and other amounts payable hereunder.

4.3  Voluntary Prepayments.

(a)
The Borrower may prepay the Loan (in whole or in part) at any time on five Business Days prior written notice to the Lender (each, a “Prepayment Notice”) in accordance with the provisions of this Agreement.

(b)	The Borrower shall make such prepayment no later than five Business Days following delivery of the Prepayment Notice, together with all other costs, fees, interest payments or charges then due.

(c)
Each Prepayment Notice shall be irrevocable and shall state whether the prepayment contemplated therein is for the full amount outstanding hereunder or for a part of the amount outstanding hereunder.  In the event such prepayment is a partial prepayment, the Prepayment Notice shall stipulate the amount of such proposed prepayment (the “Partial Prepayment Amount”).  In any case, such prepayment shall be made as follows:

(i)
if such prepayment is of the entire outstanding amount of the Loan, the Borrower shall pay to the Lender an amount in cash equal to the amount arrived at when (i) dividing the Full Prepayment Amount by the product of *[REDACTED] multiplied by the Spot Price on the Business Day immediately preceding the date on which such prepayment is required to be made and (ii) multiplying the result thereof by such Spot Price; and *[REDACTED].

(ii)	if such prepayment is a partial prepayment of the outstanding amount of the Loan, the Borrower shall pay to the Lender an amount in cash equal to the Partial Prepayment Amount;

and together with any of the foregoing prepayments of the Loan under (c)(i) or (c)(ii) above, the Borrower shall simultaneously pay the Lender any accrued and unpaid interest on any part of the Loan so prepaid together with all other fees, charges and costs and other amounts payable hereunder and on the day any Partial Prepayment Amount is paid to the Lender, the Loan shall be deemed to be repaid in an amount equal to the product of such Partial Prepayment Amount multiplied by *[REDACTED] (the “Discounted Partial Prepayment Amount”) and, for the purpose of determining the remaining Monthly Repayment Ounces, the remaining Monthly Repayment Figures shall be reduced by the Discounted Partial Prepayment Amount in a manner determined by the Lender acting reasonably and in its sole discretion.  Promptly and (in any event, within five Business Days) after such partial prepayment, the Borrower shall deliver to the Lender a revised Schedule 1.1(b), showing the adjusted Monthly Repayment Figures, all in form and substance satisfactory to the Lender.  Furthermore, immediately and automatically upon such prepayment, the Commitment Amount shall be reduced to zero in the case of a repayment of the entire amount outstanding of the Loan or by the Partial Prepayment Amount in the case of a Partial Prepayment.

ARTICLE 5
PAYMENTS UNDER THIS AGREEMENT

5.1  Payments.

(a)
The Borrower shall make any payment required to be made by it to the Lender without set-off, deduction, withholding, or counterclaim or cross-claim, by, as the case may be: (a) delivering the amount of Gold that is then due to the Lender’s Gold Account or (b) depositing the Cash Payment Amount or other amount of cash then due (including with respect to each Interest Payment Amount) with the Lender, in each case by not later than 12:00 p.m. (Toronto time) on the date the payment is due, to an account designated by the Lender.

(b)
Unless otherwise expressly provided in this Agreement, the Lender shall make Advances and other payments to the Borrower under this Agreement by crediting the Borrower’s Account (or causing the Borrower’s Account to be credited) with the amount of the payment not later than 3:00 p.m. (Toronto time) on the date the payment is to be made.

(c)
Any prepayment under this Agreement shall be made together with payment of all interest and fees then due and payable and any and all other amounts which may then be due and payable under any other provision hereof.

(d)	The Lender and the Borrower acknowledge and agree that the payment of all amounts and costs payable hereunder and any further consideration to the Lender is a fair payment based on the business terms of this transaction.  Notwithstanding the foregoing, if any provision of this Agreement or any agreement related hereto (including any other Credit Document) would obligate any Credit Party to make any payment of interest or other amount payable to the Lender in an amount or calculated at a rate which would be illegal under Applicable Laws, or would result in a receipt by the Lender of interest at a criminal rate (as such terms are interpreted under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rate shall be adjusted to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Laws or so result in a receipt by the Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lender and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lender which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).

(e)	Whenever any payment or delivery to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be made on the preceding Business Day.

5.2  Computations of Interest and Fees.

All computations of interest and fees shall be made by the Lender on the basis of a year of 365 days taking into account the actual number of days (including the first day and the last day) occurring in the period for which such interest or fees are payable.

ARTICLE 6
CONDITIONS OF LENDING

6.1  Conditions Precedent to Initial Advance.

(a)
The obligation of the Lender to make the initial Advance hereunder is subject to the following conditions precedent being satisfied, fulfilled or otherwise met to the satisfaction of the Lender at the time such initial Advance is requested and made:

(i)
the representations and warranties made by the Credit Parties in the Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith, or therewith, shall be true and correct on and as of the date of such Advance as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date;

(ii)
no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to such Advance and the Lender has received a certificate of a senior financial officer of the Borrower so certifying to the Lender;

(iii)	immediately after giving effect to the making of any such Advance (and the application of the proceeds thereof), the aggregate sum of the Advances shall not exceed the Commitment Amount;

(iv)
there shall not exist any litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to any Credit Party or any of its Subsidiaries, or any Mining Property, which has had or could be expected to have, a Material Adverse Effect, or which could be expected to affect the legality, validity or enforceability of this Agreement or any other Credit Document, that has not been settled, dismissed, vacated, discharged or terminated;

(v)
the plaintiffs in the litigation matter 12 OC 00015 1B filed in the First Judicial Court of the State of Nevada in Carson City shall have executed and delivered a consent addressed to the Lender and the Borrower in form satisfactory to the Lender;

(vi)	no Material Adverse Effect shall have occurred and the Lender has not become aware of any facts which, in the Lender’s opinion, could have a Material Adverse Effect;

(vii)
each of the Security Documents has been duly executed and delivered by each party thereto and is in full force and effect enforceable against the Credit Parties, as applicable, in accordance with its respective terms;

(viii)	delivery of all discharges, subordination agreements, waivers and confirmations as may be required by the Lender;

(ix)	delivery of an irrevocable direction to pay with respect to the Advance;

(x)	all fees (including the Structuring Fee owing under Section 2.1) and all other costs and expenses and other amounts then payable under any of the Credit Documents have been paid in full;

(xi)
delivery of evidence that (i) the Lender is first loss payee and additional insured under the insurance policies of each of the Credit Parties in respect of the Borealis Project and (ii) such insurance policies are in compliance with Section 8.1(m);

(xii)
delivery of a solvency certificate from the chief financial officer or the chief executive officer of the Borrower in the form of Exhibit D, certifying that none of the Credit Parties (i) is legally prohibited or restricted from entering into and performing its obligations under the Credit Documents to which it is a party, (ii) is unable to pay its debts as they become due in the ordinary course of business, (iii) will be rendered insolvent by virtue of any Advance to be made hereunder, (iv) will be left with an unreasonably small amount of capital or (v) has incurred Debt which cannot be satisfied on a timely basis;

(xiii)
delivery of a certificate of an officer of the Borrower certifying that all necessary Authorizations relating to the development and operation of the Mining Properties have been obtained and none have been rescinded, cancelled or otherwise terminated in any respect;

(xiv)	evidence satisfactory to the Lender confirming the validity of the Security Documents and their application to the Loan and the Obligations as well as well as the validity and perfection of the Liens granted by such Security Documents with the Agreed Priority;

(xv)	the Lender shall have reviewed and approved the use of proceeds from the Advance, as such use of proceeds has been specified by the Borrower in the Borrowing Notice;

(xvi)
all conditions set forth in Section 2.4, Section 2.5 and this Section 6.1 shall have been, and shall remain, satisfied to the satisfaction of the Lender in its sole discretion and the Borrower’s delivery of a Borrowing Notice shall constitute the Borrower’s representation and warranty that all such conditions precedent have been, and remain, satisfied);

(xvii)
the Borrower shall have issued to the Lender 14,062,500 warrants all on terms and conditions satisfactory to the Lender, and for certainty, said warrants will be exercisable at an exercise price equal to $0.16(Canadian Dollars) and will have a term of three years (collectively, the “Warrants”) provided that the Lender shall have delivered to the Borrower an acknowledgement substantially in the form of Schedule 6.1(xvii);

(xviii)	the Borrower shall have received all regulatory approvals from the Exchange and any other necessary Authorization with respect to the issuance of the Warrants;

(xix)
a gold and silver supply agreement (in form and substance satisfactory to the Lender) between the Borrower and the Lender, permitting the Lender at its option, to purchase all of the Gold and Silver produced by the Borrower at any of its Mining Properties, shall have been fully executed and delivered to the Lender by the Borrower and each of the other Credit Parties as necessary (the “Gold and Silver Supply Agreement”);

(xx)	receipt by the Lender of the following documents, each in full force and effect, and in form and substance satisfactory to the Lender:

(A)	a Borrowing Notice requesting such Advance duly executed by the Borrower;

(B)
all data, reports, maps, surveys, financial statements, Instruments and other information requested by the Lender, prior to the date of this Agreement, for its due diligence, including searches of all Lien filings, registrations and records deemed necessary by the Lender, and copies of any documents, filings and Instruments on file in such jurisdictions, shall have been provided, and the Lender shall have completed its technical, legal, financial, permitting, environmental and other due diligence investigation of the Credit Parties and the Mining Properties in scope, and with results, satisfactory to the Lender;

(C)	executed copies of the Credit Documents, including this Agreement and the Security Documents, together with any filings or other Instruments for filing or registration or notarization thereof, notices with respect thereto or other Instruments determined by the Lender to be necessary or desirable to establish and perfect the Liens established pursuant to the Security Documents;

(D)	certificates of status or other similar type of evidence for each Credit Party from all Relevant Jurisdictions;

(E)	certified copies of the Constating Documents of each of the Credit Parties;

(F)	certified copies of all Material Contracts;

(G)
a certified copy of the directors’ resolutions of each of the Credit Parties with respect to the authorization, execution and delivery of the Credit Documents, to which each is a party, being delivered in connection herewith;

(H)	a certificate of an officer of each Credit Party certifying the names and the true signatures of the officers authorized to sign the Credit Documents;

(I)	satisfactory searches of all mineral rights and other interests of the Borrower in respect of the Mining Properties;

(J)
opinions of the counsel to each of the Credit Parties relating to, among other things, (i) the subsistence of each of the Credit Parties, (ii) the due authorization, execution, delivery and enforceability of the Credit Documents, (iii) the creation, perfection and registration of the Liens under the Security Documents, and (iv) the Warrants;

(K)	releases, discharges and postponements (in registrable form where appropriate) covering Liens affecting any of the Secured Assets which are not Permitted Liens, if any;

(L)
a title report of the Borrower’s counsel with respect to the Borealis Project, as at March 12, 2012 and dated April 6, 2012 or such other date as the Lender may require and addressed to the Lender in form and substance reasonably acceptable to the Lender;

(M)	accurate and complete copies of the most recent consolidated financial statements of the Borrower, including the accounts of the Guarantor;

(N)	all regulatory approvals to the transactions contemplated within each of the Credit Documents; and

(O)	such other documents, certificates, opinions and agreements which the Lender may reasonably request;

(xxi)	the Lender shall have completed and be satisfied with its financial, business, environmental, tax and other due diligence review of each of the Credit

Parties, including, without limitation, its review of feasibility studies, mine plans, budgets, pro forma financial statements and all Material Contracts and other documents in respect of the Borealis Project;

(xxii)	all Authorizations of Governmental Entities and/or any other Persons required in connection with this Agreement and the other Credit Documents shall have been obtained and remain in effect;

(xxiii)
each Credit Party has performed and complied with all agreements and conditions herein and in the other Credit Documents required to be performed and complied with on or prior to the date of the proposed Advance, except those agreements and conditions waived by the Lender; and

(xxiv)
evidence that all Liens created pursuant to the Security Documents have been duly perfected and registered in all Relevant Jurisdictions and any other relevant jurisdiction as required by the Lender and the Lender’s Counsel.

Each Borrower request for an Advance shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Advance that the applicable conditions in paragraph (a) above, have been, and remain satisfied.

6.2  Conditions Precedent to Each Advance.

The obligation of the Lender to make any Advance hereunder is subject to the following conditions precedent being satisfied, fulfilled or otherwise met to the satisfaction of the Lender at the time such Advance is requested and made:

(a)
the representations and warranties made by the Credit Parties in the Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith, or therewith, shall be true and correct on and as of the date of such Advance as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date;

(b)
no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to such Advance and the Lender has received a certificate of a senior financial officer of the Borrower so certifying to the Lender;

(c)	immediately after giving effect to the making of any such Advance (and the application of the proceeds thereof), the aggregate sum of the Advances shall not exceed the Commitment Amount;

(d)
there shall not exist any litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to any Credit Party or any of its Subsidiaries, or any Mining Property, which has had or could be expected to have, a Material Adverse Effect, or which could be expected to affect the legality, validity or enforceability of this Agreement or any other Credit Document, that has not been settled, dismissed, vacated, discharged or terminated;

(e)	no Material Adverse Effect shall have occurred and the Lender has not become aware of any facts which, in the Lender’s opinion, could have a Material Adverse Effect;

(f)	delivery of an irrevocable direction to pay with respect to the Advance;

(g)	all fees (including the Structuring Fee) and all other costs and expenses and other amounts then payable under any of the Credit Documents have been paid in full;

(h)
delivery of a solvency certificate from the chief financial officer or the chief executive officer of the Borrower in the form of Exhibit D, certifying that none of the Credit Parties (i) is legally prohibited or restricted from entering into and performing its obligations under the Credit Documents to which it is a party, (ii) is unable to pay its debts as they become due in the ordinary course of business, (iii) will be rendered insolvent by virtue of any Advance to be made hereunder, (iv) will be left with an unreasonably small amount of capital or (v) has incurred Debt which cannot be satisfied on a timely basis;

(i)
delivery of a certificate of an officer of the Borrower certifying that all necessary Authorizations relating to the development and operation of the Mining Properties have been obtained and none have been rescinded, cancelled or otherwise terminated in any respect;

(j)	the Lender shall have reviewed and approved the use of proceeds from the Advance, as such use of proceeds has been specified by the Borrower in the Borrowing Notice;

(k)
all conditions set forth in Section 2.4, Section 2.5 and this Section 6.2 shall have been, and shall remain, satisfied to the satisfaction of the Lender in its sole discretion and the Borrower’s delivery of a Borrowing Notice shall constitute the Borrower’s representation and warranty that all such conditions precedent have been, and remain, satisfied);

(l)	each Advance shall be in an amount not less than $*[REDACTED];

(m)	no Advance shall be requested or proposed to be made later than *[REDACTED];

(n)	receipt by the Lender of the following documents, each in full force and effect, and in form and substance satisfactory to the Lender:

(A)	a Borrowing Notice requesting such Advance duly executed by the Borrower; and

(B)	certificate of status or other similar type of evidence for each Credit Party from all Relevant Jurisdictions.

6.3 Waiver.

The conditions in Section 6.1 and Section 6.2 are inserted for the sole benefit of the Lender and may be waived by the Lender, in whole or in part, with or without conditions, as the Lender may determine in its sole and absolute discretion.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

7.1  Representations and Warranties.

Each of the Credit Parties, for itself and on behalf of each of its Subsidiaries, hereby represents and warrants to the Lender, acknowledging and confirming that the Lender is relying on such representations and warranties without independent inquiry in entering into this Agreement and advancing any Advance that:

(a)
Incorporation and Qualification.  The Borrower is a corporation duly incorporated, organized and validly existing pursuant to the laws of the State of Nevada.  Each other Credit Party is a corporation duly incorporated, organized and validly existing under the laws of its jurisdiction of incorporation as set forth in Schedule 7.1(a).  Each of the Credit Parties is qualified, licensed or registered to carry on business under the Applicable Laws in all jurisdictions in which such qualification, licensing or registration is necessary.

(b)
Corporate Power.  Each of the Credit Parties has all requisite corporate power and authority to (i) own, lease and operate its properties and assets (including the Mining Properties) and to carry on its business as now being conducted by it and (ii) enter into and perform its obligations under the Credit Documents to which it is a party.

(c)
Conflict with Other Instruments.  The execution and delivery by the Credit Parties and the performance of its obligations under, and compliance with the terms, conditions and provisions of, the Credit Documents to which they are a party, will not (i) conflict with or result in a breach of any of the terms or conditions of (w) its Constating Documents, (x) any Applicable Law, (y) any Instrument or contractual restriction binding on or affecting it or its properties, or (z) any judgment, injunction, determination or award which is binding on it or (ii) result in, require or permit (x) the imposition of any Lien in, on or with respect to any of its assets or properties (except in favour of the Lender), (y) the acceleration or the maturity of any Debt binding on or affecting any Credit Party or (z) any third party to terminate or acquire material rights under any Material Contract.

(d)
Corporate Action, Governmental Approvals, etc.  The execution and delivery of each of the Credit Documents by each Credit Party and the performance by each Credit Party of its obligations under the Credit Documents, have been duly authorized by all necessary corporate action including, without limitation, the obtaining of all necessary shareholder consents.  No authorization, consent, approval, registration, qualification, designation, declaration or filing with any Governmental Entity or other Person is or was necessary in connection with the execution, delivery and performance of the obligations under the Credit Documents except as are in full force and effect, unamended, at the date of this Agreement.

(e)
Execution and Binding Obligation.  This Agreement and the other Credit Documents have been duly executed and delivered by each of the Credit Parties which is a party thereto and constitute legal, valid and binding obligations of such Credit Party enforceable against it in accordance with their respective terms, subject only to any limitation under Applicable Laws relating to (i) bankruptcy, insolvency, arrangement or creditors’ rights generally and (ii) the discretion that a court may exercise in the granting of equitable remedies.

(f)	No Default or Event of Default. No Default or Event of Default has occurred which is continuing.

(g)
All Authorizations Obtained and Registrations Made.  The Security Documents are effective to create in favour of the Lender, legal, valid and perfected Liens in the Agreed Priority in the Collateral and the proceeds thereof enforceable against third parties and any trustee in bankruptcy and/or any other similar official. All Authorizations and registrations necessary or of advantage to permit each Credit Party to (i) execute, deliver and perform each Credit Document to which it is a party, (ii) create senior first priority perfected Liens (enforceable against third parties and any trustee in bankruptcy and/or any other similar official) in the Collateral and the proceeds thereof, (iii) consummate the transactions contemplated by the Credit Documents, (iv) own its undertaking, property and assets and (v) carry on its business (including Authorizations and registrations necessary or of advantage to permit the Credit Parties to carry on the Business), have been obtained or effected and are in full force and effect.  Each Credit Party is in compliance with the requirements of all such Authorizations and registrations and there are no investigations or proceedings existing, pending or, to the knowledge of any of the Credit Parties, threatened which could result in the revocation, cancellation, suspension or any adverse modification of any of such Authorizations or registrations.  The Security Documents constitute a fully perfected security interest or fixed charge on all right, title and interest of each Credit Party in the assets and/or property described therein as security for the obligations specified therein in each case prior and superior in right to any other Person, with the Agreed Priority.

(h)
Compliance with Contracts.  The Credit Parties are in compliance with, and have at all times complied with, each of the contractual obligations (including those under each Material Contract) owing by each of them to its customers, suppliers and other Persons.  No contract or other Instrument to which a Credit Party is a party is in default nor has any counterparty thereto claimed or asserted a default or breach thereof, except as disclosed in Schedule 7.1(h).

(i)
Material Contracts.  Each Material Contract has been duly executed and delivered by each Credit Party and each other Person party thereto and constitutes a legal, valid and binding obligation of such Credit Party and the counterparty thereto enforceable against it in accordance with its respective terms, subject only to any limitation under Applicable Law relating to (i) bankruptcy, insolvency, arrangement or creditors’ rights generally and (ii) the discretion that a court may exercise in the granting of equitable remedies.  Each Material Contract is in full force and effect and no default on the part of any party thereto has occurred thereunder.  All Authorizations necessary to permit each party to perform its obligations under each Material Contract and consummate the transactions contemplated thereby are and will continue to be in full force and effect and there are no investigations or proceedings existing, pending or threatened which could result in the revocation, cancellation, suspension or adverse modification of any such Authorization.

(j)	Title; Liens.

(i)
Schedule 7.1(j) accurately and completely sets forth and describes all real property owned, held or controlled by the Credit Parties and located in the United States of America, including any fee interests, patented mining claims, unpatented mining claims, unpatented millsite claims, leases and other real property interests;

(ii)
Borealis Mining Company is the exclusive owner or lessee of, and has good title to the unpatented mining claims  and millsite claims set forth in Schedule 7.1(j), which ownership and title is, subject to Permitted Liens and to the matters disclosed on Schedule 7.1(j), superior and paramount to any adverse claim or right of title which may be rightly asserted, and subject further only to the paramount title of the United States and to the rights, if any, of third parties to the lands within such unpatented mining claims pursuant to the Multiple Mineral Development Act of 1954 and the Surface Resources and Multiple Use Act of 1955;

(iii)
With respect to the unpatented mining claims and unpatented millsite claims listed on the attached Schedule 7.1(j), except as disclosed in Schedule 7.1(j): (A) Borealis Mining Company is in exclusive possession thereof, free and clear of all Liens, claims, encumbrances or other burdens on production, other than Permitted Liens; (B) all such claims were located, staked, filed and recorded on available public domain land in compliance with all applicable state and federal laws and regulations; (C) assessment work, intended in good faith to satisfy the requirements of state and federal laws and regulations and generally regarded in the mining industry as sufficient, was timely and properly performed on or for the benefit of the claims, and affidavits evidencing such work were timely recorded; (D) claim rental and maintenance fees required to be paid under federal law in lieu of the performance of assessment work, in order to maintain the claims have been timely and properly paid, and affidavits or other notices evidencing such payments as required under federal or state laws or regulation have been timely and properly filed and recorded; (E) all filings with the Bureau of Land Management with respect to such claims which are required under the Federal Land Policy and Management Act of 1976 have been timely and properly made; and (F) there are no actions or administrative or other proceedings pending or to the best of the Borrower’s knowledge threatened against or affecting any of the claims.  In addition, with respect to each of the unpatented mining claims listed on Schedule 7.1(j), the Borrower represents that, to its knowledge, such unpatented mining claims have been relocated or remonumented as necessary, and that evidence of such relocation or remonumentation has been timely and properly recorded, all in compliance with the provisions of N.R.S. Chapter 517;

(iv)	Except as disclosed in Schedule 7.1(j), Borealis Mining Company has valid and effective rights to its leased property, free and clear of Liens, except for Permitted Liens;

(v)	All taxes, charges, rates, levies and assessments that, if unpaid, would create a Lien or charge on any Mining Properties or any portion thereof, have been fully paid in full and will be paid in full;

(vi)
All contractors, subcontractors, agents and other Persons providing services, materials or labour on or for the benefit of any Mining Properties have been paid in a timely manner for all work performed or services, goods or labour provided, on or with respect thereto; and

(vii)
The Security Documents create, or upon their execution and delivery will create, valid and effective Liens in and on the Collateral purported to be covered thereby, which Liens are currently (or will be upon the filing of appropriate Instruments with appropriate Governmental Entities) perfected Liens with the Agreed Priority.

(k)
Ownership of Subject Properties.  None of the Borrower or any of the other Credit Parties (i) owns any real property other than the Owned Properties, (ii) is bound by any agreement to own or lease any real property other than the Leases or (iii) has leased any of its Mining Properties.

(l)	Leased Properties. Each Lease is in good standing and all amounts owing under each Lease have been paid by each Credit Party, as applicable, except as disclosed in Schedule 7.1(l).

(m)
Work Orders.  There are no outstanding work orders, enforcement orders, compliance orders or other similar notices or requirements by or from a Governmental Entity relating to any of the Subject Properties, nor does any of the Credit Parties have notice of any possible impending or future work order, enforcement order, compliance order or other similar notice or requirement.

(n)
Expropriation.  No part of any of the Subject Properties or the Buildings and Fixtures located on the Subject Properties has been subject to an Expropriation Event, no written notice or proceeding in respect of an Expropriation Event has been given or commenced, nor is any Credit Party aware of any intent or proposal to give any such notice or commence any such proceedings.

(o)
Encroachments.  The Buildings and Fixtures located at each of the Subject Properties are located entirely within such Subject Property and are in conformity with all Applicable Laws, including zoning, building, and set-back codes and coverage requirements.  There are no encroachments upon any of the Subject Properties.

(p)
Compliance with Laws.  Each Credit Party is in compliance in all respects with all Applicable Laws.  Each of the Subject Properties has been used, explored and operated by the Credit Parties in compliance in all respects with all Applicable Laws.

(q)	No Default. None of the Credit Parties is in violation of any of its Constating Documents or any shareholders’, partnership, joint venture or similar agreement applicable to it.

(r)
No Material Adverse Agreements.  None of the Credit Parties is a party to any agreement or instrument with any Person other than the Lender or subject to any restriction (including any restriction set forth in its Constating Documents or any shareholders’, partnership, joint venture or similar agreement applicable to it) which has, had or, to the best of its knowledge, may have, a Material Adverse Effect.

(s)	Environmental Compliance.

(i)	The Mining Properties have been owned, developed, operated, leased, reclaimed and utilized in compliance with all Applicable Laws, including Environmental Laws.

(ii)
There are no outstanding or pending consent decrees, clean-up orders, mitigation orders, compliance orders, remediation orders or other orders, decrees, judgments or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Mining Property.

(iii)
No Credit Party or any Subsidiary thereof has received any written or actual notice of any violation, alleged violation, non-compliance, investigation, liability or potential liability or request for information, with respect to Environmental Law, Hazardous Material or other environmental matter with regard to any Mining Property, nor does any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(iv)
With respect to the Mining Properties, there have been no past, and there are no pending or threatened, lawsuits, claims, complaints, injunctions, or any other governmental or judicial actions or proceedings with respect to any alleged violation of any Applicable Laws, including Environmental Laws, or any Release or alleged Release of any Hazardous Material.

(t)
Pension Plans.  None of the Credit Parties maintains any Pension Plan.  No Credit Party has incurred any liability pursuant to Title I or IV of ERISA or Chapter 42 of the Code, and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Credit Party, or in the imposition of any Lien on any of the rights, properties or assets of a Credit Party in either case pursuant to Title I or IV of ERISA or Chapter 43 or Section 401(a)(29) or 412 of the Code.

(u)
Labour Matters.  There are no existing or threatened strikes, lock outs or other disputes relating to any collective bargaining agreement to which any Credit Party is a party.  No Credit Party is subject to, or party to, a collective bargaining agreement with respect to any employees.

(v)
Books and Records.  All books and records of the Credit Parties have been fully, properly and accurately kept and completed and there are no inaccuracies or discrepancies of any kind contained or reflected therein.  Each of the Credit Parties’ books and records and other data and information are available to it in the ordinary course of its business.

(w)
Tax Liability.  Each of the Credit Parties has filed all tax and information returns which are required to be filed.  Each of the Credit Parties has paid all Taxes, interest and penalties, if any, which have become due pursuant to such returns or pursuant to any assessment received by it other than those in respect of which liability based on such returns is being contested in good faith and by appropriate proceedings where adequate reserves, satisfactory to the Lender, have been established in accordance with GAAP.  Adequate provision for payment has been made for Taxes not yet due.

There are no tax disputes existing or pending involving any of the Credit Parties or the Business.

(x)	Corporate Structure. At the date of this Agreement:

(i)
Schedule 7.1(x) shows, for each Credit Party, its name, its type of organization, its organizational identification number, if any, its authorized and issued Equity Interests, and the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests.

(ii)	Except as disclosed on Schedule 7.1(x), none of the Credit Parties own any Equity Interests.

(iii)
Except as disclosed on Schedule 7.1(x), in the five years preceding the Effective Date, none of the Credit Parties has acquired any substantial assets from any other Person or been party to any merger, amalgamation, reorganization, combination or similar transaction.

(iv)	Each Credit Party has good title to all Equity Interests in each Subsidiary of such Credit Party, and all such Equity Interests are duly issued, fully paid and non-assessable.

(v)
There are no outstanding warrants, options or other agreements which require or may require the issuance of any Equity Interests of any of the Credit Parties or the issuance of any Debt or securities convertible into Equity Interests of any of the Credit Parties and there are no outstanding debt or securities convertible into Equity Interests of any of the Credit Parties.

(vi)	Except as disclosed on Schedule 7.1(x), none of the Credit Parties are, directly or indirectly, a member of, or a partner or participant in, any partnership, joint venture or syndicate.

(y)
Subsidiaries, etc.  Each of the Credit Parties is a corporation.  Except as disclosed on Schedule 7.1(y), none of the shareholders of the Credit Parties are party to any shareholders’, voting or other agreement relating to shares of any of the Credit Parties owned by such shareholder.

(z)
Financial Statements.  The March 31, 2011 annual audited financial statements of the Borrower, copies of which have been furnished to the Lender prior to the date hereof, fairly present the financial position of the Borrower at such date and the results of the operations and changes in financial position of the Borrower for such period, all in accordance with GAAP.

(aa)
Debt.  No Credit Party has any Debt except Permitted Debt.  There exists no default (howsoever described) under the provisions of any Instrument evidencing such Debt or of any agreement relating thereto.

(bb)	Insurance. The Credit Parties maintain insurance of types and in amounts which are customarily maintained by other companies applying Prudent Mining Industry.

Practices, and the Credit Parties otherwise have and maintain insurance for each of its respective businesses and the Mining Properties in compliance with Section 8.1(m).

(cc)
No Litigation.  Other than as disclosed in Schedule 7.1(cc), there are no actions, suits or proceedings pending, taken or, to the knowledge of any of the Credit Parties, threatened before or by any Governmental Entity or by or against any elected or appointed public official or Person in any jurisdiction which (i) challenges, or threatens, the validity or propriety of the transactions contemplated under the Credit Documents or the documents, instruments and agreements executed or delivered in connection therewith or related thereto, (ii) alleges the violation of any Applicable Law, (iii) involves any Material Contract, (iv) challenges or threatens the validity of all or any portion of any of the Subject Properties or any Credit Party’s legal interest or claim thereto or (v) could reasonably be expected to result, either in any case or in the aggregate, in a Material Adverse Effect.

(dd)	Schedule Disclosure. At the date of this Agreement:

(i)
Schedule 7.1(dd) is a list of all jurisdictions (or registration districts within such jurisdictions) in which each Credit Party (i) has its chief executive office, head office, registered office and chief place of business, (ii) carries on business, (iii) has any account debtors or (iv) stores any tangible personal property (except for goods in transit in the ordinary course of business).

(ii)	Schedule 7.1(dd) is a list of all Authorizations which are material or necessary to any of the Credit Parties, the Business or the ownership, management and operation of any of the Mining Properties.

(iii)	Schedule 7.1(dd) is a list of all trademarks, trade names, copyrights and patents (and the registration particulars thereof) which are material or necessary to any the Credit Parties or the Business.

(iv)
Schedule 7.1(dd) contains a list of all agreements, contracts or similar Instruments to which a Credit Party is a party or to which any of their property or assets could be subject, for which breach, non-performance, cancellation or failure to renew could have a Material Adverse Effect.

(v)	Schedule 7.1(dd) shows the complete bank account details for each of the Credit Parties.

(ee)	Insolvency. No Credit Party has:

(i)	not generally paid its Debts as they become due;

(ii)	admitted its inability to pay its Debts generally;

(iii)	made a general assignment for the benefit of creditors;

(iv)	committed an act of bankruptcy within the meaning of any Bankruptcy Laws;

(v)	instituted any proceedings, or had instituted any proceedings against it (x) seeking to adjudicate it a bankrupt or insolvent, (y) seeking liquidation,

winding-up, reorganization, compromise, arrangement, adjustment, protection, relief or composition of it or of its Debts under any Bankruptcy Laws or (z) seeking the appointment of a receiver, manager, receiver and manager, trustee, custodian or other similar official for it or for any part of its undertaking, property or assets; or

(vi)	taken any corporate action to authorize any of the actions set forth above in this Section 7.1(ee).

(ff)
No Liabilities.  Except as reflected or reserved against in the Borrower’s audited balance sheet and financial statements for the Financial Year ending March 31, 2011 or the Borrower’s quarterly report in form 10-Q for the interim period ending December 31, 2011 (provided a copy of such report has been delivered to the Lender prior to the date hereof), none of the Credit Parties has liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for current liabilities incurred in the ordinary course since December 31, 2011.

(gg)
Broker’s Fees. No broker’s or finder’s fee or commissions will be payable by reason of any action of any of the Credit Parties with respect to any of the transactions contemplated by the Credit Documents.

(hh)
Counter-Terrorism Regulations and Anti-Money Laundering.  Each of the Credit Parties is and shall remain in compliance with all applicable economic sanctions laws and all applicable anti-money laundering and counter-terrorism financing laws, including the provisions of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada), the United Nations Act (Canada), the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, the Patriot Act (United States) and other Applicable Laws relating to “know your customer” and anti-money laundering rules and regulation which apply to it.  None of the Credit Parties is (i) a Person designated by any Governmental Entity as being on any list set out in the United Nations, Al-Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism or the Criminal Code (collectively, the “Terrorist Lists”) with which a Person cannot deal with or otherwise engage in business transactions, (ii) a Person who is otherwise the target of the sanctions of any Governmental Entity or (iii) controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on any Terrorist List or a foreign government that is the target of economic sanctions of any Governmental Entity such that the entry into, or performance under, this Agreement or any other Credit Document would be prohibited under Applicable Law.  No part of the proceeds of any Advance will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Applicable Law.

(ii)	No Cease Trade Orders. No order or ruling suspending the sale or ceasing the trading in any securities of any of the Credit Parties has been issued by any securities regulatory authority or, the best knowledge of the Credit Parties, is pending, contemplated or threatened by any securities regulatory authority.

(jj)	Affiliate Transactions. The Credit Parties are not conducting, permitting or suffering to be conducted, any transaction with any Affiliate.

(kk)
Operation of Mining Properties.  The Credit Parties have heretofore made available to the Lender all feasibility studies and geological, reserve, resource, metallurgical, engineering and financial data and evaluations of each Mining Property prepared by, or for the benefit of, any Credit Party or otherwise in the possession of or available to any Credit Party.  The Credit Parties are not aware of any inaccuracy or omission in such information which has not been disclosed to the Lender in writing.

(ll)
Project Permits.  The Credit Parties possess all Authorizations of Governmental Entities which are necessary to develop, operate and mine the Mining Properties and to undertake and conduct the business of the Credit Parties or any Subsidiary thereof as it is currently being conducted.  Each Authorization held by any of the Credit Parties as at the date hereof is identified in Schedule 7.1(ll) hereto (collectively, the “Project Permits”).  The Credit Parties have obtained and hold all Project Permits necessary to conduct mining operations at each of the Mining Properties and all such Project Permits are in full force and effect in accordance with their terms, free of default.  All Project Permits necessary to develop, build and operate each of the Mining Properties and the Mill have been obtained and are in full force and effect in accordance with their terms, free of default, and no written notice alleging a breach or default under any of the Project Permits or challenging or questioning the validity of any such Project Permit has been delivered, except to the extent disclosed to the Lender in Schedule 7.1(ll).  The Credit Parties have sufficient, legally-enforceable rights of access, entry and egress to and from the Mining Properties and the Mill, including rights sufficient to develop and operate the Mining Properties and the Mill.

(mm)
Disclosure.  All forecasts, projections and other information supplied to the Lender were prepared in good faith and adequately disclose all relevant assumptions, are true and accurate in all respects, and were based on fair assumptions.  There is no fact known to any Credit Party which could have a Material Adverse Effect and which has not been fully disclosed to the Lender.  None of the representations or warranties made by the Credit Parties in the Credit Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any written exhibit, report, statement or certificate furnished by or on behalf of the Credit Parties in connection with the Credit Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

(nn)
Authorization re Issuance of Securities. The Borrower has taken all the corporate steps necessary to duly authorize all matters in connection with the issuance of the Warrants and for that reason has the power and authority to create, issue and deliver the Warrants in favour of the Lender and, upon issuance and exercise, shall deliver validly issued, fully paid and non-assessable common shares in the capital of the Borrower, subject to Applicable Securities Legislation hold periods. The Borrower has complied, and will comply, with all Applicable Securities Legislation in the course of its affairs and particularly in connection with the issuance of the Warrants, including, but not limited to, receiving the conditional approval of the Exchange (on or before the Effective Date) with respect to the listing of the common shares issuable upon exercise of the Warrants, which approval shall be obtained without a prospectus provided that:

(i)	the Borrower is a reporting issuer under Applicable Securities Legislation in at least one of the Reporting Jurisdictions and its common shares are listed for trading on the TSX;

(ii)
the Borrower has complied and will comply with all Applicable Laws and regulations, including Applicable Securities Legislation and the rules and policies of the TSX in connection with the issuance of the Warrants;

(iii)
the Borrower is not in default of any Applicable Securities Legislation or the TSX rules or policies nor is it included in a list of defaulting reporting issuers maintained by any securities commissions where the Borrower is a reporting issuer or other securities regulatory authorities in the provinces and territories of Canada;

(iv)
no order ceasing, halting or suspending trading or prohibiting the sale of common shares has been issued to and is outstanding against the Borrower or its directors, officers or promoters and, to the best of the Borrower’s knowledge, no investigation or proceedings for such purposes are pending or threatened;

(v)	the Borrower has complied with all the requirements of National Instrument 43-101, including, without limitation, with respect to the preparation and filing of any technical reports; and

(vi)	upon delivery, the Warrants are duly and validly issued.

7.2  Survival of Representations and Warranties.

The representations and warranties in this Agreement and in any certificates or documents delivered to the Lender in connection therewith shall not merge in or be prejudiced by, and shall survive, any Advance and shall continue in full force and effect so long as any amount is owing by the Borrower to the Lender under this Agreement.

ARTICLE 8
COVENANTS OF THE BORROWER

8.1  Affirmative Covenants.

Until the full and final payment and performance of the Obligations and the termination of this Agreement, the Borrower shall, and (as the case may be) each of the other Credit Parties shall, perform all covenants in this Section 8.1:

(a)	Financial Statements, Reports and Other Information. Deliver to the Lender, or cause to be delivered to the Lender:

(i)
as soon as practicable and in any event within 60 days after the end of each Financial Quarter of each Financial Year, (A) the Borrower’s unaudited quarterly financial statements for such Financial Quarter, prepared in accordance with GAAP and TSX rules and regulations and (B) together with each such delivery of financial statements pursuant to this paragraph, a duly completed and executed Compliance Certificate relating thereto;

(ii)
as soon as practicable and in any event within 120 days after the end of each Financial Year, (A) the annual audited financial statements of the Borrower for such Financial Year prepared in accordance with GAAP and TSX rules and regulations and (B) together with each such delivery of financial statements pursuant to this paragraph, a duly completed and executed Compliance Certificate relating thereto;

(iii)
as soon as practicable, such other information in the possession of any Credit Party with respect to its financial condition, business and/or operations including copies of all financial statements, proxy statements, material reports and other material disclosure information which any Credit Party shall send or make available to any of its shareholders or which it is required or elects to file with any Governmental Entity;

(iv)
as soon as practicable but no later than 10 days after the end of each calendar month, the Credit Parties shall submit to the Lender a written report concerning its business and activities, the Borealis Project and the other Mining Properties and all activities and occurrences with respect thereto during the preceding calendar month and shall include a summary description of actions taken with respect to the Borealis Project, and the other Mining Properties, a description of actual expenditures (as compared to the budgeted expenditures) and such other data and information requested by the Lender, with such monthly report to be delivered in form and substance acceptable to the Lender.  All such reports, descriptions, data and other information provided by the Credit Parties shall be true, complete and accurate in all respects.  No such report, description, data or other information shall contain any misstatement of fact or omit to state a material fact, and all projections contained in any such reports, certificates, status updates and otherwise shall be based on information which, when delivered, was true, correct and complete in all respects and shall fairly present such Credit Party’s then current estimate of its future business, operations and affairs; the Credit Parties shall provide the foregoing certification in writing upon delivery of any report, certificate, status update or other information and shall be deemed to have done so to the extent that any Credit Party fails to provide written certification thereof; and

(v)
promptly after receiving a request from the Lender, such other certificates, reports, status updates, data and information respecting the condition or operations (financial or otherwise) of any Credit Party and the Borealis Project as the Lender may from time to time request, with the same to be delivered in form and substance acceptable to the Lender.  All such other certificates, reports, status updates, data and information delivered to the Lender shall be true, complete and accurate in all respects.

(b)
Notice of Litigation.  Give notice to the Lender as soon as it becomes aware of the commencement of any action, litigation, proceeding, arbitration, investigation, grievance or dispute affecting any Credit Party, any Mining Property, any Material Contract or any Affairs of a Credit Party, together with copies of the court filings or other documents associated therewith.

(c)	Notice of Default. Give notice to the Lender as soon as it becomes aware of any Default or Event of Default or any event or circumstance which could have a Material Adverse Effect.

(d)
Notice of Environmental Matters.  Promptly after the filing or receipt thereof, copies of (i) all new Project Permits, together with a description thereof and (ii) all notices with or from any Governmental Entity or any other Person alleging noncompliance with or violation of any Environmental Law or Project Permit and any correspondence in response thereto.

(e)	Corporate Existence. Preserve and maintain its corporate existence.

(f)	Compliance with Laws, etc. Comply, and shall cause each of its Subsidiaries, agents and third party contractors to comply with, all Applicable Laws.

(g)
Comply with Environmental Laws.  Own, operate and manage its business and the Mining Properties in compliance with all Applicable Laws, including Environmental Laws, and each Credit Party shall, and shall cause its agents and third party contractors to (i) manage and operate the Mining Properties and the Business in compliance with all Environmental Laws, (ii) maintain all Authorizations and make all registrations required under all Environmental Laws in relation to the Mining Properties and the Business and remain in compliance therewith, (iii) store, treat, transport, generate, otherwise handle and dispose of all Hazardous Materials and Waste owned, managed or controlled by any of the Credit Parties in compliance with all Environmental Laws and (iv) comply with all recommendations contained in any environmental impact assessment.

(h)
Conduct of Operations and Maintenance of Properties.  Engage solely in the business of developing and operating the Mining Properties, and other prospective mining projects, and in activities incidental thereto, in accordance with Prudent Mining Industry Practices.  The Credit Parties shall explore, investigate, develop, mine, operate and use each Mining Property in accordance with Prudent Mining Industry Practices.  The Credit Parties shall diligently and continuously work to develop and operate the Mining Properties.  The Credit Parties shall, from time to time, make and cause to be made all repairs, renewals, replacements, additions and improvements to the Mining Properties and their properties and assets, such that the Borrower and the other Credit Parties may properly and advantageously conduct the Business at all times in accordance with Prudent Mining Industry Practices.

(i)
Payment of Taxes and Claims.  Pay, or cause to be paid when due, (i) all Taxes, assessments and governmental charges or levies imposed upon it or upon its income, sales, capital or profit or any other property belonging to any of the Credit Parties, and (ii) all claims which, if unpaid, might by Applicable Law become a Lien upon any of the Credit Parties’ property or assets except (A) a Lien which relates to a tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and in respect of which the Borrower or any of the Credit Parties have established adequate reserves, satisfactory to the Lender, in accordance with GAAP or (B) a Lien which is a Permitted Lien and which could not, individually or collectively, in the Lender’s opinion, have a Material Adverse Effect.

(j)
Keeping of Books.  Keep proper books of record and account, in which full and correct entries shall be made in respect of its business and shall promptly notify the Lender of any change in accounting practices or procedures implemented by a Credit Party relative to such practices and procedures as of the execution of this Agreement.

(k)
Bank Accounts.  (i) Promptly notify the Lender of any change in bank location or accounts, and shall at all times ensure that each of its respective bank accounts remain subject to the Borrower Control Agreement.  (ii) Forthwith upon receipt, pay all cash receipts from the Mining Properties or the Business (including all proceeds of insurance and reinsurance) into the Borrower’s Account.  Direct all parties to the Material Contracts, insurers and all other Persons from whom any Credit Party may become entitled to receive payments (including, all Disposal Proceeds, all Insurance Proceeds and all proceeds arising from sale of production, business interruption insurance, liquidated damages under any Material Contract, any performance bond, letter of credit or guarantee, any warranty claim, the sale of, or grant of any interest in any part of the Mining Properties, any expropriation or property insurance) to pay all such amounts directly to the Borrower’s Account.

(l)
Rights of Inspection.  At any time and from time to time, permit any employee, officer, agent or other representative of the Lender, at the expense of the Borrower, to examine the Mining Properties and make copies of any abstracts from the records and books of account of any Credit Party and to discuss any of its Affairs with any of its directors, officers, employees, agents, representatives or auditors.  At any time and from time to time, upon request of the Lender, each Credit Party shall permit a technical engineer selected by the Lender and any officer, agent or other representative of the Lender, at the cost and expense of the Borrower, to inspect the Mining Properties and the Business and discuss any of the Affairs of any Credit Party with any of its personnel and third party contractors.  The Borrower shall pay or reimburse the Lender for all costs and expenses of the Lender in connection with each site visit by the Lender or any of its employees, officers, agents, engineers or other representatives.

(m)
Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies (i) insurance on all its property and assets insuring against at least such risks as are usually insured against in the same or a similar business and as required by Applicable Laws and (ii) liability insurance covering at least such risks as are usually insured against in the same or a similar business and as required by Applicable Laws; and furnish to the Lender, upon request, full information as to the insurance carried.  The present insurance coverage of the Credit Parties as of the Effective Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 8.1(m).  Upon the request of the Lender from time to time, each Credit Party shall deliver to the Lender evidence of the insurance then in effect, including a detailed list of such insurance containing the information set forth on Schedule 8.1(m).  The insurance policies with respect to the Mining Properties shall name the Lender as first loss payee and/or additional insured, as appropriate, and shall contain an endorsement providing that such insurance cannot be terminated or amended without at least thirty days prior notice to the Lender.

(n)
Authorizations.  Obtain and maintain in full force all Authorizations necessary for the exploration, development, production and mining of Gold and Silver at the Mining Properties and the performance of the Credit Parties’ obligations and perform and observe all covenants, conditions and restrictions contained in, or imposed on it by, any Authorization and/or Material Contract.

(o)	Material Adverse Effect. Immediately notify the Lender of any event or circumstance or any potential event or circumstance that could have a Material Adverse Effect.

(p)
Deliver Additional Material Contracts and Direct Agreements.  Notify the Lender within five Business Days upon the entering into of any new Material Contract and if requested by the Lender deliver (i) a certified copy of each such Material Contract to the Lender within five Business Days of such request and (ii) a Direct Agreement executed by each of the parties to such Material Contract within 10 days of such request.

(q)
Perfection and Protection of Security.  Perform, execute and deliver all acts, agreements and other documents as may be requested by the Lender at any time to register, file, signify, publish, perfect, maintain, protect, and enforce the Security or grant a security interest thereon including, without limitation, (i) executing, recording and filing of the Security Documents and financing, change or continuation statements in connection therewith, in form and substance satisfactory to the Lender, (ii) delivering to the Lender the originals of all instruments, documents and chattel paper and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Security, duly endorsed or assigned to the Lender, (iii) delivering to the Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are listed, (iv) placing notations on its books of account to disclose the Security, (v) delivering to the Lender all letters of credit on which the Credit Party is named beneficiary and (vi) taking such other steps as are deemed necessary by the Lender to maintain the Security.

(r)
Additional Security.  Promptly upon the request of the Lender, at the cost and expense of the Borrower, the Borrower shall, and shall ensure that each other Credit Party shall, execute, deliver, create and perfect any and all Security which the Lender may require in relation to any assets of any Credit Party, as the Lender may designate, together with all related documents, instruments, registrations and other evidence the Lender may require to ensure that such Security creates a legal, valid and first priority perfected security interest in relation to such assets, enforceable against third parties and any trustee in bankruptcy.

(s)
Further Assurances.  Upon request of the Lender, at the cost and expense of the Borrower, execute and deliver, or cause to be executed and delivered, to the Lender such further Instruments and do and cause to be done such further acts as may be necessary or proper in the opinion of the Lender to carry out more effectively the provisions and purposes of the Credit Documents.

(t)	Purpose of Credit Facility. Ensure that each Advance shall be used solely for the purposes set out in Section 2.5 and otherwise as set forth in the applicable Borrowing Notice.

(u)	Additional Guarantors. The Borrower and each other Credit Party shall ensure that on or prior to any Person becoming a Subsidiary of any Credit Party:

(i)	such Person shall execute and deliver in favour of the Lender a guarantee of all the obligations of the Credit Parties under this Agreement and all the other Credit Documents;

(ii)	such Person shall grant any and all Security as the Lender may require;

(iii)
all shares in the capital of such Person are pledged to the Lender (and all original share certificates are delivered to the Lender, duly endorsed in blank or accompanied by a duly executed stock power transfer form) and all directors of such Person have delivered to the Lender resignations duly executed but undated;

(iv)
the Lender has received evidence of registration or other perfection of such Security and/or pledge in such jurisdictions as the Lender may require to ensure that such Security and/or pledge creates legal, valid, binding, enforceable and first-priority security interests in the assets or shares to which such Security or pledge relates, enforceable against third parties, trustees in bankruptcy and similar officials;

(v)
the Lender has received opinions of the counsel to such Person relating to, among other things, its subsistence, the due authorization, execution, delivery and enforceability of the Credit Documents to which such Person is a party and the creation and perfection of the Liens against such Person under the Security Documents;

(vi)
the Lender has received all discharges, subordination agreements, waivers and confirmations as the Lender may require to ensure that all obligations under the Credit Documents are secured by first priority Liens on the property and assets of such Person; and

(vii)	the Lender has received such other evidence, certificates and documentation as the Lender may request;

in each case, in form and substance satisfactory to the Lender.

(v)
Defense of Title and Rights.  Each Credit Party shall preserve and defend its ownership of and all right, title and interest in its assets, properties and rights, including each Mining Property, as such title is represented and warranted in Section 7.1(j).  Each Credit Party shall defend the Liens in favour of the Lender under the Security Documents, and the Credit Parties shall maintain and preserve such Liens as perfected Liens with their Agreed Priority.  Each Credit Party shall ensure that the Security Documents shall at all times cover and extend to all assets, properties, rights and interests of each Credit Party.

(w)	Reporting Issuer Status. The Borrower shall use its best efforts to maintain:

(i)	the listing of its common shares on the TSX until the expiry date of the Warrants; and

(ii)	its status as a reporting issuer under Applicable Securities Legislation in at least one of the Reporting Jurisdiction from the date hereof until the expiry date of the Warrants.

(x)
Registration Rights Agreement – Post-Closing.  As soon as reasonably possible following the Effective Date and in any event no later than 15 days after the Effective Date, the Borrower and each of the other Credit Parties as necessary, shall deliver to the Lender a fully executed registration rights agreement (in form and substance satisfactory to the Lender) between the Borrower and the Lender, providing for registration rights with respect to the Warrants and the common shares issuable upon exercise of the Warrants.

8.2  Negative Covenants.

Except with the prior written consent of the Lender (acting in its sole and absolute discretion), until the irrevocable, full and final payment and performance of the Obligations and the termination of this Agreement, none of the Borrower or any of the other Credit Parties shall:

(a)	Debt. Create, incur, assume or suffer to exist any Debt, other than Permitted Debt.

(b)
Liens.  Create, incur, assume or suffer to exist, any Lien on any of their respective properties or assets, now owned or hereafter acquired, or assign or otherwise convey any right to receive the production, proceeds or income therefrom, other than Permitted Liens.  Notwithstanding the foregoing, if a Credit Party shall grant a Lien on any of its properties or assets in violation of this Section 8.2(b), then it shall be deemed to have simultaneously granted an equal and rateable Lien on any such properties or assets to and in favour of the Lender, to the extent that such a Lien has not already been granted to the Lender.

(c)
Mergers, Etc.  Enter into any reorganization, consolidation, amalgamation, arrangement, winding-up, merger or other similar transaction or convey, lease or Dispose of all or substantially all of its assets or convey, lease or Dispose of all or any part of any Mining Property without the prior written consent of the Lender.

(d)
Disposal of Assets Generally.  Directly or indirectly, sell, transfer, assign or otherwise dispose of any of their respective assets or properties, including, without limitation, those assets and properties related to any Mining Properties without the prior written consent of the Lender, other than (i) bona fide sales of inventory, in the ordinary course of business for the purpose of carrying on the Business and at fair market value, and (ii) the sale of any asset (other than securities) which has no material economic value in the Business and is obsolete provided the fair market value of such asset does not exceed, when aggregated with the fair market value of all other assets sold in reliance on this Section 8.2(d, $100,000.

(e)	Joint Venture Agreements, Etc. Enter into any option, joint venture, royalty or other similar agreement with respect to any of the Mining Properties without the prior written consent of the Lender.

(f)	Transactions with Related Parties. Directly or indirectly enter into any agreement with, make any financial accommodation for, or otherwise enter into any transaction with, a Related Party.

(g)	Change in Business. Make any change in the nature of the Business.

(h)
Distributions.  Declare, make or pay any Distribution.  For purposes of this Section 8.2(h), “Distribution” includes with respect to any Person (i) any dividend or other distribution on issued shares or any other Equity Interest of the Person or any of its Subsidiaries, (ii) any purchase, redemption or retirement of any issued share, warrant or other Equity Interest or any other option or right to acquire any share or other Equity Interest of the Person or any of its Subsidiaries or (iii) any payment whether as consulting fees, management fees or otherwise, to any Related Party of the Person or any of its Subsidiaries.

(i)
Financial Assistance.  Provide any Financial Assistance to any Person.  For the purposes of this Section 8.2(i), “Financial Assistance” includes any advances, loans or other extensions of credit, guarantees, indemnities, financial accommodations or other contingent liabilities in the nature of a guarantee or indemnity or capital contributions.

(j)
Acquisitions.  Purchase any shares, stocks, bonds, notes, debentures, securities or other Equity Interests of any Person other than such Equity Interests which such Credit Party owns as of the date hereof and disclosed on Schedule 8.2(i) hereto, or acquire the undertaking of, or all or substantially all the assets of, any other Person.

(k)	Hedging. Enter into any Hedging Agreement on a margined or collateralized basis or of a speculative nature.

(l)	Business. Carry on the Business otherwise than through the Borrower.

(m)	Charter Documents. Amend or modify its Constating Documents (or equivalent charter documents) except for the purpose of increasing its authorized capital.

(n)	Change to Material Contracts. Terminate, waive, amend, assign or transfer any interest in, any Material Contract, except with the prior written consent of the Lender.

(o)
Burdens on Production.  Grant, sell, transfer, assign or convey, directly or indirectly, to any Person any royalty (of any kind or nature whatsoever, howsoever designated), production payment or other interest in any Mining Property, other than to the Lender except for the royalties described in Schedule 8.2(o) and the Gold and Silver Supply Agreement.

(p)
Limitation on the Issuance of Shares.  Sell, transfer or issue, and the Credit Parties shall cause each Subsidiary to not sell, transfer or issue, any Equity Interest provided that, subject to the other provisions in this Agreement, the Borrower shall be entitled to issue shares from treasury (i) for cash and on arm’s length terms or (ii) upon the exercise of warrants and options outstanding on the date hereof and issued from time to time in accordance with the requirements of the TSX or such other market or exchange on which the Borrower’s Equity Interests are quoted or listed.

(q)
Payment of Debt. Directly or indirectly, voluntarily or involuntarily, purchase, redeem, defease or pay, repay or prepay any principal, interest or any other amount in relation to any Debt, other than to the Borrower.

ARTICLE 9
EVENTS OF DEFAULT

9.1  Events of Default.

The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement:

(a)
Non-Payment.  A Credit Party fails to make payment of any Obligation (whether for principal, interest, costs, fees, expenses or any other amount due hereunder or under any other Credit Document) when due and payable pursuant to any of the terms of a Credit Document (whether on a payment date, by prepayment, on demand or otherwise);

(b)
Misrepresentation.  Any representation or warranty or certification made or deemed to be made by a Credit Party or any of its respective directors or officers in any Credit Document shall prove to have been incorrect, incomplete or misleading in any respect when made or deemed to be made;

(c)	Breach of Covenants. A Credit Party fails to perform, observe or comply with:

(i)	any of the covenants or any other provision or obligation contained in Section 8.2, Section 8.1(t), Section 8.1(u), Section 8.1(v), Section 8.1(w) or Section 8.1(x); or

(ii)
any other covenant or any other provision or obligation contained in any Credit Document to which it is a party and such failure is not capable of being remedied or, if capable of being remedied, continues for a period of ten Business Days, provided in such case the Credit Party is proceeding diligently to remedy such failure and the Lender is not prejudiced thereby;

(d)
Cross-Default.  A Credit Party (or any Subsidiary of any Credit Party) fails to pay the principal of, premium, if any, interest on, or any other amount relating to, any of its Debt, the principal of which Debt exceeds $100,000 (or the equivalent amount in any other currency) when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event occurs or condition exists if its effect is to accelerate, or permit the acceleration of such Debt; or any such Debt shall be (or may be) declared to be due and payable prior to its stated maturity;

(e)
Material Contracts.  A Credit Party fails to perform or observe any term, covenant or agreement contained in any Material Contract on its part to be performed or observed; or any Material Contract is amended without the prior written consent of the Lender; or any Material Contract is terminated or revoked or permitted to lapse; or any party to any Material Contract delivers a notice of termination or revocation in respect of such Material Contract and such Material Contract is subsequently terminated or revoked;

(f)
Judgments.  Any judgment or order for the payment of money in excess of $100,000.00 (or the equivalent amount in any other currency) is rendered against a Credit Party (or any Subsidiary of any Credit Party) and either (i) enforcement proceedings have been commenced by a creditor upon the judgment or order or (ii) there is any period of ten days during which a stay of enforcement of the judgment or order, by reason of a pending appeal or otherwise, is not in effect;

(g)
Bankruptcy; Insolvency.  (i) Any Credit Party (or any Subsidiary of a Credit Party) shall initiate or commence any case, proceeding or other action (A) under any existing or future Bankruptcy Law, or otherwise seeking to have it judged bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, receiver manager, liquidator, assignee, trustee, sequestrator, custodian, administrator, conservator or other similar official for it or for all or any part of its assets, or any Credit Party (or any Subsidiary of a Credit Party) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party (or any Subsidiary of a Credit Party) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 45 days or (iii) there shall be commenced against any Credit Party (or any Subsidiary of a Credit Party) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or (iv) any Credit Party (or any Subsidiary of a Credit Party) shall take any action in furtherance of, or indicating its consent to, approval of, authorization of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Credit Party (or any Subsidiary of a Credit Party) generally shall not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, or (vi) any Credit Party (or any Subsidiary of a Credit Party) has ceased to make payment of its liabilities or the value of its assets shall be less than the aggregate of its liabilities due and accruing due;

(h)
Dissolution.  Any application is made for, or order, judgment or decree is entered against any Credit Party (or any Subsidiary of a Credit Party) decreeing, the winding-up, dissolution or bankruptcy, insolvency, reorganization, or any similar process of such Credit Party and, in the case of an application, such application remains undischarged or unstayed for any period of 15 days after the application is first made or a resolution is passed for the winding-up, dissolution or liquidation of any of the Credit Parties (or any Subsidiary of any Credit Party);

(i)
Security Imperilled.  Any Credit Document is declared by a court or tribunal of competent jurisdiction to be void, invalid, illegal or unenforceable or the validity, legality or enforceability thereof is contested by any Credit Party or any other Person party thereto (other than the Lender), or any Credit Party or any other Person party thereto denies that it has any or further obligations thereunder;

(j)
Agreed Priority of Collateral.  If any one or more of the Credit Documents ceases to be in full force and effect or any Lien in the Collateral created by any Security Document is no longer effective to create in favour of the Lender, a legal, valid and perfected Lien in the Collateral with the Agreed Priority;

(k)	Change of Control. A Change of Control occurs;

(l)	Material Adverse Effect. Any event, circumstance or condition which could reasonably be expected to have a Material Adverse Effect has occurred;

(m)	Expropriation/Condemnation. An Expropriation Event shall have occurred;

(n)
Regulatory Action.  Any Governmental Entity shall take or attempt to take any action with respect to a Credit Party, or with respect to any Mining Property or any Collateral subject to the Security Documents, which has, had or could reasonably be expected to have a Material Adverse Effect on a Credit Party or the ability of the Borrower or any other Credit Party to satisfy its Obligations in a timely manner unless such action is set aside, dismissed or withdrawn within 5 days of its institution or such action is being contested in good faith, its effect is stayed during such contest, the Credit Parties are allowed to continue the development and operation of each Mining Property during such period, and the same could not be expected to have a Material Adverse Effect;

(o)
Cessation of Project Operations.  Without the prior written consent of the Lender, any Mining Property, or any portion thereof, shall be abandoned or terminated, or exploration, development, operation or mining of the Borealis Project or any other Mining Property shall be terminated or reduced;

(p)
Financial Statements.  Except for any notes to financial statements relating to any Credit Party (or any Subsidiary of any Credit Party), the audited financial statements of any Credit Party (or any Subsidiary of any Credit Party) are qualified in any respect by such Credit Party’s or such Subsidiary’s independent auditors; or

(q)
Registration Rights Agreement.  On or before the day that is 15 days after the Effective Date, the Borrower and each of the other Credit Parties as necessary, fail to deliver to the Lender a fully executed registration rights agreement (in form and substance satisfactory to the Lender) between the Borrower and the Lender, providing for registration rights with respect to the Warrants and the common shares issuable upon exercise of the Warrants.

9.2  Acceleration.

Upon the occurrence of an Event of Default which is continuing, the Lender may declare its commitment to advance any part of the Facility to be terminated, whereupon the same shall forthwith terminate (and the Commitment Amount shall be reduced to zero) but such termination shall not limit or affect any rights or remedies of the Lender hereunder; and the Lender may require (and upon the occurrence of any Event of Default under Section 9.1(g) or 9.1(h), the Lender shall be deemed to have automatically required) the Borrower to repay the Loan in full by paying to the Lender an amount in cash equal to the Full Prepayment Amount divided by the product of *[REDACTED] multiplied by the Spot Price on the Business Day immediately preceding the day the Lender requires such prepayment and (ii) multiplying the result thereof by such Spot Price.  Together with the repayment of the Loan, the Borrower shall simultaneously pay the Lender any accrued and unpaid interest together with all other fees, charges and costs and other amounts payable hereunder and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

9.3  Remedies.

(a)
Upon the occurrence of an Event of Default, the Lender may commence such legal action and proceedings and exercise all rights and remedies available to it under the Credit Documents and/or Applicable Law which in its sole discretion it deems appropriate or expedient including, the commencement of foreclosure and enforcement proceedings under the Credit Documents, all without any additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any property or assets, or any other action or notice, all of which are expressly waived by each Credit Party.  Upon the occurrence of an Event of Default, the Lender shall have, and may exercise, all of its rights and remedies under this Agreement and the other Credit Documents as well as all other rights and remedies available at law or in equity.

(b)
The rights and remedies of the Lender under the Credit Documents are cumulative and are in addition to, and not in substitution for, any other rights or remedies, and no right or remedy contained herein or in any other Credit Document, or otherwise at law or in equity, is intended to be exclusive.  Nothing contained in the Credit Documents with respect to the liability of the Credit Parties to the Lender, nor any act or omission of the Lender with respect to the Credit Documents or its rights or remedies, shall in any way prejudice, impair, limit or otherwise affect the rights, remedies and powers of the Lender under the Credit Documents or otherwise.

ARTICLE 10
MISCELLANEOUS

10.1  Amendments, etc.

No amendment or waiver of any provision of any of the Credit Documents, nor consent to any departure by any Credit Party or any other Person from such provisions, is effective unless in writing and approved by the Lender.  Any amendment, waiver or consent is effective only in the specific instance and for the specific purpose for which it was given.

10.2  Waiver.

(a)
No failure on the part of the Lender to exercise, and no delay in exercising, any right under any of the Credit Documents shall operate as a waiver of such right; nor shall any single or partial exercise of any right under any of the Credit Documents preclude any other or further exercise of such right or the exercise of any other right.

(b)	Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive each Advance and, notwithstanding any such Advance or any investigation made by or on behalf of any party, shall continue in full force and effect.

10.3  Evidence of Debt and Borrowing Notices.

The indebtedness of the Borrower resulting from the Advances shall be evidenced by the records of the Lender, which shall constitute prima facie evidence of such indebtedness.

10.4  Notices, etc.

Any notice, direction or other communication to be given under this Agreement shall, except as otherwise permitted, be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

(a)	to any Credit Party at:

Gryphon Gold Corporation 611 N. Nevada Street Carson City, NV 89703

Attention:	Jim O’Neil
Facsimilie:	604-608-3262
E-Mail	joneil@gryphongold.com

(b)	to the Lender at:

Waterton Global Value, L.P. Folio House, Road Town, Tortola, VG1110 British Virgin Islands

Attention:	Peter Poole
Facsimilie:	(284) 494-8356/7422

Any such communication shall be deemed to have been validly and effectively given if (i) personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time), otherwise on the next Business Day, (ii) transmitted by facsimile, electronic mail or similar means of recorded communication on the Business Day following the date of transmission.  Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

10.5  Costs, Expenses General Indemnity and Environmental Indemnity.

(a)
Each Credit Party shall, whether or not the transactions contemplated in this Agreement are completed, indemnify and defend and hold the Lender, the Lender’s Affiliates and their respective directors, partners, managers, members, owners, principals, shareholders, officers, employees, agents, consultants and representatives (each an “Indemnified Person”) harmless from, and shall pay to such Indemnified

Person promptly (and in any event within three Business Days of demand) all amounts required to compensate the Indemnified Person for, any cost, expense, liability, obligation, loss, damage, penalty, action, judgment, fine, suit, charge, claim, taxes, payments or disbursements of any kind or nature whatsoever, including attorneys fees and expenses imposed on, incurred by, suffered by or asserted against, the Indemnified Person as a result of, connected with or arising out of (i) the preparation, execution and delivery of, preservation of rights under, enforcement of, or refinancing, renegotiation or restructuring of, any present or future Credit Document and any related amendment, waiver or consent, as well as the consummation of the transactions contemplated thereby, (ii) any advice of counsel as to the rights and duties of the Lender with respect to the administration of the Credit Documents or any transaction contemplated under the Credit Documents, (iii) any default (whether or not constituting a Default or an Event of Default) by a Credit Party, (iv) any proceedings brought by or against the Indemnified Person, or in which the Indemnified Person otherwise participates, due to its entering into or being a party to any of the Credit Documents, or by reason of its exercising or performing, or causing the exercise or performance of, any right, power or obligation under any of the Credit Documents or otherwise in connection with its interest in any Security, whether or not such proceedings are directly related to the enforcement of any Credit Document, and (v) the ownership, management, administration or operation of any Mining Property, except in each case to the extent directly caused by the gross negligence or wilful misconduct of the Indemnified Person.

(b)
Each Credit Party shall, whether or not the transactions contemplated in this Agreement are completed, indemnify and hold harmless and agrees to defend the Indemnified Persons against any cost, expense, liability, obligation, loss, damage, penalty, action, judgment, fine, suit, charge, claim, taxes, payments or disbursements of any kind or nature whatsoever (including strict liability and including costs and expenses of investigation, abatement and remediation and monitoring of spills or Releases or threatened Releases of Hazardous Materials or other Contaminants, and including liabilities of the Indemnified Persons to third parties (including Governmental Entities) in respect of bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities of the Indemnified Persons to third parties for the third parties' foreseeable and unforeseeable consequential damages) incurred as a result of or in connection with the administration or enforcement of this Agreement or any other Credit Document, including the exercise by the Lender of any rights hereunder or under any of the other Credit Documents, which result from or relate, directly or indirectly, to:

(i)
the presence, Release or threatened Release of any Hazardous Material or other Contaminants, by any means or for any reason, whether or not such presence, Release or threatened Release of Hazardous Materials or other Contaminants was under the control, care or management of a Credit Party or of a previous owner, operator, tenant or other Person;

(ii)
any Release, presence, use, creation, transportation, storage or disposal of any Hazardous Material or Contaminant on or with respect to the Subject Property or the business, operations or activities of any Credit Party;

(iii)
any claim or order for any clean-up, restoration, detoxification, reclamation, repair or other securing or remedial action which relates to any Subject Property or the business, operations or activities of any Credit Party;

(iv)	any Environmental Claim with respect to any Subject Property or any Credit Party; or

(v)	the breach or violation or alleged breach or violation of any Environmental Laws by a Credit Party.

For purposes of this Section, “liability” shall include (a) liability of an Indemnified Person for costs and expenses of abatement and remediation of spills and releases of Contaminants where such abatement and remediation is prudent for the continued operation of the Business or required by Environmental Laws and to the extent required to maintain the value and use of the Collateral, (b) liability of an Indemnified Person to a third party to reimburse the third party for bodily injuries, property damages and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Person is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party, (c) liability of the Indemnified Person for damage suffered by the third party, (d) liability of an Indemnified Person for damage to or impairment of the environment and (e) liability of an Indemnified Person for court costs, expenses of alternative dispute resolution proceedings, and fees and disbursements of expert consultants and legal counsel on a solicitor and own client basis.

(c)
If, with respect to the Lender, (i) any change in any law, rule, regulation, judgment or order or any change in the interpretation, application or administration of such law, rule, regulation, judgment or order, occurring or becoming effective after this date, or (ii) compliance by the Lender with any direction, request or requirement (whether or not having the force of law) of any Governmental Entity made or becoming effective after the date hereof, has the effect of causing any loss to the Lender or reducing the Lender’s rate of return by (w) increasing the cost to the Lender of performing its obligations under any of the Credit Documents (including the costs of maintaining any capital, reserve or special deposit requirements), (x) requiring the Lender to maintain or allocate any capital or additional capital or affecting its allocation of capital in respect of its obligations under any of the Credit Documents, (y) reducing any amount payable to the Lender under any of the Credit Documents or (z) causing the Lender to make any payment or to forego any return on, or calculated by reference to, any amount received or receivable by the Lender under the Credit Documents, then the Lender may give notice to the Borrower specifying the nature of the event giving rise to the loss and the Borrower shall, on demand, pay such amounts as the Lender specifies are necessary to compensate it for any such loss.  A certificate as to the amount of any such loss submitted in good faith by the Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

(d)
Each Credit Party shall pay to the Lender on demand any amounts required to compensate the Lender for any loss suffered or incurred by it as a result of (i) any payment being made in respect of an Advance, (ii) the failure of the Borrower to give any notice in the manner and at the times required by this Agreement, (iii) the failure of the Borrower to effect an Advance in the manner and at the time specified in any Borrowing Notice or (iv) the failure of the Borrower to make a payment or a mandatory repayment in the manner and at the time specified in this Agreement.  A certificate as to the amount of any loss submitted in good faith by the Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

(e)
The provisions of this Section 10.5 shall survive the termination of this Agreement and the repayment of all Obligations.  Each Credit Party acknowledges that neither its obligation to indemnify nor any actual indemnification by it of the Lender or any other Indemnified Person in respect of such Person’s losses for the legal fees and expenses shall in any way affect the confidentiality or privilege relating to any information communicated by such Person to its counsel.

10.6  Release.

Upon irrevocable and indefeasible repayment and performance in full of the Obligations, including all indebtedness, obligations and liabilities (direct or indirect, absolute or contingent, matured or not, solely or jointly) of each of the Credit Parties incurred under or in connection with this Agreement and/or any other Credit Documents and the irrevocable payment to the Lender of all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred by the Lender in connection with the Security, each of the Credit Parties shall be entitled to a release and discharge of the Security constituted by the Security Documents, other than obligations and/or liabilities that have accrued prior to the date of such release or any other obligation which is expressly stated to survive the termination of the Security Documents, provided that the Lender no longer has any obligations (contingent or otherwise) under or in connection with this Agreement or any other Credit Document.

10.7  Taxes and Other Taxes.

(a)
All payments to the Lender by the Credit Parties under any of the Credit Documents shall be made free and clear of and without deduction or withholding for any and all taxes, levies, imposts, deductions, charges or withholdings and all related liabilities (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to as “Taxes”) imposed by United States of America, Canada or any other relevant jurisdiction (or any political subdivision or taxing authority of it), unless such Taxes are required by Applicable Law to be deducted or withheld.  If a Credit Party shall be required by Applicable Law to deduct or withhold any such Taxes from or in respect of any amount payable under any of the Credit Documents (i) the amount payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to any additional amounts paid under this 10.7(a)), the Lender receives an amount equal to the amount it would have received if no such deduction or withholding had been made, (ii) the Credit Parties shall make such deductions or withholdings and (iii) the Credit Parties shall immediately pay the full amount deducted or withheld to the relevant Governmental Entity in accordance with Applicable Law.

(b)
Each Credit Party shall immediately pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits taxes or similar levies (all such taxes, charges, duties and levies being referred to as “Other Taxes”) which arise from any payment made by any of the Credit Parties under any of the Credit Documents or from the execution, delivery or registration of, or otherwise with respect to, any of the Credit Documents.

(c)
Each Credit Party shall indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Credit Parties under this 10.7) arising from the Credit Documents and paid by the Lender and any liability (including penalties, interest and expenses) arising from or with respect to such Taxes or Other Taxes, whether or not they were correctly or legally asserted.  Each Credit Party shall, within three Business Days of demand by the Lender, pay the Lender an amount equal to the loss, liability or cost which the Lender has incurred as a result of any actions or payments taken or made by the Credit Parties pursuant to 10.7.

(d)
Payment under this indemnification shall be made within 10 days from the date the Lender makes written demand for it.  A certificate as to the amount of such Taxes or Other Taxes submitted to the Borrower by the Lender shall be conclusive evidence, absent manifest error, of the amount due from the Credit Parties to the Lender.

(e)
Each Credit Party shall furnish to the Lender the original or a certified copy of a receipt evidencing payment of Taxes or Other Taxes made by the Credit Parties within 10 days after the date of any payment of Taxes or Other Taxes.

(f)
Nothing contained in this 10.7 shall interfere with the right of the Lender to arrange its tax affairs in whatever manner it deems fit (in its sole and absolute discretion including, funding any Advance through a special purpose vehicle) and in particular, the Lender shall not be under any obligation to claim relief from its corporate profits or similar tax liability in respect of any deduction or withholding in priority to any other relief, claims, credits or deductions available to it and the Lender shall not be obligated to disclose to the Borrower any information regarding its tax affairs, tax computations or otherwise.

(g)	The Lender, at its discretion, shall be entitled to allocate any amounts and costs which it receives hereunder to principal, interest, fees, charges and other similar payments.

(h)	The provisions of this 10.7 shall survive the termination of the Agreement and the repayment of all Obligations.

10.8  Successors and Assigns.

(a)
None of the Credit Parties shall have the right to assign or transfer any of its rights or obligations under this Agreement or any interest in this Agreement without the prior written consent of the Lender, which consent may be unreasonably withheld.

(b)
The Lender may assign or transfer any of its rights, interests or obligations (in whole or in part) under this Agreement and any other Credit Document (i) to any Affiliate of the Lender without the consent of any Credit Party or (ii) to any other Person (A) while a Default is continuing or (B) with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed); provided, however, that with respect to any assignment or transfer to an Affiliate or to any other Person while a Default is continuing, the Lender shall notify the Credit Parties of the Lender’s intent to effect such assignment or transfer prior to the effective date of such assignment or transfer; provided, further, that with respect to any assignment or transfer authorized under this Section 10.8, the Credit Parties shall effect and record such assignment or transfer, including the identity of the assignee or transferee, on the Credit Parties’ books and records.

(c)
If any consent is requested and no response is received by the Lender within five days of such request, the Borrower shall be deemed to have given its consent.  In the case of any such assignment or transfer authorized under this Section 10.8, the assignee or transferee (as the case may be) shall have, to the extent of such assignment or transfer, the same rights, benefits and obligations as it would if it were the Lender hereunder and the Lender shall be relieved of its obligations hereunder with respect to the commitments assigned or transferred; provided that an assignee or transferee (as the case may be) shall not be entitled to receive any greater payment under any provision of any Credit Document than the Lender would have been entitled to receive.  Each of the Credit Parties hereby acknowledges and agrees that any assignment or transfer will give rise to a direct obligation of the Credit Parties to such assignee or transferee (as the case may be) and that such assignee or transferee (as the case may be) shall be considered to be the “Lender” hereunder.  The Lender may furnish any information concerning the Credit Parties in its possession from time to time to assignees and transferees provided that any such assignee or transferee agrees to maintain the confidentiality of such information.

(d)
The Credit Parties shall provide such certificates, acknowledgments and further assurances in respect of this Agreement and the Credit Documents as the Lender may reasonably require in connection with any assignment pursuant to this Section 10.8.

(e)
Any assignment or transfer pursuant to this Section 10.8 will not constitute a repayment by the Borrower to the Lender of any Advance or a new Advance to the Borrower by the Lender or by the assignee, as the case may be, and the parties acknowledge that each Credit Party’s obligations with respect to any such Advances will continue and will not constitute new obligations.

10.9  Right of Set-off.

Upon the occurrence and during the continuance of any Event of Default, the Lender is authorized at any time and from time to time, to the fullest extent permitted by law (including general principles of common-law), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of any Credit Party against any and all of the obligations of any Credit Party under any of the Credit Documents, irrespective of whether or not the Lender has made demand under any of the Credit Documents and although such obligations may be unmatured or contingent.  If an obligation is unascertained, the Lender may, in good faith, estimate the obligation and exercise its right of set-off in respect of the estimate, subject to providing the applicable Credit Party with an accounting when the obligation is finally determined.  The Lender shall promptly notify the applicable Credit Party after any set off and application is made by it, provided that the failure to give notice shall not affect the validity of the set off and application.  The rights of the Lender under this Section 10.9 are in addition to any other rights and remedies (including all other rights of set-off) which the Lender may have.

10.10  Judgment Currency.

(a)	If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to the Lender in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by Applicable Law, on the day on which the judgment is paid or satisfied.

(b)
The obligations of the Credit Parties in respect of any sum due in the Original Currency from it to the Lender under any of the Credit Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Other Currency, the Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency.  If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the Credit Parties agree, as a separate obligation and notwithstanding the judgment, to indemnify the Lender, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender shall remit such excess to the applicable Credit Parties.

10.11  Interest on Amounts.

Except as may be expressly provided otherwise in this Agreement, all amounts owed by the Credit Parties to the Lender (including interest), which are not paid when due (whether at stated maturity, on demand, by acceleration or otherwise) shall bear interest (both before and after default and judgment), from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Interest Rate plus 5%.

10.12  Governing Law and Waiver of Jury Trial.

(a)
This Agreement shall be governed by, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. The parties hereby irrevocably attorn to the non-exclusive jurisdiction of the Courts of the Province of Ontario.  Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Court of the Province of Ontario.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any forum non conveniens defence to the maintenance of such action or proceeding in any such court.

(b)
Each of the Credit Parties hereby irrevocably consents to the service of any and all process in any such action or proceeding by the delivery of copies of such process to the Borrower at its address set out in Section 10.4(a). Nothing in this Section 10.12 affects the right of the Lender to serve process in any manner permitted by Applicable Law.

(c)
Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.  The scope of this waiver is intended to be all-encompassing with respect to any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each of the parties hereto (a) acknowledges that this waiver is a material inducement for the parties to the Credit Documents to enter into a business relationship, that the parties to the Credit Documents have already relied on this waiver in entering into same and the transactions that are the subject thereof and that they will continue to rely on this waiver in their related future dealings and (b) warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  This waiver is irrevocable and may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, modifications, supplements, extensions, renewals and/or replacements of this Agreement.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.13  Counterparts.

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties.  This Agreement may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and delivery of an executed counterpart of a signature page to this Agreement, any amendment, waiver, consent or supplement, or to any other Credit Document, by facsimile, portable document format (.pdf) or other electronic delivery (including e-mail) shall be as effective and binding as delivery of a manually executed counterpart thereof.

10.14  Severability.

If any provision hereof is determined to be ineffective, invalid, illegal or unenforceable for any reason, the remaining provisions hereof shall remain in full force and effect, binding on and enforceable against the parties.

10.15  Governing Language.

For all purposes, this English language version of this Agreement shall be the original, governing instrument and understanding of the parties.  In the event of any conflict between this English language version of the Agreement and any subsequent translation into any other language, this English language version shall govern and control.

10.16  Survival of Representations and Warranties.

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of any Advance.

10.17  Entire Agreement; Schedules and Exhibits.

The Schedules to this Agreement and the Exhibits to this Agreement form an integral part of this Agreement and are incorporated herein by reference and expressly made a part hereof.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, superseding all prior statements, representations, discussions, agreements and understandings, oral or written, relating to such subject matter.

10.18  Credit Party Joint and Several Liability.

Each of the Credit Parties shall be jointly and severally liable for each Obligation.  The Borrower and the other Credit Parties are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of each Credit Party has a direct, tangible and immediate impact on the success of the other Credit Parties.  Each Guarantor will derive substantial direct and indirect benefit from the extensions of the Advances to the Borrower hereunder.  Each Guarantor waives any right to revoke, terminate or suspend its Guarantee and acknowledges that it entered into such Guarantee in contemplation of the benefits that it would receive by this Agreement.

10.19  Further Assurances.

Each Credit Party shall execute, acknowledge and deliver to the Lender such other and further documents and Instruments and do or cause to be done such other acts as the Lender reasonably determines to be necessary or desirable to effect the intent of the parties to this Agreement or otherwise to protect and preserve the interests of the Lender hereunder, promptly upon request of the Lender, including the execution and delivery of any and all documents and Instruments which are necessary or advisable to create, protect or maintain in favor of the Lender, Liens (with the Agreed Priority) on all Collateral of the Credit Parties as may be required by this Agreement or any Security Document that are duly perfected in accordance with all Applicable Laws.

10.20  Acknowledgements.

Each of the parties hereto hereby acknowledges that:

(a)	it has been advised by its own legal counsel in the negotiation, preparation, execution and delivery of this Agreement and each other Credit Document;

(b)
this Agreement and the other Credit Documents shall not be construed against any party or more favourably in favour of any party based upon which party drafted the same, it being agreed and acknowledged that all parties contributed substantially to the negotiation and preparation of this Agreement and the other Credit Documents;

(c)
the Lender has no fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Agreement, or any other agreement, arrangement or Instrument, and the relationship between the Lender, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of creditor and debtor;

(d)
neither this Agreement nor any other Credit Document or other Instrument between any Credit Party and the Lender creates a joint venture or partnership among the parties hereto, and no joint venture or partnership exists, or shall be deemed to exist, among the Lender and the Borrower or among the Lender and the other Credit Parties; and

(e)
each of the Credit Documents are confidential in nature and none of the parties hereto shall disclose any part of the Credit Documents to any third party (other than each party’s respective financial and legal advisors), without the prior written consent of the other parties hereto, unless such party is required to do so by a Governmental Entity.  If a Governmental Entity expressly mandates the disclosure of any part of the Credit Documents, the Lender shall be provided with written notice, five Business Days prior to the scheduled date of disclosure and shall be permitted to redact certain portions of the Credit Documents which will be disclosed.

10.21  Language.

The parties acknowledge that they have required that this Agreement, as well as all documents, notices and legal proceedings executed, given or instituted pursuant or relating directly or indirectly hereto, be drawn up in English (except as the parties may otherwise agree in writing).  Les parties reconnaissent avoir exigé la rédaction en anglais de cet acte, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directment ou indirectment, à la suite de ou relativement au présent acte.

[Signatures on following page.]

IN WITNESS WHEREOF the parties have executed this Senior Secured Gold Stream Credit Agreement.

Borrower: GRYPHON GOLD CORPORATION

By:	_________________________________
Authorized Signing Officer

LENDER: WATERTON GLOBAL VALUE, L.P. BY ITS INVESTMENT MANAGER ALTITUDE MANAGEMENT LTD.

By:	_________________________________
Authorized Signing Officer

ORIGINAL GUARANTOR: BOREALIS MINING COMPANY

By:	_________________________________
Authorized Signing Officer

EXHIBIT A - THE BOREALIS PROJECT

ACTIVE CLAIMS

Run Date: 03/14/2012 06:23 PM	Page 2 of 17

Admin State:  NV
   Geo State:  NV

BOREALIS MINING CO 1153 BERGEN PKWY # 290
EVERGREEN, CO 80439-9501	CUSTOMER ID: *[REDACTED]

Serial No.	Claim Name/Number	Lead Serial No.	Disposition
NMC850432	GPM 1	N MC850432	ACTIVE
NMC850433	GPM 2	N MC850432	ACTIVE
NMC850434	GPM 3	N MC850432	ACTIVE
NMC850435	GPM 4	N MC850432	ACTIVE
NMC850436	GPM 5	N MC850432	ACTIVE
NMC850437	GPM 6	N MC850432	ACTIVE
NMC850438	GPM 7	N MC850432	ACTIVE
NMC850439	GPM 8	N MC850432	ACTIVE
NMC850440	GPM 9	N MC850432	ACTIVE
NMC850441	GPM 10	N MC850432	ACTIVE
NMC850442	GPM 11	N MC850432	ACTIVE
NMC850443	GPM 12	N MC850432	ACTIVE
NMC850444	GPM 13	N MC850432	ACTIVE
NMC850445	GPM 14	N MC850432	ACTIVE
NMC850446	GPM 15	N MC850432	ACTIVE
NMC850447	GPM 16	N MC850432	ACTIVE
NMC850448	GPM 17	N MC850432	ACTIVE
NMC850449	GPM 18	N MC850432	ACTIVE
NMC850450	GPM 19	N MC850432	ACTIVE
NMC850451	GPM 20	N MC850432	ACTIVE
NMC850452	GPM 21	N MC850432	ACTIVE
NMC850453	GPM 22	N MC850432	ACTIVE
NMC850454	GPM 23	N MC850432	ACTIVE
NMC850455	GPM 24	N MC850432	ACTIVE
NMC850456	GPM 25	N MC850432	ACTIVE
NMC850457	GPM 26	N MC850432	ACTIVE
NMC850458	GPM 27	N MC850432	ACTIVE
NMC850459	GPM 28	N MC850432	ACTIVE
NMC850460	GPM 29	N MC850432	ACTIVE
NMC850461	GPM 30	N MC850432	ACTIVE
NMC850462	GPM 31	N MC850432	ACTIVE
NMC850463	GPM 32	N MC850432	ACTIVE
NMC850464	GPM 33	N MC850432	ACTIVE
NMC850465	GPM 34	N MC850432	ACTIVE
NMC850466	GPM 35	N MC850432	ACTIVE
NMC850467	GPM 36	N MC850432	ACTIVE
NMC850468	GPM 37	N MC850432	ACTIVE
NMC850469	GPM 38	N MC850432	ACTIVE
NMC850470	GPM 39	N MC850432	ACTIVE
NMC850471	GPM 40	N MC850432	ACTIVE
NMC850472	GPM 41	N MC850432	ACTIVE
NMC850473	GPM 42	N MC850432	ACTIVE
NMC850474	GPM 43	N MC850432	ACTIVE
NMC850475	GPM 44	NMC850432	ACTIVE

ACTIVE CLAIMS

Run Date: 03/14/2012 06:23 PM	Page 3 of 17

Serial No.	Claim Name/Number	Lead Serial No.	Disposition
NMC850476	GPM 45	NMC850432	ACTIVE
NMC850477	GPM 46	NMC850432	ACTIVE
NMC850478	GPM 47	NMC850432	ACTIVE
NMC850479	GPM 48	NMC850432	ACTIVE
NMC850480	GPM 49	NMC850432	ACTIVE
NMC850481	GPM 50	NMC850432	ACTIVE
NMC850482	GPM 51	NMC850432	ACTIVE
NMC850483	GPM 52	NMC850432	ACTIVE
NMC850484	GPM 53	NMC850432	ACTIVE
NMC850485	GG 1	NMC850432	ACTIVE
NMC850486	GG 2	NMC850432	ACTIVE
NMC850487	GG 3	NMC850432	ACTIVE
NMC850488	GG 4	NMC850432	ACTIVE
NMC850489	GG 5	NMC850432	ACTIVE
NMC850490	GG 6	NMC850432	ACTIVE
NMC850491	GG 7	NMC850432	ACTIVE
NMC850492	GG 8	NMC850432	ACTIVE
NMC850493	GG 9	NMC850432	ACTIVE
NMC850494	GG 10	NMC850432	ACTIVE
NMC850495	GG 11	NMC850432	ACTIVE
NMC850496	GG 12	NMC850432	ACTIVE
NMC850497	GG 13	NMC850432	ACTIVE
NMC850498	GG 14	NMC850432	ACTIVE
NMC850499	GG 15	NMC850432	ACTIVE
NMC850500	GG 16	NMC850432	ACTIVE
NMC850501	GG 17	NMC850432	ACTIVE
NMC850502	GG 18	NMC850432	ACTIVE
NMC850503	GG 19	NMC850432	ACTIVE
NMC850504	GG 20	NMC850432	ACTIVE
NMC850505	GG 21	NMC850432	ACTIVE
NMC850506	GG 22	NMC850432	ACTIVE
NMC850507	GG 23	NMC850432	ACTIVE
NMC850508	GG 24	NMC850432	ACTIVE
NMC850509	GG 25	NMC850432	ACTIVE
NMC850510	GG 26	NMC850432	ACTIVE
NMC850511	GG 27	NMC850432	ACTIVE
NMC850512	GG 28	NMC850432	ACTIVE
NMC850513	GG 29	NMC850432	ACTIVE
NMC850514	GG 30	NMC850432	ACTIVE
NMC850515	GG 31	NMC850432	ACTIVE
NMC850516	GG 32	NMC850432	ACTIVE
NMC850517	GG 33	NMC850432	ACTIVE
NMC850518	GG 34	NMC850432	ACTIVE
NMC850519	GG 35	NMC850432	ACTIVE
NMC850520	GG 36	NMC850432	ACTIVE
NMC850521	GG 37	NMC850432	ACTIVE
NMC850522	GG 38	NMC850432	ACTIVE
NMC850523	GG 39	NMC850432	ACTIVE
NMC850524	GG 40	NMC850432	ACTIVE
NMC850525	GG 41	NMC850432	ACTIVE
NMC850526	GG 42	NMC850432	ACTIVE
NMC850527	GG 43	NMC850432	ACTIVE

ACTIVE CLAIMS

Run Date: 03/14/2012 06:23 PM	Page 4 of 17

Serial No.	Claim Name/Number	Lead Serial No.	Disposition
NMC850528	GG 44	NMC850432	ACTIVE
NMC850529	GG 45	NMC850432	ACTIVE
NMC850530	GG 46	NMC850432	ACTIVE
NMC850531	GG 47	NMC850432	ACTIVE
NMC850532	GG 48	NMC850432	ACTIVE
NMC850533	GG 49	NMC850432	ACTIVE
NMC850534	GG 50	NMC850432	ACTIVE
NMC850535	GG 51	NMC850432	ACTIVE
NMC850536	GG 52	NMC850432	ACTIVE
NMC850537	GG 53	NMC850432	ACTIVE
NMC850538	GG 54	NMC850432	ACTIVE
NMC850539	GG 55	NMC850432	ACTIVE
NMC850540	GG 56	NMC850432	ACTIVE
NMC850541	GG 57	NMC850432	ACTIVE
NMC856715	BORMS #1	NMC856715	ACTIVE
NMC856716	BOR 1	NMC856715	ACTIVE
NMC856717	BOR 2	NMC856715	ACTIVE
NMC856718	BOR 3	NMC856715	ACTIVE
NMC856719	BOR 4	NMC856715	ACTIVE
NMC856720	BOR 5	NMC856715	ACTIVE
NMC856721	BOR 6	NMC856715	ACTIVE
NMC856722	BOR 7	NMC856715	ACTIVE
NMC856723	BOR 8	NMC856715	ACTIVE
NMC856724	BOR 9	NMC856715	ACTIVE
NMC856725	BOR 10	NMC856715	ACTIVE
NMC856726	BOR 11	NMC856715	ACTIVE
NMC856727	BOR 12	NMC856715	ACTIVE
NMC856728	BOR 13	NMC856715	ACTIVE
NMC856729	BOR 14	NMC856715	ACTIVE
NMC856730	BOR 15	NMC856715	ACTIVE
NMC856731	BOR 16	NMC856715	ACTIVE
NMC856732	BOR 17	NMC856715	ACTIVE
NMC856733	BOR 18	NMC856715	ACTIVE
NMC856734	BOR 19	NMC856715	ACTIVE
NMC856735	BOR 20	NMC856715	ACTIVE
NMC856736	BOR 21	NMC856715	ACTIVE
NMC856737	BOR 22	NMC856715	ACTIVE
NMC856738	BOR 23	NMC856715	ACTIVE
NMC856739	BOR 24	NMC856715	ACTIVE
NMC856740	BOR 25	NMC856715	ACTIVE
NMC856741	BOR 26	NMC856715	ACTIVE
NMC856742	BOR 27	NMC856715	ACTIVE
NMC856743	BOR 28	NMC856715	ACTIVE
NMC856744	BOR 29	N MC856715	ACTIVE
NMC856745	BOR 30	N MC856715	ACTIVE
NMC856746	BOR 31	N MC856715	ACTIVE
NMC856747	BOR 32	N MC856715	ACTIVE
NMC856748	BOR 33	N MC856715	ACTIVE
NMC856749	BOR 34	N MC856715	ACTIVE
NMC856750	BOR 35	N MC856715	ACTIVE
NMC856751	BOR 36	N MC856715	ACTIVE
NMC856752	BOR 37	N MC856715	ACTIVE

ACTIVE CLAIMS

Run Date: 03/14/2012 06:23 PM	Page 5 of 17

Serial No.	Claim Name/Number	Lead Serial No.	Disposition
NMC856753	BOR 38	N MC856715	ACTIVE
NMC856754	BOR 39	N MC856715	ACTIVE
NMC856755	BOR 40	N MC856715	ACTIVE
NMC856756	BOR 41	N MC856715	ACTIVE
NMC856757	BOR 42	N MC856715	ACTIVE
NMC856758	BOR 43	N MC856715	ACTIVE
NMC856759	BOR 44	N MC856715	ACTIVE
NMC856760	BOR 45	N MC856715	ACTIVE
NMC856761	BOR 46	N MC856715	ACTIVE
NMC856762	BOR 47	N MC856715	ACTIVE
NMC856763	BOR 48	N MC856715	ACTIVE
NMC856764	BOR 49	N MC856715	ACTIVE
NMC856765	BOR 50	N MC856715	ACTIVE
NMC856766	BOR 51	N MC856715	ACTIVE
NMC856767	BOR 52	N MC856715	ACTIVE
NMC856768	BOR 53	N MC856715	ACTIVE
NMC856769	BOR 54	N MC856715	ACTIVE
NMC856770	BOR 55	N MC856715	ACTIVE
NMC856771	BOR 56	N MC856715	ACTIVE
NMC856772	BOR 57	N MC856715	ACTIVE
NMC856773	BOR 58	N MC856715	ACTIVE
NMC856774	BOR 59	N MC856715	ACTIVE
NMC856775	BOR 60	N MC856715	ACTIVE
NMC856776	BOR 61	N MC856715	ACTIVE
NMC856777	BOR 62	N MC856715	ACTIVE
NMC856778	BOR 63	N MC856715	ACTIVE
NMC856779	BOR 64	N MC856715	ACTIVE
NMC856780	BOR 65	N MC856715	ACTIVE
NMC856781	BOR 66	N MC856715	ACTIVE
NMC856782	BOR 67	N MC856715	ACTIVE
NMC856783	BOR 68	N MC856715	ACTIVE
NMC856784	BOR 69	N MC856715	ACTIVE
NMC856785	BOR 70	N MC856715	ACTIVE
NMC856786	BOR 71	N MC856715	ACTIVE
NMC856787	BOR 72	N MC856715	ACTIVE
NMC856788	BOR 73	N MC856715	ACTIVE
NMC856789	BOR 74	N MC856715	ACTIVE
NMC856790	BOR 75	N MC856715	ACTIVE
NMC856791	BOR 76	N MC856715	ACTIVE
NMC856792	BOR 77	N MC856715	ACTIVE
NMC856793	BOR 78	N MC856715	ACTIVE
NMC856794	BOR 79	N MC856715	ACTIVE
NMC856795	BOR 80	N MC856715	ACTIVE
NMC856796	BOR 81	N MC856715	ACTIVE
NMC856797	BOR 82	N MC856715	ACTIVE
NMC856798	BOR 83	N MC856715	ACTIVE
NMC856799	BOR 84	N MC856715	ACTIVE
NMC856800	BOR 85	N MC856715	ACTIVE
NMC856801	BOR 86	N MC856715	ACTIVE
NMC856802	BOR 87	N MC856715	ACTIVE
NMC856803	BOR 88	N MC856715	ACTIVE
NMC856804	BOR 89	N MC856715	ACTIVE

A-4

ACTIVE CLAIMS

Run Date: 03/14/2012 06:23 PM	Page 6 of 17

Serial No.	Claim Name/Number	Lead Serial No.	Disposition
NMC856805	BOR 90	N MC856715	ACTIVE
NMC856806	BOR 91	N MC856715	ACTIVE
NMC856807	BOR 92	N MC856715	ACTIVE
NMC856808	BOR 93	N MC856715	ACTIVE
NMC856809	BOR 94	N MC856715	ACTIVE
NMC856810	BOR 95	N MC856715	ACTIVE
NMC856811	BOR 96	N MC856715	ACTIVE
NMC856812	BOR 97	N MC856715	ACTIVE
NMC856813	BOR 98	N MC856715	ACTIVE
NMC856814	BOR 99	N MC856715	ACTIVE
NMC856815	BOR 113	N MC856715	ACTIVE
NMC856816	BOR 114	N MC856715	ACTIVE
NMC856817	BOR 115	N MC856715	ACTIVE
NMC856818	BOR 116	N MC856715	ACTIVE
NMC856819	BOR 117	N MC856715	ACTIVE
NMC856820	BOR 118	N MC856715	ACTIVE
NMC856821	BOR 119	N MC856715	ACTIVE
NMC856822	BOR 120	N MC856715	ACTIVE
NMC856823	BOR 121	N MC856715	ACTIVE
NMC856824	BOR 122	N MC856715	ACTIVE
NMC856825	BOR 123	N MC856715	ACTIVE
NMC856826	BOR 124	N MC856715	ACTIVE
NMC856827	BOR 125	N MC856715	ACTIVE
NMC856828	BOR 126	N MC856715	ACTIVE
NMC856829	BOR 127	N MC856715	ACTIVE
NMC856830	BOR 128	N MC856715	ACTIVE
NMC856831	BOR 129	N MC856715	ACTIVE
NMC856832	BOR 130	N MC856715	ACTIVE
NMC856833	BOR 131	N MC856715	ACTIVE
NMC856834	BOR 132	N MC856715	ACTIVE
NMC856835	BOR 133	N MC856715	ACTIVE
NMC856836	BOR 134	N MC856715	ACTIVE
NMC856837	BOR 135	N MC856715	ACTIVE
NMC856838	BOR 136	N MC856715	ACTIVE
NMC856839	BOR 137	N MC856715	ACTIVE
NMC856840	BOR 138	N MC856715	ACTIVE
NMC856841	BOR 139	N MC856715	ACTIVE
NMC856842	BOR 140	N MC856715	ACTIVE
NMC856843	BOR 141	N MC856715	ACTIVE
NMC856844	BOR 142	N MC856715	ACTIVE
NMC856845	BOR 143	N MC856715	ACTIVE
NMC856846	BOR 144	N MC856715	ACTIVE
NMC856847	BOR 145	N MC856715	ACTIVE
NMC856848	BOR 146	N MC856715	ACTIVE
NMC856849	BOR 157	N MC856715	ACTIVE
NMC856850	BOR 157	N MC856715	ACTIVE
NMC856851	BOR 159	N MC856715	ACTIVE
NMC856852	BOR 167	N MC856715	ACTIVE
NMC856853	BOR 168	N MC856715	ACTIVE
NMC856854	BOR 169	N MC856715	ACTIVE
NMC856855	BOR 170	N MC856715	ACTIVE
NMC856856	BOR 171	N MC856715	ACTIVE

A-5

ACTIVE CLAIMS

Run Date: 03/14/2012 06:23 PM	Page 7 of 17

Serial No.	Claim Name/Number	Lead Serial No.	Disposition
NMC856857	BOR 172	N MC856715	ACTIVE
NMC856858	BOR 173	N MC856715	ACTIVE
NMC856859	BOR 174	N MC856715	ACTIVE
NMC856860	BOR 175	N MC856715	ACTIVE
NMC856861	BOR 176	N MC856715	ACTIVE
NMC856862	BOR 177	N MC856715	ACTIVE
NMC856863	BOR 178	N MC856715	ACTIVE
NMC856864	BOR 179	N MC856715	ACTIVE
NMC856865	BOR 180	N MC856715	ACTIVE
NMC856866	BOR 181	N MC856715	ACTIVE
NMC856867	BOR 182	N MC856715	ACTIVE
NMC856868	BOR 183	N MC856715	ACTIVE
NMC856869	BOR 184	N MC856715	ACTIVE
NMC856870	BOR 185	N MC856715	ACTIVE
NMC856871	BOR 186	N MC856715	ACTIVE
NMC856872	BOR 187	N MC856715	ACTIVE
NMC856873	BOR 188	N MC856715	ACTIVE
NMC856874	BOR 189	N MC856715	ACTIVE
NMC856875	BOR 190	N MC856715	ACTIVE
NMC856876	BOR 191	N MC856715	ACTIVE
NMC856877	BOR 192	N MC856715	ACTIVE
NMC856878	BOR 193	N MC856715	ACTIVE
NMC856879	BOR 194	N MC856715	ACTIVE
NMC856880	BOR 195	N MC856715	ACTIVE
NMC856881	BOR 196	N MC856715	ACTIVE
NMC856882	BOR 197	N MC856715	ACTIVE
NMC856883	BOR 198	N MC856715	ACTIVE
NMC856884	BOR 199	N MC856715	ACTIVE
NMC856885	BOR 200	N MC856715	ACTIVE
NMC856886	BOR 201	N MC856715	ACTIVE
NMC856887	BOR 202	N MC856715	ACTIVE
NMC856888	BOR 203	N MC856715	ACTIVE
NMC856889	BOR 204	N MC856715	ACTIVE
NMC856890	BOR 205	N MC856715	ACTIVE
NMC856891	BOR 206	N MC856715	ACTIVE
NMC856892	BOR 207	N MC856715	ACTIVE
NMC856893	BOR 208	N MC856715	ACTIVE
NMC856894	BOR 209	N MC856715	ACTIVE
NMC856895	BOR 210	N MC856715	ACTIVE
NMC856896	BOR 211	N MC856715	ACTIVE
NMC871548	BMC 1	N MC871548	ACTIVE
NMC871549	BMC 2	N MC871548	ACTIVE
NMC871550	BMC 3	N MC871548	ACTIVE
NMC871551	BMC 4	N MC871548	ACTIVE
NMC871552	BMC 5	N MC871548	ACTIVE
NMC871553	BMC 6	N MC871548	ACTIVE
NMC871554	BMC 7	N MC871548	ACTIVE
NMC871555	BMC 8	N MC871548	ACTIVE
NMC871556	BMC 9	N MC871548	ACTIVE
NMC871557	BMC 10	N MC871548	ACTIVE
NMC871558	BMC 11	N MC871548	ACTIVE
NMC871559	BMC 12	N MC871548	ACTIVE

ACTIVE CLAIMS

Run Date: 03/14/2012 06:23 PM	Page 8 of 17

Serial No.	Claim Name/Number	Lead Serial No.	Disposition
NMC871560	BMC 13	N MC871548	ACTIVE
NMC871561	BMC 14	N MC871548	ACTIVE
NMC871562	BMC 15	N MC871548	ACTIVE
NMC871563	BMC 16	N MC871548	ACTIVE
NMC871564	BMC 17	N MC871548	ACTIVE
NMC871565	BMC 18	N MC871548	ACTIVE
NMC871566	BMC 19	N MC871548	ACTIVE
NMC871567	BMC 20	N MC871548	ACTIVE
NMC871568	BMC 21	N MC871548	ACTIVE
NMC871569	BMC 22	N MC871548	ACTIVE
NMC871570	BMC 23	N MC871548	ACTIVE
NMC871571	BMC 24	N MC871548	ACTIVE
NMC871572	BMC 25	N MC871548	ACTIVE
NMC871573	BMC 26	N MC871548	ACTIVE
NMC871574	BMC 27	N MC871548	ACTIVE
NMC871575	BMC 28	N MC871548	ACTIVE
NMC871576	BMC 29	N MC871548	ACTIVE
NMC871577	BMC 30	N MC871548	ACTIVE
NMC871578	BMC 31	N MC871548	ACTIVE
NMC871579	BMC 32	N MC871548	ACTIVE
NMC871580	BMC 33	N MC871548	ACTIVE
NMC871581	BMC 34	N MC871548	ACTIVE
NMC871582	BMC 35	N MC871548	ACTIVE
NMC871583	BMC 36	N MC871548	ACTIVE
NMC871584	BMC 37	N MC871548	ACTIVE
NMC871585	BMC 38	N MC871548	ACTIVE
NMC871586	BMC 39	N MC871548	ACTIVE
NMC871587	BMC 40	N MC871548	ACTIVE
NMC871588	BMC 41	N MC871548	ACTIVE
NMC871589	BMC 42	N MC871548	ACTIVE
NMC871590	BMC 43	N MC871548	ACTIVE
NMC871591	BMC 44	N MC871548	ACTIVE
NMC871592	BMC 45	N MC871548	ACTIVE
NMC871593	BMC 46	N MC871548	ACTIVE
NMC871594	BMC 47	N MC871548	ACTIVE
NMC871595	BMC 48	N MC871548	ACTIVE
NMC871596	BMC 49	N MC871548	ACTIVE
NMC871597	BMC 50	N MC871548	ACTIVE
NMC871598	BMC 51	N MC871548	ACTIVE
NMC871599	BMC 52	N MC871548	ACTIVE
NMC871600	BMC 53	N MC871548	ACTIVE
NMC871601	BMC 54	N MC871548	ACTIVE
NMC871602	BMC 55	N MC871548	ACTIVE
NMC871603	BMC 56	N MC871548	ACTIVE
NMC871604	BMC 57	N MC871548	ACTIVE
NMC871605	BMC 58	N MC871548	ACTIVE
NMC871606	BMC 59	N MC871548	ACTIVE
NMC871607	BMC 60	N MC871548	ACTIVE
NMC871608	BMC 61	N MC871548	ACTIVE
NMC871609	BMC 62	N MC871548	ACTIVE
NMC871610	BMC 63	N MC871548	ACTIVE
NMC871611	BMC 64	N MC871548	ACTIVE

ACTIVE CLAIMS

Run Date: 03/14/2012 06:23 PM	Page 9 of 17

Serial No.	Claim Name/Number	Lead Serial No.	Disposition
NMC871612	BMC 65	N MC871548	ACTIVE
NMC871613	BMC 66	N MC871548	ACTIVE
NMC871614	BMC 67	N MC871548	ACTIVE
NMC871615	BMC 68	N MC871548	ACTIVE
NMC871616	BMC 69	N MC871548	ACTIVE
NMC871617	BMC 70	N MC871548	ACTIVE
NMC871618	BMC 71	N MC871548	ACTIVE
NMC871619	BMC 72	N MC871548	ACTIVE
NMC871620	BMC 73	N MC871548	ACTIVE
NMC871621	BMC 74	N MC871548	ACTIVE
NMC871622	BMC 75	N MC871548	ACTIVE
NMC871623	BMC 76	N MC871548	ACTIVE
NMC871624	BMC 77	N MC871548	ACTIVE
NMC871625	BMC 78	N MC871548	ACTIVE
NMC871626	BMC 79	N MC871548	ACTIVE
NMC871627	BMC 80	N MC871548	ACTIVE
NMC871628	BMC 81	N MC871548	ACTIVE
NMC871629	BMC 82	N MC871548	ACTIVE
NMC871630	BMC 83	N MC871548	ACTIVE
NMC871631	BMC 84	N MC871548	ACTIVE
NMC871632	BMC 85	N MC871548	ACTIVE
NMC871633	BMC 86	N MC871548	ACTIVE
NMC871634	BMC 87	N MC871548	ACTIVE
NMC871635	BMC 88	N MC871548	ACTIVE
NMC871636	BMC 89	N MC871548	ACTIVE
NMC871637	BMC 90	N MC871548	ACTIVE
NMC871638	BMC 91	N MC871548	ACTIVE
NMC871639	BMC 92	N MC871548	ACTIVE
NMC871640	BMC 93	N MC871548	ACTIVE
NMC871641	BMC 94	N MC871548	ACTIVE
NMC871642	BMC 95	N MC871548	ACTIVE
NMC871643	BMC 96	N MC871548	ACTIVE
NMC871644	BMC 97	N MC871548	ACTIVE
NMC871645	BMC 98	N MC871548	ACTIVE
NMC871646	BMC 99	N MC871548	ACTIVE
NMC871647	BMC 100	N MC871548	ACTIVE
NMC871648	BMC 101	N MC871548	ACTIVE
NMC871649	BMC 102	N MC871548	ACTIVE
NMC871650	BMC 103	N MC871548	ACTIVE
NMC871651	BMC 104	N MC871548	ACTIVE
NMC871652	BMC 105	N MC871548	ACTIVE
NMC871653	BMC 106	N MC871548	ACTIVE
NMC871654	BMC 107	N MC871548	ACTIVE
NMC871655	BMC 108	N MC871548	ACTIVE
NMC871656	BMC 109	N MC871548	ACTIVE
NMC871657	BMC 110	N MC871548	ACTIVE
NMC871658	BMC 111	N MC871548	ACTIVE
NMC871659	BMC 112	N MC871548	ACTIVE
NMC871660	BMC 113	N MC871548	ACTIVE
NMC871661	BMC 114	N MC871548	ACTIVE
NMC871662	BMC 115	N MC871548	ACTIVE
NMC871663	BMC 116	N MC871548	ACTIVE

ACTIVE CLAIMS

Run Date: 03/14/2012 06:23 PM	Page 10 of 17

Serial No.	Claim Name/Number	Lead Serial No.	Disposition
NMC871664	BMC 117	N MC871548	ACTIVE
NMC871665	BMC 118	N MC871548	ACTIVE
NMC871666	BMC 119	N MC871548	ACTIVE
NMC871667	BMC 120	N MC871548	ACTIVE
NMC871668	BMC 121	N MC871548	ACTIVE
NMC871669	BMC 122	N MC871548	ACTIVE
NMC871670	BMC 123	N MC871548	ACTIVE
NMC871671	BMC 124	N MC871548	ACTIVE
NMC871672	BMC 125	N MC871548	ACTIVE
NMC871673	BMC 126	N MC871548	ACTIVE
NMC871674	BMC 127	N MC871548	ACTIVE
NMC871675	BMC 128	N MC871548	ACTIVE
NMC871676	ABC 1	N MC871548	ACTIVE
NMC871677	ABC 2	N MC871548	ACTIVE
NMC871678	ABC 3	N MC871548	ACTIVE
NMC871679	ABC 4	N MC871548	ACTIVE
NMC871680	ABC 5	N MC871548	ACTIVE
NMC871681	ABC 6	N MC871548	ACTIVE
NMC871682	ABC 7	N MC871548	ACTIVE
NMC871683	ABC 8	N MC871548	ACTIVE
NMC871684	ABC 9	N MC871548	ACTIVE
NMC871685	ABC 10	N MC871548	ACTIVE
NMC871686	ABC 11	N MC871548	ACTIVE
NMC871687	ABC 12	N MC871548	ACTIVE
NMC871688	ABC 13	N MC871548	ACTIVE
NMC871689	ABC 14	N MC871548	ACTIVE
NMC871690	ABC 15	N MC871548	ACTIVE
NMC871691	ABC 16	N MC871548	ACTIVE
NMC871692	ABC 17	N MC871548	ACTIVE
NMC871693	ABC 18	N MC871548	ACTIVE
NMC871694	ABC 19	N MC871548	ACTIVE
NMC871695	ABC 20	N MC871548	ACTIVE
NMC871696	ABC 21	N MC871548	ACTIVE
NMC871697	ABC 22	N MC871548	ACTIVE
NMC871698	ABC 23	N MC871548	ACTIVE
NMC871699	ABC 24	N MC871548	ACTIVE
NMC871700	ABC 25	N MC871548	ACTIVE
NMC871701	ABC 26	N MC871548	ACTIVE
NMC871702	ABC 27	N MC871548	ACTIVE
NMC871703	ABC 28	N MC871548	ACTIVE
NMC871704	ABC 29	N MC871548	ACTIVE
NMC871705	ABC 30	N MC871548	ACTIVE
NMC871706	ABC 31	N MC871548	ACTIVE
NMC871707	ABC 32	N MC871548	ACTIVE
NMC871708	ABC 33	N MC871548	ACTIVE
NMC871709	ABC 34	N MC871548	ACTIVE
NMC871710	ABC 35	N MC871548	ACTIVE
NMC871711	ABC 36	N MC871548	ACTIVE
NMC871712	ABC 37	N MC871548	ACTIVE
NMC871713	ABC 38	N MC871548	ACTIVE
NMC871714	ABC 39	N MC871548	ACTIVE
NMC871715	ABC 40	N MC871548	ACTIVE

ACTIVE CLAIMS

Run Date: 03/14/2012 06:23 PM	Page 11 of 17

Serial No.	Claim Name/Number	Lead Serial No.	Disposition
NMC871716	ABC 41	N MC871548	ACTIVE
NMC871717	ABC 42	N MC871548	ACTIVE
NMC871718	ABC 43	N MC871548	ACTIVE
NMC871719	ABC 44	N MC871548	ACTIVE
NMC871720	ABC 45	N MC871548	ACTIVE
NMC871721	ABC 46	N MC871548	ACTIVE
NMC871722	ABC 47	N MC871548	ACTIVE
NMC871723	ABC 48	N MC871548	ACTIVE
NMC871724	ABC 49	N MC871548	ACTIVE
NMC871725	ABC 50	N MC871548	ACTIVE
NMC871726	ABC 51	N MC871548	ACTIVE
NMC871727	ABC 52	N MC871548	ACTIVE
NMC871728	ABC 53	N MC871548	ACTIVE
NMC871729	ABC 54	N MC871548	ACTIVE
NMC871730	ABC 55	N MC871548	ACTIVE
NMC871731	ABC 56	N MC871548	ACTIVE
NMC871732	ABC 57	N MC871548	ACTIVE
NMC871733	ABC 58	N MC871548	ACTIVE
NMC871734	ABC 59	N MC871548	ACTIVE
NMC871735	ABC 60	N MC871548	ACTIVE
NMC871736	ABC 61	N MC871548	ACTIVE
NMC871737	ABC 62	N MC871548	ACTIVE
NMC871738	ABC 63	N MC871548	ACTIVE
NMC871739	ABC 64	N MC871548	ACTIVE
NMC871740	ABC 65	N MC871548	ACTIVE
NMC871741	ABC 66	N MC871548	ACTIVE
NMC871742	ABC 67	N MC871548	ACTIVE
NMC871743	ABC 68	N MC871548	ACTIVE
NMC871744	ABC 69	N MC871548	ACTIVE
NMC871745	ABC 70	N MC871548	ACTIVE
NMC871746	ABC 71	N MC871548	ACTIVE
NMC871747	ABC 72	N MC871548	ACTIVE
NMC871748	ABC 73	N MC871548	ACTIVE
NMC871749	ABC 74	N MC871548	ACTIVE
NMC871750	ABC 75	N MC871548	ACTIVE
NMC871751	ABC 76	N MC871548	ACTIVE
NMC871752	ABC 77	N MC871548	ACTIVE
NMC871753	ABC 78	N MC871548	ACTIVE
NMC871754	ABC 79	N MC871548	ACTIVE
NMC871755	ABC 80	N MC871548	ACTIVE
NMC871756	ABC 81	N MC871548	ACTIVE
NMC871757	ABC 82	N MC871548	ACTIVE
NMC871758	ABC 83	N MC871548	ACTIVE
NMC871759	ABC 84	N MC871548	ACTIVE
NMC871760	ABC 85	N MC871548	ACTIVE
NMC871761	ABC 86	N MC871548	ACTIVE
NMC871762	ABC 87	N MC871548	ACTIVE
NMC876819	GLEN 1	NMC876819	ACTIVE
NMC876820	GLEN 2	NMC876819	ACTIVE
NMC876821	GLEN 3	NMC876819	ACTIVE
NMC876822	GLEN 4	NMC876819	ACTIVE
NMC876823	GLEN 5	NMC876819	ACTIVE

ACTIVE CLAIMS

Run Date: 03/14/2012 06:23 PM	Page 12 of 17

Serial No.	Claim Name/Number	Lead Serial No.	Disposition
NMC876824	GLEN 6	NMC876819	ACTIVE
NMC876825	GLEN 7	NMC876819	ACTIVE
NMC876826	GLEN 8	NMC876819	ACTIVE
NMC876827	GLEN 9	NMC876819	ACTIVE
NMC876828	GLEN 10	NMC876819	ACTIVE
NMC876829	GLEN 11	NMC876819	ACTIVE
NMC876830	GLEN 12	NMC876819	ACTIVE
NMC876831	GLEN 13	NMC876819	ACTIVE
NMC876832	GLEN 14	NMC876819	ACTIVE
NMC876833	GLEN 15	NMC876819	ACTIVE
NMC876834	GLEN 16	NMC876819	ACTIVE
NMC876835	GLEN 17	N MC876819	ACTIVE
NMC876836	GLEN 18	N MC876819	ACTIVE
NMC876837	GLEN 19	N MC876819	ACTIVE
NMC876838	GLEN 20	N MC876819	ACTIVE
NMC876839	GLEN 21	N MC876819	ACTIVE
NMC876840	GLEN 22	N MC876819	ACTIVE
NMC876841	GLEN 23	N MC876819	ACTIVE
NMC876842	GLEN 24	N MC876819	ACTIVE
NMC876843	GLEN 25	N MC876819	ACTIVE
NMC876844	GLEN 26	N MC876819	ACTIVE
NMC876845	GLEN 27	N MC876819	ACTIVE
NMC876846	GLEN 28	N MC876819	ACTIVE
NMC889366	BMC 129	NMC889366	ACTIVE
NMC889367	BMC 130	NMC889366	ACTIVE
NMC889368	BMC 131	NMC889366	ACTIVE
NMC889369	BMC 132	NMC889366	ACTIVE
NMC889370	BMC 133	NMC889366	ACTIVE
NMC889371	BMC 134	NMC889366	ACTIVE
NMC889372	BMC 135	NMC889366	ACTIVE
NMC889373	BMC 136	NMC889366	ACTIVE
NMC889374	BMC 137	NMC889366	ACTIVE
NMC889375	BMC 138	NMC889366	ACTIVE
NMC889376	BMC 139	NMC889366	ACTIVE
NMC889377	BMC 140	NMC889366	ACTIVE
NMC889378	BMC 141	NMC889366	ACTIVE
NMC889379	BMC 142	NMC889366	ACTIVE
NMC889380	BMC 143	NMC889366	ACTIVE
NMC889381	BMC 144	NMC889366	ACTIVE
NMC889382	BMC 145	NMC889366	ACTIVE
NMC889383	BMC 146	NMC889366	ACTIVE
NMC889384	BMC 147	NMC889366	ACTIVE
NMC889385	BMC 148	NMC889366	ACTIVE
NMC889386	BMC 149	NMC889366	ACTIVE
NMC889387	BMC 150	NMC889366	ACTIVE
NMC889388	BMC 151	NMC889366	ACTIVE
NMC889389	BMC 152	NMC889366	ACTIVE
NMC889390	BMC 153	NMC889366	ACTIVE
NMC889391	BMC 154	NMC889366	ACTIVE
NMC889392	BMC 155	NMC889366	ACTIVE
NMC889393	BMC 156	NMC889366	ACTIVE
NMC889394	BMC 157	NMC889366	ACTIVE

ACTIVE CLAIMS

Run Date: 03/14/2012 06:23 PM	Page 13 of 17

Serial No.	Claim Name/Number	Lead Serial No.	Disposition
NMC889395	BMC 158	NMC889366	ACTIVE
NMC889396	BMC 159	NMC889366	ACTIVE
NMC889397	BMC 160	NMC889366	ACTIVE
NMC889398	BMC 161	NMC889366	ACTIVE
NMC889399	BMC 162	NMC889366	ACTIVE
NMC889400	BMC 163	NMC889366	ACTIVE
NMC889401	BMC 164	NMC889366	ACTIVE
NMC889402	BMC 165	N MC889366	ACTIVE
NMC889403	BMC 166	N MC889366	ACTIVE
NMC889404	BMC 167	N MC889366	ACTIVE
NMC889405	BMC 168	N MC889366	ACTIVE
NMC889406	BMC 169	N MC889366	ACTIVE
NMC889407	BMC 170	N MC889366	ACTIVE
NMC889408	BMC 171	N MC889366	ACTIVE
NMC889409	BMC 172	N MC889366	ACTIVE
NMC889410	BMC 173	N MC889366	ACTIVE
NMC889411	BMC 174	N MC889366	ACTIVE
NMC889412	BMC 175	N MC889366	ACTIVE
NMC889413	BMC 176	N MC889366	ACTIVE
NMC889414	BMC 177	N MC889366	ACTIVE
NMC889415	BMC 178	N MC889366	ACTIVE
NMC889416	BMC 179	N MC889366	ACTIVE
NMC889417	BMC 180	N MC889366	ACTIVE
NMC889418	BMC 181	N MC889366	ACTIVE
NMC889419	BMC 182	N MC889366	ACTIVE
NMC889420	BMC 183	N MC889366	ACTIVE
NMC889421	BMC 184	N MC889366	ACTIVE
NMC889422	BMC 185	N MC889366	ACTIVE
NMC889423	BMC 186	N MC889366	ACTIVE
NMC889424	BMC 187	N MC889366	ACTIVE
NMC889425	BMC 188	N MC889366	ACTIVE
NMC889426	BMC 189	N MC889366	ACTIVE
NMC889427	BMC 190	N MC889366	ACTIVE
NMC889428	BMC 191	N MC889366	ACTIVE
NMC889429	BMC 192	N MC889366	ACTIVE
NMC889430	BMC 193	N MC889366	ACTIVE
NMC889431	BMC 194	N MC889366	ACTIVE
NMC889432	BMC 195	N MC889366	ACTIVE
NMC889433	BMC 196	N MC889366	ACTIVE
NMC889434	BMC 197	N MC889366	ACTIVE
NMC889435	BMC 198	N MC889366	ACTIVE
NMC889436	BMC 199	N MC889366	ACTIVE
NMC889437	BMC 200	N MC889366	ACTIVE
NMC889438	BMC 201	N MC889366	ACTIVE
NMC889439	BMC 202	N MC889366	ACTIVE
NMC889440	BMC 203	N MC889366	ACTIVE
NMC889441	BMC 204	N MC889366	ACTIVE
NMC889442	BMC 205	N MC889366	ACTIVE
NMC889443	BMC 206	N MC889366	ACTIVE
NMC889444	BMC 207	N MC889366	ACTIVE
NMC889445	BMC 208	N MC889366	ACTIVE
NMC889446	BMC 209	N MC889366	ACTIVE

ACTIVE CLAIMS

Run Date: 03/14/2012 06:23 PM	Page 14 of 17

Serial No.	Claim Name/Number	Lead Serial No.	Disposition
NMC889447	BMC 212	N MC889366	ACTIVE
NMC889448	BMC 213	N MC889366	ACTIVE
NMC889449	BMC 214	N MC889366	ACTIVE
NMC889450	BMC 215	N MC889366	ACTIVE
NMC889451	BMC 216	N MC889366	ACTIVE
NMC889452	BMC 217	N MC889366	ACTIVE
NMC889453	BMC 218	N MC889366	ACTIVE
NMC889454	BMC 219	N MC889366	ACTIVE
Number of ACTIVE cases: 624

ACTIVE CLAIMS

Run Date: 03/14/2012 06:22 PM	Page 15 of 17

Admin State:  NV
   Geo State:  NV

WHITNEY JOHN W 6490 S MCCARRAN BLVD #23
RENO, NV 89509	CUSTOMER ID: *[REDACTED]

Serial No.	Claim Name/Number	Lead Serial No.	Disposition
NMC135448	FOX #336	NMC135447	ACTIVE
NMC135450	FOX #338	NMC135447	ACTIVE
NMC144623	BO #435	NMC144621	ACTIVE
NMC144624	BO #436	NMC144621	ACTIVE
NMC144626	BO #442	NMC144621	ACTIVE
NMC144627	BO #443	NMC144621	ACTIVE
NMC144628	BO #444	NMC144621	ACTIVE
NMC144629	BO #448	NMC144621	ACTIVE
NMC144630	BO #449	NMC144621	ACTIVE
NMC144632	BO #466	NMC144621	ACTIVE
NMC144636	BO #480	NMC144621	ACTIVE
NMC144637	BO #481	NMC144621	ACTIVE
NMC144838	BO #848	NMC144621	ACTIVE
NMC25426	RAINBOW	NMC25426	ACTIVE
NMC25427	CABIN	NMC25426	ACTIVE
NMC25428	SILVER KNIGHT	NMC25426	ACTIVE
NMC25429	RAINBOW # 1 EAST	NMC25426	ACTIVE
NMC25430	RAINBOW # 2 EAST	NMC25426	ACTIVE
NMC25431	RAINBOW # 2 WEST	NMC25426	ACTIVE
NMC25432	RAINBOW # 1 WEST	NMC25426	ACTIVE
NMC25433	CABIN # 2 EAST	NMC25426	ACTIVE
NMC25434	SILVER NIGHT #2 WEST	NMC25426	ACTIVE
NMC25435	SILVER NIGHT #1 WEST	NMC25426	ACTIVE
NMC25436	SILVER NIGHT #1 EAST	NMC25426	ACTIVE
NMC25437	SILVER NIGHT #2 EAST	NMC25426	ACTIVE
NMC25438	CABIN # 1 EAST	NMC25426	ACTIVE
NMC25439	CABIN # 2 WEST	NMC25426	ACTIVE
NMC25440	CABIN # 1 WEST	NMC25426	ACTIVE
NMC44289	FOX # 86	NMC44288	ACTIVE
NMC44290	FOX # 87	NMC44288	ACTIVE
NMC44291	FOX # 88	NMC44288	ACTIVE
NMC44292	FOX # 89	NMC44288	ACTIVE
NMC44293	FOX # 90	NMC44288	ACTIVE
NMC44302	FOX #100	NMC44288	ACTIVE
NMC44303	FOX #101	NMC44288	ACTIVE
NMC44304	FOX #102	NMC44288	ACTIVE
NMC44305	FOX #103	NMC44288	ACTIVE
NMC44317	FOX #115	NMC44288	ACTIVE
NMC44318	FOX #116	NMC44288	ACTIVE
NMC44319	FOX #117	NMC44288	ACTIVE
NMC44345	FOX #143	NMC44288	ACTIVE
NMC44346	FOX #144	NMC44288	ACTIVE
NMC44347	FOX #145	NMC44288	ACTIVE
NMC44348	FOX #146	NMC44288	ACTIVE

ACTIVE CLAIMS

Run Date: 03/14/2012 06:22 PM	Page 16 of 17

Serial No.	Claim Name/Number	Lead Serial No.	Disposition
NMC44349	FOX #147	NMC44288	ACTIVE
NMC44350	FOX #148	NMC44288	ACTIVE
NMC57755	FOX # 2	NMC57755	ACTIVE
NMC57756	FOX # 3	NMC57755	ACTIVE
NMC57757	FOX # 4	NMC57755	ACTIVE
NMC57758	FOX # 5	NMC57755	ACTIVE
NMC57759	FOX # 6	NMC57755	ACTIVE
NMC57760	FOX # 7	NMC57755	ACTIVE
NMC57761	FOX # 8	NMC57755	ACTIVE
NMC57762	FOX # 9	NMC57755	ACTIVE
NMC57773	FOX # 20	NMC57755	ACTIVE
NMC57774	FOX # 21	NMC57755	ACTIVE
NMC57775	FOX # 22	NMC57755	ACTIVE
NMC57776	FOX # 23	NMC57755	ACTIVE
NMC57777	FOX # 25	NMC57755	ACTIVE
NMC57778	FOX # 27	NMC57755	ACTIVE
NMC57785	FOX # 46	NMC57755	ACTIVE
NMC57786	FOX # 47	NMC57755	ACTIVE
NMC57787	FOX # 48	NMC57755	ACTIVE
NMC57788	FOX # 49	NMC57755	ACTIVE
NMC57789	FOX # 50	NMC57755	ACTIVE
NMC57790	FOX # 51	NMC57755	ACTIVE
NMC57795	FOX # 56	NMC57755	ACTIVE
NMC57796	FOX # 57	NMC57755	ACTIVE
NMC57797	FOX # 58	NMC57755	ACTIVE
NMC57799	FOX # 60	NMC57755	ACTIVE
NMC57800	FOX # 61	NMC57755	ACTIVE
NMC57801	FOX # 62	NMC57755	ACTIVE
NMC57804	FOX # 65	NMC57755	ACTIVE
NMC57805	FOX # 66	NMC57755	ACTIVE
NMC57806	FOX # 67	NMC57755	ACTIVE
NMC57807	FOX # 68	NMC57755	ACTIVE
NMC57808	FOX # 69	NMC57755	ACTIVE
NMC57809	FOX # 70	NMC57755	ACTIVE
NMC57810	FOX # 71	NMC57755	ACTIVE
NMC57811	FOX # 72	NMC57755	ACTIVE
NMC57812	FOX # 73	NMC57755	ACTIVE
NMC57813	FOX # 74	NMC57755	ACTIVE
NMC57814	FOX # 75	NMC57755	ACTIVE
NMC57815	FOX # 76	NMC57755	ACTIVE
NMC57816	FOX # 77	NMC57755	ACTIVE
NMC57817	FOX # 78	NMC57755	ACTIVE
NMC57818	FOX # 79	NMC57755	ACTIVE
NMC57819	FOX # 80	NMC57755	ACTIVE
NMC57820	FOX # 81	NMC57755	ACTIVE
NMC57821	FOX # 82	NMC57755	ACTIVE
NMC58194	FOX # 1	NMC58194	ACTIVE
NMC71756	FOX #244	N MC71752	ACTIVE
NMC71757	FOX #245	N MC71752	ACTIVE
NMC71758	FOX #246	N MC71752	ACTIVE
NMC71759	FOX #247	N MC71752	ACTIVE
NMC71760	FOX #248	N MC71752	ACTIVE

ACTIVE CLAIMS

Run Date: 03/14/2012 06:22 PM	Page 17 of 17

Serial No.	Claim Name/Number	Lead Serial No.	Disposition
NMC71761	FOX #249	N MC71752	ACTIVE
NMC849217	FOX N0 149	N MC849217	ACTIVE
NMC917136	FF 1	N MC917136	ACTIVE
NMC917137	FF 2	N MC917136	ACTIVE
NMC917138	FF 3	N MC917136	ACTIVE
NMC917139	FF 4	N MC917136	ACTIVE
NMC917140	FOXY 63	N MC917136	ACTIVE
NMC917141	FOXY 64	N MC917136	ACTIVE
NMC99775	FOX #288	N MC99775	ACTIVE
NMC99776	FOX #289	N MC99775	ACTIVE
NMC99777	FOX #290	N MC99775	ACTIVE
NMC99778	FOX #291	N MC99775	ACTIVE
NMC99779	FOX #292	N MC99775	ACTIVE
NMC99780	FOX #293	N MC99775	ACTIVE
NMC99781	FOX #294	N MC99775	ACTIVE
NMC99790	FOX #303	N MC99775	ACTIVE
NMC99791	FOX #304	N MC99775	ACTIVE
NMC99818	FOX #331	N MC99775	ACTIVE
NMC99819	FOX #332	N MC99775	ACTIVE
NMC99820	FOX #333	N MC99775	ACTIVE
NMC99821	FOX #334	N MC99775	ACTIVE
Number of ACTIVE cases: 117

WHITNEY JOHN W PO BOX 20579
RENO, NV 89515	CUSTOMER ID: *[REDACTED]

Serial No.	Claim Name/Number	Lead Serial No.	Disposition
NMC44288	FOX # 85	N MC44288	ACTIVE
NMC769845	LIS #86	N MC769760	ACTIVE
NMC769846	LIS #87	N MC769760	ACTIVE
NMC769847	LIS #88	N MC769760	ACTIVE
NMC769848	LIS #89	N MC769760	ACTIVE
NMC769849	LIS #90	N MC769760	ACTIVE
NMC769850	LIS #91	N MC769760	ACTIVE
NMC769855	LIS #96	N MC769760	ACTIVE
NMC769857	LIS #98	N MC769760	ACTIVE
NMC769859	LIS #100	N MC769760	ACTIVE
NMC769956	LIS #197	N MC769760	ACTIVE
Number of ACTIVE cases: 11

Water Rights:

Nevada State Water Permit No. 70321

Nevada State Water Permit No. 70322

SCHEDULE 1.1(A) – BOREALIS DOT

APN(s): N/A

property also includes
unpatented mining claims

Recording Requested By:
Name: Joel O. Benson, Esq.
Address: 1550 17th Street, Suite 500, Denver, Colorado 80202

When Recorded Mail to:
Name: Joel O. Benson, Esq., Davis Graham & Stubbs LLP
Address: 1550 17th Street, Suite 500, Denver, Colorado 80202

Affirmation Statement:
The undersigned hereby affirms that this document does not contain the personal information of any person. (Per NRS 239B.030)

DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF PRODUCTION, RENTS AND LEASEHOLD INTERESTS,
FINANCING STATEMENT AND FIXTURE FILING

FROM

BOREALIS MINING COMPANY, as Trustor

TO

STEWART TITLE OF NEVADA HOLDINGS, INC., as Trustee

AND

WATERTON GLOBAL VALUE, L.P., BY ITS INVESTMENT MANAGER, ALTITUDE
MANAGEMENT LIMITED, as Beneficiary

DATED AS OF APRIL 18, 2012

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIS INSTRUMENT SECURES FUTURE ADVANCES.

THIS INSTRUMENT COVERS FIXTURES AND GOODS THAT WILL BECOME FIXTURES ON THE PROPERTY DESCRIBED IN EXHIBIT A.

THIS INSTRUMENT COVERS AS-EXTRACTED COLLATERAL.

DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF PRODUCTION, RENTS AND LEASEHOLD
INTERESTS, FINANCING STATEMENT AND FIXTURE FILING

This Deed of Trust, Security Agreement, Assignment of Production, Rents and Leasehold Interests, Financing Statement and Fixture Filing (the “Deed of Trust”) is entered into by and among BOREALIS MINING COMPANY, a corporation formed and existing under the laws of the State of Nevada, and whose address is 611 N Nevada Street, Carson City, Nevada 89703 (herein called “Trustor”), Stewart Title of Nevada Holdings, Inc., whose address is 5335 Kietzke Lane, Ste 110, Reno, NV 89519 (herein called “Trustee”), and WATERTON GLOBAL VALUE, L.P., by its Investment Manager, Altitude Management Limited, whose address is Folio House, P.O. Box 800, Road Town, Tortola, VG 1110 (herein called “Beneficiary”).

Recitals

A.           Pursuant to that certain Senior Secured Gold Stream Credit Agreement dated April 18, 2012 among Gryphon Gold Corporation, a Nevada corporation, as the borrower (the “Borrower”), the Trustor, as a guarantor, and the Beneficiary, as the lender (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), and subject to the satisfaction of the conditions precedent stated therein, the Beneficiary has agreed to advance a Loan to the Borrower in the principal amount of Fifteen Million Dollars ($15,000,000), all on the terms and conditions stated in the Credit Agreement. This Deed of Trust secures the Trustor’s guarantee of the repayment and performance of the Credit Agreement, as further described herein, including future advances, and advances under the Credit Agreement are obligatory. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

B.           It is a condition precedent to the Beneficiary entering into the Credit Agreement and making and maintaining the Loan thereunder, that the Trustor shall have executed and delivered this Deed of Trust to secure the Trustor’s performance of the Guarantee (defined below), which guarantees the payment and performance of the Credit Agreement and such other payment and performance obligations and liabilities of the Trustor and the Borrower, all as more fully described herein.

C.           The Trustor owns, leases or holds, or has an option to purchase, those certain properties consisting of unpatented mining claims, unpatented millsite claims, mineral rights, leasehold and other rights and interests in Mineral County, Nevada as further described herein, including on Exhibit A attached hereto and incorporated herein by reference, which are commonly referred to herein as the “Properties”.

D.           The Trustor is a wholly-owned subsidiary of the Borrower, and the Trustor will directly and indirectly benefit from the Credit Agreement and the loans made to the Borrower pursuant thereto. The Trustor has irrevocably and unconditionally guaranteed the payment and performance obligations of the Borrower arising under the Credit Agreement and each other

Credit Document (as defined in the Credit Agreement) pursuant to a Guarantee of even date herewith (the “Guarantee”).

E.           The Trustor expects to derive substantial direct and indirect benefit from the amounts made available under the Credit Agreement, including for preservation and development of the Properties, and from such financial and other support as the Borrower may in the future provide to the Trustor. The Trustor and the Borrower are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of each of them has a direct, tangible and immediate impact on the success of the other. The Trustor is interested in and will be financially benefited by the business success of the Borrower and has executed this Deed of Trust and the other Credit Documents (defined below) for legitimate business purposes.

F.           The Trustor and the Beneficiary have entered into that certain Gold and Silver Supply Agreement dated April 18, 2012 (the “Gold and Silver Supply Agreement”), whereby the Trustor has agreed to sell gold and silver to the Beneficiary at the price, and subject to the terms and conditions, stated therein.

G.           THIS DEED OF TRUST IS GOVERNED BY THE PROVISIONS OF NRS 106.300 TO 106.400, INCLUSIVE, AND SECURES FUTURE ADVANCES TO A MAXIMUM PRINCIPAL AMOUNT OF THIRTY MILLION DOLLARS ($30,000,000).

THIS DEED OF TRUST COVERS GOOD WHICH ARE OR ARE TO BECOME FIXTURES ON THE REAL ESTATE DESCRIBED IN THIS DEED OF TRUST AND ALSO COVERS AS-EXTRACTED COLLATERAL AND MINERALS OR THE LIKE TO BE FINANCED AT THE MINEHEAD OF THE MINE OR MINES LOCATED ON THE REAL ESTATE DESCRIBED IN THIS DEED OF TRUST. THIS DEED OF TRUST IS TO BE FILED FOR RECORD IN THE REAL ESTATE RECORDS AS, AMONG OTHER THINGS, A FINANCING STATEMENT AND A FIXTURE FILING.

H.           This Deed of Trust is intended to act and operate as either a deed of trust or as a mortgage (but not both), at the sole option and direction of the Beneficiary. Upon foreclosure, pursuant to the terms and conditions stated herein, the Beneficiary may elect to treat this instrument either as a deed of trust and pursue a non-judicial foreclosure pursuant to the power of sale granted herein, or as a mortgage and pursue a judicial foreclosure.

Agreement

NOW, THEREFORE, in consideration of the premises, to induce the Beneficiary to enter into the Credit Agreement and the other Credit Documents, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 –	CREATION OF SECURITY

Section 1.1   Grant. In consideration of the moneys and credit advanced under the Credit Agreement for the benefit of the Trustor, and in consideration of the mutual covenants contained herein, and for the purpose of securing payment and performance of the Obligations (as defined below in Section 1.4), Trustor hereby grants, bargains, sells, warrants, assigns, pledges, transfers and conveys to the Trustee, IN TRUST, with power of sale and right of entry and possession subject to the terms hereof, for the benefit of the Beneficiary, all of Trustor’s right, title and interest in and to the following real and personal property, rights, title and interests (collectively, the “Collateral”), whether presently owned or held or hereafter acquired:

(a)           Lands and Realty. All lands and real property, including all leasehold, option rights, mineral interests, unpatented mining claims (lode and placer), unpatented millsites, tunnel sites and rights, amended claims, relocated claims, royalties and other real property interests (whether surface, underground, mineral, or other), as more particularly described on Exhibit A attached hereto and incorporated herein by reference (collectively, the “Lands”);

(b)           Gold, Silver and Minerals. All gold, silver and other ores, minerals, metals, mineral elements and compounds, dore, concentrate, veins, lodes and mineral deposits that are on, in, under, extending from or into, produced or to be produced from, stored, stacked, handled, processed, refined, beneficiated, transported or marketed on or from all or any part of the Lands, including “As-Extracted Collateral” as defined in N.R.S. 104.9102, Section 9102 of the Nevada Uniform Commercial Code (the “UCC”), all whether in place, extracted, produced, processed, stored or otherwise severed (collectively, the “Minerals”);

(c)           Leases. All leases and subleases (howsoever named or characterized), licenses of use, exploration agreements, joint venture agreements and other agreements and rights in, to or relating to the Lands or the use of any part thereof (the “Leases”), including any extensions or renewals

(d)           Fixtures and Improvements. All buildings, structures, mills, crushers, facilities, offices, shops, tanks, pipelines, fixtures and other improvements, howsoever designated, now or hereafter located or constructed on the Lands (collectively, the “Improvements”);

(e)           Water Rights. All water, water rights (whether vested, certificated, permitted or otherwise, whether or not adjudicated, and whether or not with a place of use or point of diversion on the Lands), water right applications, reservoirs and reservoir rights, ditches and ditch rights, irrigation systems and irrigation rights, wells, well permits and other rights of use appertaining or belonging to or used in connection with the Lands and all wells, pumps, pumping stations, machinery and equipment associated therewith, and all shares of stock or similar interest (if any) evidencing reservoir, ditch, irrigation or other water rights or rights of use (collectively, the “Water Rights”);

(f)           Access Rights. All rights of way, easements, licenses, profits, privileges, tenements, hereditaments, appurtenances, roads, trails, transportation improvements, and other access rights or rights of use appertaining or belonging to or used in connection with the Lands, the Water Rights and/or the Improvements (collectively, the “Access Rights”);

(g)           Property Data. All records, data, reports and information relating to or associated with all or any portion of the Lands, the Minerals or the Water Rights, including maps, surveys, drilling data, drill logs, core samples and core data, technical, engineering and permitting information and reports, and all geological, metallurgical, geophysical, geochemical and analytical data and reports (collectively, the “Data”);

(h)           Permits and Approvals. All approvals, authorizations, licenses, permits, consents, variances, land use entitlements, applications, plans, bonds, filings or registrations by, with or from any governmental authority (federal, state or local) or other person associated with or necessary for the use or development of all or any portion of the Lands, Minerals, Improvements, Water Rights or Access Rights and all bonds, letters of credit and other financial accommodations that secure the performance of the foregoing (collectively, the “Permits”);

(i)           Accounts; Contract Rights; General Intangibles. All accounts, accounts receivable, contracts and contract rights, option and purchase rights, agreements, documents, instruments, income, receipts, revenues, earnings, rents, profits, deposits, security deposits, royalties and revenue arising from the use or enjoyment of all or any portion of the Lands, the Improvements or other Collateral, from the production, crushing, milling, treatment, storage, marketing, hedging, sale or transfer of all or any portion of the Minerals and from the use, sale, assignment, conveyance or transfer of all or any portion of any other Collateral (collectively, the “Accounts”);

(j)           Machinery; Equipment; Personal Property. All goods, machinery, equipment, drilling rigs and equipment, facilities, parts, supplies, power lines, tools, vehicles, rolling stock, furnishings, apparatus, inventory, fixtures and other personal property of every kind and nature, howsoever defined and whether or not attached or affixed in any manner to any building, structure or Improvement on the Lands (collectively, the “Personal Property”);

(k)           All Associated Property. All other property (whether real, personal or mixed), right, title or interest of any kind, nature or character, howsoever defined or identified, related to or associated with the Properties, the Lands, the Minerals, the Improvements, the Water Rights, the Access Rights, the Data, the Permits, the Accounts, the Personal Property or other property described herein; and

(l)           Proceeds and Products. All proceeds and products of the Lands, Minerals, Improvements, Water Rights, Access Rights, Data, Permits, Personal Property, Accounts and other property rights and interests described herein.

TO HAVE AND TO HOLD all of the Collateral, together with all and singular the rights, privileges, benefits, contracts, hereditaments and appurtenances now or hereafter at any time before the foreclosure or release hereof, in any way appertaining or belonging thereto, unto the Trustee and to its substitutes or successors, forever, IN TRUST, upon the terms and conditions herein set forth; and Trustor hereby binds and obligates itself and its successors and assigns, to warrant and to defend, all and singular, title to the Collateral unto the Trustee, its substitutes or successors, forever, against the claims of any and all persons whomsoever claiming any part thereof.

Section 1.2   Creation of Security Interest. In addition to the grant contained in Section 1.1, and for the same consideration and purpose, the Trustor hereby grants to the Beneficiary, a first and prior continuing security interest in all Collateral constituting personal property, now owned or hereafter acquired by the Trustor, and in all Proceeds thereof (as defined below). The Trustor, without limiting the foregoing provisions of this Section 1.2, stipulates that the grant made by this Section 1.2 includes a grant of a security interest in all Minerals extracted or produced from or otherwise attributable to or severed from the Lands and in the Proceeds resulting from sale of such Minerals, such security interest to attach to such Minerals as- extracted, at the minehead of any mine located thereon, and to the Accounts resulting from such sales. “Proceeds” shall have the meaning given to such term in Article 9 of the UCC, and includes whatever is received or receivable upon the sale, exchange, collection or other disposition of the Collateral and insurance payable or damages or other payments by reason of loss or damage to the Collateral, and all additions thereto, substitutions and replacements thereof or accessions thereto.

Section 1.3   Pledge and Assignment. The Trustor hereby grants and makes a common law pledge and assignment to the Beneficiary of all Refinery Accounts (defined below) and all credit balances therein from time to time. “Refinery Accounts” means any account or allocation, and the credit balances in dollars or Minerals therein, of or for the benefit of the Trustor at or with any refinery or processing facility to which Minerals severed from or attributable to the Lands are delivered or held, expressly including all accounts of the Trustor presently in effect, or hereafter constituted, at Johnson Matthey in Salt Lake City, Utah.

Section 1.4                      Obligations Secured. This instrument is executed and delivered by the Trustor to secure and enforce the irrevocable, full, punctual and complete payment and performance when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of:

(a)           All amounts due or to become due under the Credit Agreement, including the payment of all indebtedness, liabilities and amounts due or to become due under the Credit Agreement, in the original principal amount of Thirty Million Dollars ($30,000,000) and under any other Credit Document, together with any amendment, modification, renewal, restatement, replacement, extension or increase thereof, and all advances shall be governed by NRS Sections 106.380 through 106.400. Notwithstanding the amount outstanding at any particular time, this Deed of Trust secures all amounts due under the Credit Agreement plus all costs, fees, expenses and charges provided therein, which is made a part hereof by reference. All advances under the Credit Agreement are obligatory and are secured by this Deed of Trust. All such obligatory advances, including future advances, and interest, fees, costs and charges thereon will have the same priority as the funds initially advanced under the Credit Agreement;

(b)           Any and all other or additional indebtedness, liabilities or sums for which Trustor is now or may become liable to any Beneficiary or Trustee in any manner, whether under this instrument, the Guarantee, the Credit Agreement, any Credit Document or any other or future instrument or document, either primarily or secondarily, absolutely or contingently, directly or indirectly, jointly, severally, or jointly and severally, and whether matured or unmatured, and whether or not created after payment in full of the Obligations if this instrument shall not have been released of record by Beneficiary;

(c)           All sums advanced and costs and expenses incurred by the Beneficiary or the Trustee (directly or indirectly), including all legal, accounting, engineering, management, or the Obligations or any part thereof, any amendment, modification, renewal, restatement, replacement or extension thereof, the acquisition or perfection of any security therefor or otherwise in connection with the administration, preservation, perfection, enforcement and realization of the rights of the Trustee or the Beneficiary hereunder or under any of the other obligations secured hereby, including reasonable attorneys fees, courts costs and other litigation and foreclosure expenses;

(d)           All renewals, extensions, amendments, modifications, restatements and changes of, or substitutions or replacements for, all or any part of the items described above; and

(e)           Each and every covenant and agreement of Trustor contained in any Credit Document.

The indebtedness, liabilities and obligations secured hereby, as described in the foregoing clauses (a) – (e) are sometimes referred to herein as the “Obligations”.

Section 1.5   Proceeds. The security interest of the Beneficiary hereunder in the Proceeds shall not be construed to mean that the Beneficiary consents to the sale or other disposition of any part of the Collateral other than Minerals extracted from or attributable to the Lands and sold in the ordinary course of business.

Section 1.6    Substitution of Beneficiary for Trustor. This instrument shall be effective, at the Beneficiary’s option and as allowed by applicable law, either as a mortgage or as a deed of trust, and every grant herein to the Trustee of interests, powers, rights and remedies shall likewise be a grant of the same interests, powers, rights and remedies to the Beneficiary, as mortgagee. Subject to applicable law, the Beneficiary shall in all instances, and in its sole discretion, elect whether this instrument shall be effective as a mortgage or as a deed of trust.

Section 1.7    Future Advances. Trustor, and each party at any time claiming an interest in or lien or encumbrances against the Collateral, agrees that all advances made by the Beneficiary from time to time under any Credit Document, and all other portions of the Obligations herein referred to, shall be secured by this Deed of Trust with priority as if all of the same had been advanced, had arisen or became owing or performable on the date of this Deed of Trust. No reduction of the outstanding principal balance under the Credit Agreement shall extinguish, release or subordinate any rights, titles, interests, liens, security interests, powers or privileges intended, created or arising hereunder or under any other Credit Document, and this Deed of Trust shall remain in full force and effect as to any subsequent advances or subsequently arising portions of the indebtedness without loss of priority until all Obligations are fully paid, performed and satisfied, all agreements and obligations, if any, of Beneficiary for future advances have been terminated, and this Deed of Trust has been released of record by Beneficiary. THIS DEED OF TRUST IS TO BE GOVERNED BY THE PROVISIONS OF THE FUTURE ADVANCES STATUTES IN THE STATE OF NEVADA REVISED STATUTES 106.300-106.400, INCLUSIVE. THIS DEED OF TRUST SECURES FUTURE ADVANCES AND THE MAXIMUM AMOUNT OF PRINCIPAL TO BE SECURED IS THIRTY MILLION DOLLARS ($30,000,000).

Section 1.8    Continuing Status of Lien, Security Interest and Pledge. So long as the commitment to advance funds under the Credit Agreement remains in effect, whether or not subject to the satisfaction of any conditions precedent, the lien on the Collateral constituting real property and the security interest in and pledge relating to the Collateral constituting personal property created hereby shall remain in effect with the priority date established by the recording or filing hereof, notwithstanding the fact that from time to time the outstanding balance of the loans outstanding under the Credit Agreement may be zero.

ARTICLE 2 –	ASSIGNMENT OF PRODUCTION PROCEEDS, RENTS AND LEASEHOLD INTERESTS

Section 2.1   Assignment of Production Proceeds. As further security for the payment and performance of the Obligations, the Trustor hereby absolutely and unconditionally assigns and transfers to the Beneficiary, effective upon and during the continuance of an Event of Default, all Minerals (and the Proceeds therefrom) which are produced, extracted or severed from or attributable to the Lands and, effective automatically upon and during the continuance of an Event of Default, the Trustor hereby transfers, assigns, warrants and conveys to the Beneficiary all Minerals (and the Proceeds therefrom) which are produced, extracted or severed from or attributable to the Lands. Upon the occurrence and during the continuance of an Event of Default, all persons producing, purchasing or receiving such Minerals or the Proceeds therefrom are authorized and directed to treat the Beneficiary as the person entitled in the Trustor’s place and stead to receive the same; and further, those persons will be fully protected in so treating the Beneficiary and will be under no obligation to see to the application by Beneficiary of any Proceeds received by it. The Trustor agrees that, if, after the occurrence and during the continuance of an Event of Default, any Proceeds from such Minerals are paid to the Trustor, such proceeds shall constitute trust funds in the hands of the Trustor, shall be segregated from all other funds of the Trustor and separately held by the Trustor, and shall be forthwith paid over by the Trustor to the Beneficiary. Upon the occurrence and during the continuance of an Event of Default, the Trustor shall, if and when requested by the Beneficiary, execute and file with any production purchaser a transfer order or other instrument declaring the Beneficiary to be entitled to the Proceeds of severed Minerals and instructing such purchaser to pay such Proceeds to the Beneficiary. After the occurrence and during the continuance of an Event of Default, should any purchaser fail to make payment promptly to the Beneficiary of the proceeds derived from the sale thereof, the Beneficiary shall have the right, subject only to any contractual rights of such purchaser or any operator, to designate another purchaser to purchase and take such Products, without liability of any kind on the Beneficiary in making such selection so long as ordinary care is used in respect thereof.

Section 2.2    Assignment of Rents and Leasehold Interests. As further security for the payment and performance of the Obligations, the Trustor hereby absolutely and unconditionally assigns and transfers to Trustee, for the benefit of the Beneficiary, all the leases, income, rent, issues, deposits, profits and proceeds of the Lands and the Improvements to which the Trustor may be entitled, whether now due or to become due, and hereby gives to and confers upon the Trustee, on the occurrence of an Event of Default, the right, power and authority to collect such income, rents, issues, deposits, profits and proceeds of the Lands and the Improvements to which the Trustor may be entitled, whether now due, past due or to become due. This assignment constitutes an irrevocable direction and authorization of all tenants, account payors and other

Persons, under any lease, contract, agreement or other Instrument to pay all income, rent, issues, deposits, profits and proceeds into an account specified by the Trustee upon demand and without further consent or other action by the Trustor. This assignment of rents and leasehold interests shall be governed by NRS Sections 107A.010 through 107A.370.

Section 2.3    Power-of-Attorney; Collection. The Trustor hereby irrevocably appoints the Trustee its true and lawful attorney, at the option of the Trustee upon the occurrence and during the continuance of an Event of Default, to demand, receive and enforce payment, to give receipts, releases, and satisfactions, and to sue, either in the name of the Trustor or in the name of the Trustee, for all such income, rents, issues, deposits, profits and proceeds and apply the same to the Obligations secured hereby. It is understood and agreed that neither the foregoing assignments in Sections 2.1 and 2.2 nor the exercise by the Trustee of any of its rights or remedies under this Article 2 or otherwise hereunder shall be deemed to make the Trustee a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Collateral or the use, occupancy, enjoyment, or operation of all or any portion thereof. Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall have occurred and be continuing, the Trustor shall have a license to collect all Proceeds from the Collateral as trustee for the benefit of the Trustee and shall apply such Proceeds in the following order of priority: (a) first, to the payment of the Obligations then due and payable, and (b) second, to such other obligations or matters as Trustor may reasonably determine. Upon the occurrence and during the continuance of an Event of Default, such license shall be deemed automatically revoked and any income, rents, issues, deposits, profits and proceeds received thereafter by the Trustor shall be delivered in kind to the Trustee. The Trustor hereby irrevocably constitutes and appoints the Trustee its true and lawful attorney-in-fact to enforce in the Trustor’s name or in the Beneficiary’s name or otherwise all rights of the Trustor and to do any and all things necessary and proper to carry out and implement the purposes hereof, which Trustee may exercise at any time after the occurrence and during the continuance of an Event of Default.

Section 2.4    Trustor’s Payment Duties. Nothing contained herein will limit the Trustor’s duty to make payment on the Obligations when the Proceeds received pursuant to this Article 2 are insufficient to pay the costs, interest, principal and any other portion of the Obligations then owing, and the receipt of Proceeds pursuant hereto will be in addition to all other security now or hereafter existing to secure payment of the Obligations.

Section 2.5    Liability of Trustee and Beneficiary. Neither the Trustee nor the Beneficiary has any obligation to enforce collection of any of the Proceeds or other amounts described in this Article 2, and the Trustee and the Beneficiary are hereby released from all liability and responsibility in connection therewith, except the responsibility to account to Trustor for Proceeds and other amounts actually received.

Section 2.6    Indemnification. The Trustor agrees to indemnify and save and hold harmless the Trustee, the Beneficiary, their respective successors and affiliates and their respective directors, partners, managers, principals, officers, employees, agents, consultants and representatives (collectively, the “Indemnified Parties”) from and against all claims, actions, liabilities, losses, judgments, reasonable attorneys’ fees, costs and expenses and other charges of any description whatsoever (all of which are hereafter referred to in this Section 2.6 as “Claims”) made against or sustained or incurred by any such Indemnified Party as a consequence of the assertion, either before or after the payment in full of the Obligations, that the Beneficiary received Minerals, Proceeds or rents, profits, income or proceeds of Collateral pursuant to this instrument, except to the extent any Claims arise out of any Indemnified Party’s gross negligence or willful misconduct. The Indemnified Parties have the right to employ attorneys and to defend against any Claims and unless furnished with satisfactory indemnity, after notice to the Trustor, the Indemnified Parties will have the right to pay or compromise and adjust all Claims in its sole reasonable discretion. The Trustor shall indemnify and pay to the Indemnified Parties all amounts paid by any Indemnified Party in compromise or adjustment of any of the Claims or amounts adjudged against any Indemnified Party in respect of any of the Claims. The liabilities of Trustor as set forth in this Section 2.6 will constitute Obligations and will survive the termination of this instrument.

ARTICLE 3 –	TRUSTOR’S REPRESENTATIONS AND WARRANTIES

The Trustor hereby represents and warrants as follows (except as set forth in, and subject to the disclosures in, the Credit Agreement and the Schedules thereto):

Section 3.1   Due Organization, Good Standing and Authority. The Trustor is duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in Nevada and every other jurisdiction where necessary in light of its business and properties. The Trustor has full power, authority and legal right (i) to own or lease its assets and properties (including the Lands owned or leased by the Trustor) and to conduct its business as now being conducted, and (ii) to enter into its obligations under this Deed of Trust and each other agreement, document and instrument executed or to be executed by it pursuant hereto or in connection herewith and to perform the terms hereof and thereof applicable to it.

Section 3.2   Authorization and No Conflict. The execution and delivery by the Trustor of this Deed of Trust, and the performance of all transactions contemplated hereby and the fulfillment of and compliance with the terms of this Deed of Trust, have been duly authorized by all necessary action, corporate, partnership or otherwise, and do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) give any third party any right to accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to (A) the operating agreement or other constating documents of the Trustor, (B) any law, statute or rule, or (C) any agreement, instrument, order, judgment or decree to which the Trustor is subject or by which any of its properties are bound.

Section 3.3   No Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or other person or entity is required for the due execution, delivery and performance by the Trustor under this Deed of Trust.

Section 3.4  Validity. This Deed of Trust is, and when delivered hereunder will be, the legal, valid and binding obligation of the Trustor enforceable against the Trustor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or law).

Section 3.5  Name and Location of Office. The Trustor has not used any corporate name or done business under any name other than its own, and the Trustor further covenants and agrees that it will not do so, nor will it change its state of organization outside of the State of Delaware or relocate its chief executive office outside of the State of Nevada without at least thirty days’ prior notice to the Trustee and the Beneficiary.

Section 3.6  Litigation. Except as disclosed to the Beneficiary in Schedule 7.1(c)(c) to the Credit Agreement, there is no action, suit or proceeding at law or in equity, by or before any governmental or regulatory authority, court, arbitral tribunal or other body now pending (or, to the knowledge of the Trustor, threatened) against or affecting the Trustor, the Lands or any of the other Collateral which may materially adversely impact the Trustor or its business or the Lands or otherwise affect the legality, validity or enforceability of this Deed of Trust.

Section 3.7   Title.

(i)           Exhibit A attached hereto and incorporated herein accurately and completely sets forth and describes all real property owned, held or controlled by the Trustor, including all fee interests, patented mining claims, unpatented mining claims, unpatented millsite claims, leasehold interests, option rights and other real property interests, and such Exhibit A is in a form that, when appended to this instrument, is adequate and sufficient for acceptance by Mineral County, Nevada for the recording of real property instruments.

(ii)           The Trustor is the exclusive owner or lessee of, and has good title to an undivided one hundred percent (100%) of unpatented mining claims and millsite claims set forth on Exhibit A to this Deed of Trust, which title is, subject to Permitted Liens and the matters disclosed on Schedule 7.1(j) to the Credit Agreement, superior and paramount to any adverse claim or right of title which may be asserted, subject only to the paramount title of the United States as to any unpatented mining claims and millsite claims and the rights, if any, of third parties to the lands within such unpatented mining claims pursuant to the Multiple Mineral Development Act of 1954 and the Surface Resources and Multiple Use Act of 1955. With respect to any lease or option to purchase identified on Exhibit A, except as disclosed in writing to Beneficiary in Schedule 7.1(j) to the Credit Agreement, each such lease creates a valid and subsisting leasehold estate in the lands described in such lease and each option creates a valid right to purchase the lands described in such option, each such lease and option is in full force and effect, no event has occurred that, with the giving of notice or the passage of time, would constitute a default under such lease or option and all rent, royalties or other payments due under such lease or option have been timely paid;

(iii)           With respect to the unpatented mining claims and unpatented millsite claims listed on the attached Exhibit A, except as disclosed to Beneficiary in Schedule 7.1(j) to the Credit Agreement: (A) subject to the paramount title of the United States, the Trustor is in exclusive possession thereof, free and clear of all Liens, claims, encumbrances or other burdens on production, other than Permitted Liens; (B) all such claims were located, staked, filed and recorded on available public domain land in compliance with all applicable state and federal laws and regulations; (C) assessment work, intended in good faith to satisfy the requirements of state and federal laws and regulations and generally regarded in the mining industry as sufficient, for all assessment years up to and including the assessment year ending September 1, 1992, was timely and properly performed on or for the benefit of the claims, and affidavits evidencing such work were timely recorded; (D) claim rental and maintenance fees required to be paid under federal law in lieu of the performance of assessment work, in order to maintain the claims commencing with the assessment year ending on September 1, 1993 and through the assessment year ending on September 1, 2011, have been timely and properly paid, and affidavits or other notices evidencing such payments and required under federal or state laws or regulation have been timely and properly filed and recorded; (E) all filings with the BLM with respect to such claims which are required under FLPMA have been timely and properly made; and (F) there are no actions or administrative or other proceedings pending or to the best of the Trustor’s knowledge threatened against or affecting any of the claims. Nothing herein shall be deemed a representation that any unpatented mining claim contains a discovery of valuable minerals or that any unpatented millsite claim is located on non-mineral land;

(iv)           The Trustor has good and marketable title to the Improvements and the Personal Property. The Lands, the Improvements located thereon and the Personal Property constitute all of the properties and assets, tangible or intangible, real or personal, which are used in the conduct of the business of the Trustor, as such business is presently being conducted and as pertains to the Lands. No other material properties or assets, whether or not owned by the Trustor, are required for the operation of such business or the Lands as presently being operated or developed. All such properties and assets are owned free and clear of all clouds to title and of all Liens, except Permitted Liens or Liens permitted under the provisions of this Deed of Trust. All Improvements and Personal Property owned or held by the Trustor are in a state of repair adequate for normal operations and are in all material respects in good working order and condition for the conduct of the business of the Trustor as such business is presently being conducted.

Section 3.8   Leases and Royalties. Except as disclosed in writing to Beneficiary in Schedule 7.1(l) to the Credit Agreement, the Leases are in full force and effect, in good standing and free from breach or default, and except as disclosed in writing to Beneficiary in Schedule 7.1(l) to the Credit Agreement, the Trustor is not aware of, and has not received notice of, any act or omission, which would constitute a material breach or default under the Lease or which would otherwise allow the lessor to terminate any Lease. Trustor has good right and full power and authority to assign, convey, grant and to transfer the interests in the Leases, without consent of the lessor (or Trustor has obtained sufficient consent from the lessor). Except as disclosed in writing to Beneficiary in Schedule 7.1(l) to the Credit Agreement, there are no Royalties (as defined below) burdening or otherwise associated with such Lands. For purposes hereof, “Royalties” shall mean any amount payable as a share of the product or profit from the Lands or any Minerals produced therefrom and includes without limitation, production payments, net profits interests, net smelter return royalties, landowner’s royalties, minimum royalties, overriding royalties and royalty bonuses.

Section 3.9    Transportation, Utilities and Water Supply. All utility services, means of transportation, ingress and egress roadways, easements, servitudes, rights of passage, facilities, water rights and other materials necessary for the operation of and access to the Lands (including, without limitation, gas, electrical, water supply and sewage services and facilities) are available on commercially reasonable terms in compliance with all applicable legal requirements, and the Trustor is not aware of any information that would lead it to believe that any of the foregoing will not be available in the future.

Section 3.10  Payment of Taxes. The Trustor has filed or caused to be filed all federal, state and local tax returns which to the knowledge of the Trustor are required to be filed and has paid or caused to be paid all taxes as shown on such returns or any assessment received by the Trustor to the extent that such taxes or assessments have become due, except such as may be diligently contested in good faith and by appropriate proceedings or as to which a bona fide dispute may exist and for which adequate reserves are being maintained.

Section 3.11  Compliance with Laws. With respect to the Lands and operations thereon, the Trustor has complied in all material respects with all applicable local, state and federal laws, including Environmental Laws (as defined in the Credit Agreement), and regulations relating to the operation of the Lands, and the Trustor is not aware of any investigation (other than a routine inspection) of the Trustor or the Lands by any local, state or federal agency with respect to enforcement of such laws and regulations. The existing and planned use of the Properties complies or will comply with all applicable legal requirements, including but not limited to applicable regulations and restrictive covenants affecting the Lands, as well as all environmental, ecological, landmark and other applicable laws and regulations; and all requirements for such use have been satisfied to the extent necessary for the current operations involving the Lands. No release, emission or discharge into the environment of hazardous substances, as defined under any Environmental Law, has occurred or is presently occurring or will occur in operating the Properties in its intended form in excess of federally or state permitted releases or reportable quantities, or other concentrations, standards or limitations under the foregoing laws or under any other federal, state or local laws, regulations or governmental approvals in connection with the construction, operation, ore treatment, heap leaching, fuel supply, power generation and transmission or waste disposal, or any other operations or processes relating to the Properties, other than as allowed by or in compliance with applicable federal, state and local laws. The Lands and the Trustor’s use and proposed use thereof are not and will not be in violation of any environmental, occupational safety and health or other applicable law now in effect, the effect of which violation, in any case or in the aggregate, would materially adversely affect the Lands or the Trustor’s use thereof, or which, in any case or in the aggregate, would impose a material liability on the Trustee or the Beneficiary or jeopardize the interest of the Trustee or the Beneficiary in the Collateral. The Trustor has no knowledge of any past or existing violations of any such laws, ordinances or regulations issued by any governmental authority.

Section 3.12  Permits Affecting Properties. The Trustor has obtained all licenses, operating bonds, permits, authorizations and approvals from all governments, governmental commissions, boards and other agencies required in respect of its present use of and operations on the Lands.

ARTICLE 4 –	COVENANTS

Section 4.1    Affirmative Covenants. The Trustor covenants and agrees that so long as any of the Obligations secured hereby remain unpaid or outstanding (except as specifically set forth in the Credit Agreement):

(a)           Due Payment. The Trustor will promptly pay when due, or within any applicable grace periods with respect thereto, any and all amounts for which it is obligated under the terms of the Credit Agreement, this Deed of Trust and each other Credit Document and will comply with all of the terms and provisions thereof and hereof;

(b)           Perfection; Maintenance of Liens. The Trustor shall promptly, at the Trustor’s own expense and insofar as not contrary to applicable law, execute such documents and provide such authorizations as Beneficiary may request so that Beneficiary may file and refile in such offices, at such times and as often as may be necessary, any instrument as may be necessary to create, perfect, maintain and preserve the lien and security interest intended to be created hereby and the rights and remedies hereunder; shall promptly furnish to the Trustee evidence satisfactory to the Trustee of all such filings and refilings; and otherwise shall do all things necessary or expedient to be done to effectively create, perfect, maintain and preserve the liens and security interests intended to be created hereby as a valid lien of first priority on real property and fixtures and a perfected security interest in personal property and fixtures, subject to Permitted Liens. The Trustor hereby authorizes the Trustee and the Beneficiary to file this Deed of Trust and one or more financing or continuation statements, and amendments thereto, relative to any or all of the Collateral;

(c)           Maintenance of Lands. The Trustor will (i) cause each of the Water Rights and Access Rights owned, held or hereafter acquired by or for the Trustor and necessary or appropriate to the operation of a mine or mines upon the Lands to be kept in full force and effect by the payment of whatever sums may become payable and by the fulfillment of whatever other obligations, and the performance of whatever other acts may be required to the end that forfeiture or termination of each such interest shall be prevented unless the termination, forfeiture or other relinquishment of the interest is authorized by any operating plan or plan of operations then in effect thereunder, (ii) conduct all drilling, mining, exploratory work and related operations and activities in accordance with applicable federal, state and local laws and good and minerlike practice, (iii) maintain the Trustor as the sole owner of, and retain their exclusive possession of, all mining and millsite claims, free and clear of all Liens, subject only to the paramount title of the United States and Permitted Liens, (iv) timely pay all required federal claim maintenance fees, and timely record and file in the appropriate county and federal offices adequate affidavits and notices of timely payment of such fees, and amend, relocate, and locate new mining claims with respect to those unpatented mining claims as reasonably necessary to protect the Trustor’s and the Trustee’s interest in the Collateral, (v) timely make all payments and perform all obligations to prevent the forfeiture or termination of any portion of the Lands, (vi) permit the Trustee and the Beneficiary, through their employees, representatives and agents, to enter upon the Lands at any time, subject to appropriate safety procedures, for the purpose of necessary or proper to enable the Trustee and the Beneficiary to exercise this right upon reasonable notice at such times as the Trustee or the Beneficiary may reasonably request, and (vii) do all other things necessary to preserve and maintain the right, title and interest of the Trustee and the Beneficiary in the Collateral. The Trustor shall not abandon all or any portion of the Lands that is producing or capable of commercial production or forfeit, surrender or release any lease, sublease, operating agreement or other agreement or instrument comprising or affecting the Collateral;

(d)           Maintenance of Unpatented Claims. To the extent not otherwise addressed herein, the Trustor covenants and agrees to timely pay all claim maintenance fees, to timely make all filings and recordings, including affidavits of payment, and to otherwise timely take all other necessary actions and pay such amounts relating to the preservation, maintenance, continuance and validity of unpatented mining claims and unpatented millsite claims as may be required by any federal, state or local governmental authority, including payment of claim maintenance fees to the U.S. Bureau of Land Management on or before July 15th of each year. The Trustor further covenants and agrees to provide the Beneficiary, on or before August 1 of each year, written notice and evidence of the payment of such claim maintenance fees for such unpatented claims. In the event that the Beneficiary has not received the notice and evidence described in the preceding sentence by August 1, the Trustee or the Beneficiary may, on behalf of the Trustor, make and pay any claim maintenance fees, in which event the Trustor shall promptly reimburse the Trustee and the Beneficiary for any such fees, with interest at the rate set forth in the Credit Agreement, in addition to any costs and expenses incurred in making such payments, and all such amounts shall be Obligations hereunder;

(e)           Maintenance of Collateral. The Trustor will keep all Improvements, Personal Property, inventory and fixtures of every kind now or hereafter included in the Collateral in good working order and condition (ordinary wear and tear excepted), and all repairs, renewals, replacements, additions, substitutions and improvements needful to such end shall be promptly made. The Trustor will comply fully with all of the terms and conditions of all leases, agreements and other instruments of title and all Access Rights and privileges necessary for the proper operation of such leases and instruments, and otherwise do all things necessary to keep Trustor’s rights and Beneficiary’s interest in the Collateral unimpaired;

(f)           Compliance with Laws and Permits. The Trustor will (i) comply with all lawful rulings and regulations of each regulatory authority having jurisdiction over the Trustor or the Lands; (ii) conduct any and all operations and activities on the Lands in compliance with applicable federal, state and local laws, rules and regulations and with all Permits; (iii) reclaim the Lands in accordance with applicable federal, state and local laws, rules and regulations and all Permits; and (iv) obtain and maintain in full force and effect all Permits necessary or appropriate for the use or operation of the Collateral or activities on the Lands, in each case as currently conducted;

(g)           Payment of Obligations. The Trustor will pay when due all liabilities and obligations of any nature, including all liabilities and obligations for labor, material, equipment and contracted services, incurred in or arising from the administration, operation or use of the Lands and the other Collateral;

(h)           Protection of Collateral. The Trustor will protect every part of the Collateral from removal, destruction and damage, and will protect same from the doing or suffering to be done of any act, other than the use of the Collateral as hereby contemplated, whereby the value of the Collateral may be lessened;

(i)           Insurance. The Trustor will carry (i) workmen’s compensation insurance covering persons who are employed by or for the benefit of the Properties in compliance with applicable laws, and (ii) other insurance as required by the Credit Documents;

(j)           Further Assurances. The Trustor shall execute, acknowledge and deliver to the Trustee and the Beneficiary all and any such other and further instruments, documents and certificates and do and perform such other acts as in the opinion of the Trustee or the Beneficiary may be necessary or desirable to implement, effect and maintain the intent of this Deed of Trust, upon the reasonable request of the Trustee or the Beneficiary, and at the Trustor’s expense;

(k)           Defend Title. The Trustor warrants and shall forever defend the Collateral against every person whomsoever lawfully claiming the same or any part thereof, and the Trustor shall maintain and preserve the lien and security interest herein created until this instrument has been terminated and released as provided herein. If the title or the right of the Trustor or the Trustee or the Beneficiary to the Lands or any other Collateral or any part thereof shall be challenged or attacked, either directly or indirectly, or if any legal proceedings are commenced against the Trustor or all or any portion of the Lands, the Trustor shall promptly give written notice thereof to the Trustee and, at the Trustor’s own expense, shall proceed diligently to defend against any such attack or proceedings, and the Trustee and the Beneficiary may take such independent action in connection therewith as either of them may, in its reasonable discretion, deem advisable to protect its interest in the Collateral, and all costs, expenses and reasonable attorneys’ fees incurred by the Trustee or the Beneficiary in connection therewith shall be a demand obligation owing by the Trustor, and shall bear interest at the rate specified in the Credit Agreement from the date such expenses are incurred until paid, and shall be part of the Obligations;

(l)           Change in General Mining Law. In the event of the repeal or modification of the current General Mining Law of 1872 during the term of this Deed of Trust, such that the interest of the Trustor in those lands which are material to the exploration, development or operation of the Lands is affected, modified or transformed, the Trustor will use its best efforts to retain its interest in those lands and will consult with the Trustee and the Beneficiary to determine how best to preserve the interest of the Trustor and the interest of the Trustee and the Beneficiary in the affected Collateral, and the Trustor shall take no action, which in the reasonable opinion of the Trustee or the Beneficiary or their counsel could adversely affect or impair their interest in the Collateral or under this Deed of Trust;

(m)           Information. The Trustor shall promptly furnish to the Trustee and the Beneficiary such information concerning the Trustor, the Trustor’s business affairs and financial condition, the Collateral and the operations and financial condition of the Trustor, as the Trustee or the Beneficiary may reasonably request; and

(n)           Access. The Trustor shall keep proper books, records and accounts in which complete and correct entries shall be made of the Trustor’s transactions in accordance with generally accepted accounting principles, and shall keep the records concerning the accounts and contract rights included in the Collateral at the Trustor’s place of business, and the Trustee and the Beneficiary shall have the right to inspect such records, and the Trustor shall furnish copies upon reasonable request and upon reasonable notice in accordance with the Credit Agreement.

Section 4.2    Negative Covenants. The Trustor covenants and agrees that, so long as any of the Obligations secured hereby remains unpaid or outstanding, the Trustor shall not, either directly or indirectly:

(a)           No Disposition of Assets. Except as permitted under the Credit Agreement, sell, transfer, assign, convey or otherwise dispose of all or any part of the Collateral;

(b)           No Debt. Except as permitted under the Credit Agreement, incur, create, issue, assume or permit any borrowing or indebtedness to exist or incur, create or enter into any guaranty of any obligation of any other person or entity;

(c)           No Liens. Except as permitted under the Credit Agreement, incur, create, grant, assume, allow or suffer to exist any Lien on all or any part of the Lands or any other Collateral, except Permitted Liens; or

(d)           Changes in Business. Except as permitted under the Credit Agreement, liquidate or dissolve, or enter into any consolidation, merger, amalgamation, or sale or enter into any partnership, joint venture or other combination, where such transaction involves a contribution by the Trustor of all or a significant portion of the Collateral, or sell, lease or dispose of its business or the assets of the Trustor.

ARTICLE 5 –	DEFAULT

The occurrence of any one or more of the following events in Section 5.1(a) through Section 5.1(f) shall constitute an “Event of Default”:

Section 5.1   Events of Default. The term “Event of Default” shall have the meaning given thereto in the Credit Agreement and each other Credit Document, but shall also include the occurrence or the existence of any of the following conditions:

(a)           The failure by the Trustor to keep, punctually perform, or observe any of the covenants, agreements, obligations or prohibitions contained herein, in the Credit Agreement, in any Credit Document, in any other written instrument evidencing any of the Obligations or in any other agreement with the Trustee or the Beneficiary (whether now existing or entered into hereafter), and such failure remains unremedied for a period of five Business Days; or

(b)           This Deed of Trust or any other collateral security granted by the Trustor with respect to the Obligations shall fail to constitute a valid and enforceable, perfected first priority security interest in or lien on any Collateral for any reason, subject to any Permitted take any action threatening the validity, perfection or priority of any such security interest; or

(c)           (i) The Trustor shall initiate or commence any case, proceeding or other action (A) under any existing or future bankruptcy or insolvency law, or otherwise seek to have it judged bankrupt or insolvent, or seek reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) any such case, proceeding or other action shall seek appointment of a receiver, trustee, custodian, administrator, conservator or other similar official for it or for all or any substantial part of its assets, or the Trustor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Trustor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Trustor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Trustor shall take any action in furtherance of, or indicating its consent to, approval of, authorization of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Trustor generally shall not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(d)           Any governmental authority shall condemn, seize or appropriate all or any portion of the Collateral that is material to the financial condition, business or operations of the Trustor or the Properties; or

(e)           The voluntary or involuntary dissolution, merger, consolidation, winding up or reorganization of Trustor or the occurrence of any action preparatory thereto.

(f)           The assertion (except by the owner of an encumbrance expressly excepted from the Trustor’s warranty of title herein) of any claim of priority over this instrument, by title, lien or otherwise, unless the Trustor within 30 days after such assertion either causes the assertion to be withdrawn or provides the Beneficiary with such further or additional security as the Beneficiary may require to protect the Beneficiary against all loss, damage, or expense, including attorneys’ fees, which the Beneficiary may incur in the event such assertion is upheld.

Section 5.2   Acceleration Upon Default. Upon the occurrence of any Event of Default, or at any time thereafter during the continuance of an Event of Default, the Beneficiary may, at its option, by notice to the Trustor, declare all Obligations to be due and payable forthwith without any further notice, presentment or demand of any kind, all of which are hereby expressly waived.

Section 5.3   Possession and Operation of Property. Upon the occurrence of any Event of Default, or at any time thereafter during the continuance of an Event of Default, and in addition to all other rights therein conferred on the Trustee or the Beneficiary, the Trustee, the Beneficiary or any person, firm or corporation designated by Beneficiary, will have the right and power, but will not be obligated, to have an audit performed, at Trustor’s expense, of the books and records of Trustor, and to enter upon and take possession of all or any part of the Collateral, to exclude Trustor therefrom, and to hold, use, administer and manage the same to the extent that Trustor could do so. The Trustee, the Beneficiary or any person, firm or corporation designated by the Beneficiary, may manage the Collateral, or any portion thereof, without any liability to the Trustor in connection with such management except with respect to gross negligence or willful misconduct; and the Trustee, the Beneficiary or any person, firm or corporation designated by the Beneficiary will have the right to collect, receive and receipt for all Products produced and sold from the Royalty Interests, and to exercise every power, right and privilege of the Trustor with respect to the Collateral. Providing there has been no foreclosure sale, when and if the expenses of the management of the Collateral have been paid and the Obligations paid in full, the remaining Collateral shall be returned to the Trustor.

Section 5.4    Ancillary Rights. Upon the occurrence of an Event of Default, or at any time thereafter during the continuance of an Event of Default, and in addition to all other rights of the Beneficiary hereunder, the Beneficiary may, without notice, demand or declaration of default, all of which are hereby expressly waived by the Trustor, proceed by a suit or suits in equity or at law (i) for the seizure and sale of the Collateral or any part thereof, (ii) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (iii) for the foreclosure or sale of the Collateral or any part thereof under the judgment or decree of any court of competent jurisdiction, (iv) without regard to the solvency or insolvency of any person, and without regard to the value of the Collateral, and without notice to Trustor (notice being hereby expressly waived), for the ex parte appointment of a receiver to serve without bond pending any foreclosure or sale hereunder, or (v) for the enforcement of any other appropriate legal or equitable remedy.

Section 5.5    Availability of Rights and Remedies; Cumulative Rights and Remedies. Upon the occurrence of an Event of Default, or at any time thereafter during the continuance of an Event of Default, all of the rights and remedies provided to the Trustee or the Beneficiary in this Deed of Trust and each other collateral security documents shall immediately become available to the Trustee and the Beneficiary, and the Trustee and the Beneficiary shall have all other rights and remedies available at law or in equity. All rights and remedies of the Trustee and the Beneficiary set out in this Deed of Trust, each other collateral security document and as otherwise available are cumulative, and no right or remedy contained herein or therein is intended to be exclusive; each such right and remedy is in addition to every other right and remedy contained in this Deed of Trust, each other collateral security document or in any existing or future agreement or now or in the future existing at law, in equity, by statute or otherwise. Every right, power and remedy given by this Deed of Trust to the Trustee or the Beneficiary or to which either of them may be otherwise entitled, may be exercised concurrently or independently, from time to time and as often as may be deemed expedient by the Trustee or the Beneficiary, and either of them may pursue inconsistent remedies.

ARTICLE 6 –	BENEFICIARY’S RIGHTS AS TO REALTY COLLATERAL UPON DEFAULT

Section 6.1    Deed of Trust or Mortgage. The Beneficiary may elect to treat this instrument as either a deed of trust or as a mortgage, but not both. Upon the occurrence of an Event of Default, or at any time thereafter, the Beneficiary or the Trustee may declare all sums secured hereby immediately due and payable either by commencing an action to foreclose this Deed of Trust as a mortgage, or by the delivery to the Trustee of a written declaration of default and demand for sale and of written notice of default and of election to cause the Collateral to be sold, which notice the Trustee shall cause to be duly filed for record in case of foreclosure by exercise of the power of sale herein. The decision by the Beneficiary to pursue its remedies and foreclose either by acting under the Deed of Trust as a deed of trust by exercise of the power of sale (and as otherwise set forth herein) or by acting under the Deed of Trust as a mortgage by exercise of a judicial foreclosure (and as otherwise set forth herein) may be made by the Beneficiary at the Beneficiary’s sole option and discretion.

Section 6.2    Judicial Foreclosure. Upon the occurrence of an Event of Default, or at any time thereafter, in lieu of the exercise of the non-judicial power of sale hereafter given, the Beneficiary may, subject to any mandatory requirement of applicable law, proceed by suit to foreclose its lien hereunder and to sell or have sold the Collateral or any part thereof at one or more sales, as an entirety or in parcels, at such place or places and otherwise, in such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Beneficiary may deem appropriate, and the Beneficiary shall thereafter make or cause to be made a conveyance to the purchaser or purchasers thereof. The Beneficiary may postpone the sale of the real property included in the Collateral or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. Sale of a part of the real property included in the Collateral will not exhaust the power of sale, and sales may be made from time to time until all such property is sold or the Obligations are paid in full.

Section 6.3    Non-Judicial Foreclosure; Power of Sale. Upon the occurrence of an Event of Default, or at any time thereafter, the Trustee is hereby authorized and empowered, and it shall be its duty, upon request of the Beneficiary, and to the extent permitted by applicable law, to exercise the power of sale contained herein and sell any part of the Collateral at one or more sales, as an entirety or in parcels, at such place or places and otherwise in such manner and upon such notice as may be required by applicable law, or in the absence of any such requirement, as Trustee and/or Beneficiary may deem appropriate, and to make conveyance to the purchaser or purchasers thereof. Any sale shall be made to the highest bidder for cash at the door of the county courthouse of, or in such other place as may be required or permitted by applicable law in, the county in the state where the Collateral or any part thereof is situated; provided that and if the Collateral lies in more than one county, such part of the Collateral may be sold at the courthouse door of any one of such counties, and the notice so posted shall designate in which county such property shall be sold. Any such sale shall be made at public outcry, on the day of any month, during the hours of such day and after such written notices thereof have been publicly posted in such places and for such time periods and after all persons entitled to notice thereof have been sent such notice, all as required by applicable law in effect at the time of such sale. The affidavit of any person having knowledge of the facts to the effect that such a service was completed shall be prima facie evidence of the fact of service. The Trustor agrees that no notice of any sale, other than as required by applicable law, need be given by the Trustor, the Beneficiary or any other person. The Trustor hereby designates as its address for the purposes of such notice the address set out on page one hereof; and agrees that such address shall be changed only by depositing notice of such change enclosed in a postpaid wrapper in a post office or official depository under the care and custody of the United States Postal Service, certified mail, postage prepaid, return receipt requested, addressed to the Beneficiary or other holder of the Obligations at the address for the Beneficiary set out herein (or to such other address as the Beneficiary or other holder of the Obligations may have designated by notice given as above provided to the Trustor and such other debtors). Any such notice or change of address of the Trustor or other debtors or of the Beneficiary or of other holder of the Obligations shall be effective upon receipt. The Trustor authorizes and empowers the Trustee to sell the Collateral in lots or parcels or in its entirety as the Trustee shall deem expedient; and to execute and deliver to the purchaser or purchasers thereof good and sufficient deeds of conveyance thereto by fee simple title, with evidence of general warranty by the Trustee, and the title of such purchaser or purchasers when so made by the Trustee, the Trustor binds itself to warrant and forever defend, subject to Permitted Liens and the paramount ownership of the United States as to any unpatented mining or millsite claims. Where portions of the Collateral lie in different counties, sales in such counties may be conducted in any order that the Trustee may deem expedient; and one or more such sales may be conducted in the same month, or in successive or different months as the Trustee may deem expedient.

ARTICLE 7 –	BENEFICIARY’S RIGHTS AS TO PERSONALTY AND FIXTURE COLLATERAL UPON DEFAULT

Section 7.1    Personalty Collateral. Upon the occurrence of an Event of Default, or at any time thereafter during the continuance of an Event of Default, the Beneficiary may, without notice to the Trustor, exercise its rights to declare all of the Obligations to be immediately due and payable, in which case the Beneficiary will have all rights and remedies granted by law, and particularly by the UCC, including, but not limited to, the right to take possession of any and all Collateral constituting personal property (the “Personalty Collateral”), and for this purpose the Beneficiary may enter upon any premises on which any or all of the Personalty Collateral is situated and take possession of and operate the Personalty Collateral or remove it therefrom. The Beneficiary may require the Trustor to assemble the Personalty Collateral and make it available to the Beneficiary or the Trustee at a place to be designated by Beneficiary which is reasonably convenient to all parties. Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Beneficiary will give the Trustor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made. This requirement of sending reasonable notice will be met if the notice is mailed, postage prepaid, to the Trustor at the address designated above at least ten (10) days before the time of the sale or disposition.

Section 7.2    Sale with Realty Collateral. In the event of foreclosure, whether judicial or non-judicial, at the Beneficiary’s option it may proceed under the Uniform Commercial Code as to the Personalty Collateral or it may proceed as to both Personalty Collateral and Collateral constituting real property in accordance with its rights and remedies in respect of the Collateral constituting real property.

Section 7.3    Private Sale. If the Beneficiary in good faith believes that any state or federal law prohibits or restricts the customary manner of sale or distribution of any of the Personalty Collateral, or if the Beneficiary determines that there is any other restraint or restriction limiting the timely sale or distribution of any such property in accordance with the sell such property privately or in any other manner it deems advisable at such price or prices as it determines in its sole discretion and without any liability whatsoever to the Trustor in connection therewith. The Trustor recognizes and agrees that such prohibition or restriction may cause such property to have less value than it otherwise would have and that, consequently, such sale or disposition by the Beneficiary may result in a lower sales price than if the sale were otherwise held.

ARTICLE 8 –	OTHER PROVISIONS CONCERNING FORECLOSURE

Section 8.1    Possession and Delivery of Collateral. It shall not be necessary for the Beneficiary or the Trustee to have physically present or constructively in its possession any of the Collateral at any foreclosure sale, and the Trustor shall deliver to the purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Collateral, then the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

Section 8.2    Beneficiary as Purchaser. The Beneficiary will have the right to become the purchaser at any foreclosure sale, and it will have the right to credit upon the amount of the bid the amount payable to it out of the net proceeds of sale. Upon compliance with the terms of any sale, Beneficiary may hold, retain, possess and dispose of such property in its own absolute right without further accountability.

Section 8.3    Recitals Conclusive; Warranty Deed; Ratification. Recitals contained in any conveyance to any purchaser at any sale made hereunder will conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the written instruments constituting part or all of the Obligations after the same have become due and payable, nonpayment of any other of the Obligations or advertisement and conduct of the sale in the manner provided herein, and appointment of any successor Trustee hereunder. The Trustor ratifies and confirms all legal acts that Beneficiary and/or Trustee may do in carrying out the provisions of this instrument.

Section 8.4    Effect of Sale. Any sale or sales of the Collateral or any part thereof will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Trustor in and to the premises and the property sold, and will be a perpetual bar, both at law and in equity, against the Trustor, Trustor’s successors or assigns and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under the Trustor, or Trustor’s successors or assigns. Subject to applicable rights of redemption under applicable law, the purchaser or purchasers at the foreclosure sale will receive immediate possession of the property purchased; and if the Trustor retains possession of the Collateral, or any part thereof, subsequent to sale, the Trustor will be considered a tenant at sufferance of the purchaser or purchasers, and if the Trustor remains in such possession after demand of the purchaser or purchasers to remove, the Trustor will be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law, and without any right to damages arising out of such removal.

Section 8.5    Application of Proceeds. The proceeds of any sale of the Collateral or any part thereof will be applied as follows:

(a)           first, to the payment of all out of pocket expenses incurred by the Trustee and Beneficiary in connection therewith, including, without limiting the generality of the foregoing, reasonable court costs, legal fees and expenses, fees of accountants, engineers, consultants, agents or managers and expenses of any entry or taking of possession, holding, valuing, preparing for sale, advertising, selling and conveying;

(b)           second, to the payment of the Obligations; and

(c)           third, any surplus thereafter remaining to Trustor or Trustor’s successors or assigns, as their interests may be established to Beneficiary’s reasonable satisfaction.

Section 8.6    Deficiency. Subject to applicable law, the Trustor will remain liable for any deficiency owing to the Beneficiary after application of the net proceeds of any foreclosure sale.

Section 8.7    Waiver of One-Action Rule. The Trustor, for the Trustor and all who may claim through or under the Trustor, to the extent that the Trustor may lawfully do so under applicable law, hereby waives and agrees to forego the benefit and application of Nevada’s “one- action rule”, whether arising at common law or by statute, expressly including Nevada Revised Statute Section 40.430 et seq.

Section 8.8    Trustor’s Waiver of Appraisement, Marshaling, Etc. The Trustor agrees that the Trustor will not at any time insist upon or plead or in any manner whatsoever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this instrument, the absolute sale of the Collateral or the possession thereof by any purchaser at any sale made pursuant to this instrument or pursuant to the decree of any court of competent jurisdiction. The Trustor, for the Trustor and all who may claim through or under the Trustor, hereby waives the benefit of all such laws and to the extent that the Trustor may lawfully do so under applicable state law, waives any and all right to have the Collateral marshaled upon any foreclosure of the lien hereof or sold in inverse order of alienation and, the Trustor agrees that the Trustor may sell the Collateral as an entirety.

ARTICLE 9 –	MISCELLANEOUS

Section 9.1    Recording and Filing. The Trustor shall pay all costs of filing, registering and recording this and every other instrument in addition or supplemental hereto and all financing statements the Beneficiary may require, in such offices and places and at such times and as often as may be, in the judgment of the Beneficiary, necessary to preserve, protect and renew the lien and security interest herein created as a first lien and prior security interest on and in the Collateral and otherwise do and perform all matters or things necessary or expedient to be done or observed by reason of any law or regulation of any State or of the United States or of any other competent authority for the purpose of effectively creating, maintaining and preserving the lien and security interest created herein and on the Collateral and the priority thereof. The Trustor shall also pay the costs of obtaining reports from appropriate filing officers concerning financing statement filings in respect of any of the Collateral in which a security interest is granted herein.

Section 9.2   Trustee’s and Beneficiary’s Right to Perform Trustor’s Obligations. The Trustor agrees that, if Trustor fails to perform any act which Trustor is required to perform under this instrument, the Beneficiary or the Trustee or any receiver appointed hereunder may, but shall not be obligated to, perform or cause to be performed such act, and any expense incurred by the Beneficiary or the Trustee in so doing shall be a demand obligation owing by the Trustor to the Beneficiary, shall bear interest at an annual rate equal to the maximum interest rate provided in the Credit Agreement until paid and shall be a part of the Obligations, and the Beneficiary, the Trustee or any receiver shall be subrogated to all of the rights of the party receiving the benefit of such performance. The undertaking of such performance by the Beneficiary, the Trustee or any receiver as aforesaid shall not obligate such person to continue such performance or to engage in such performance or performance of any other act in the future, shall not relieve the Trustor from the observance or performance of any covenant, warranty or agreement contained in this instrument or constitute a waiver of default hereunder and shall not affect the right of the Beneficiary to accelerate the payment of all indebtedness and other sums secured hereby or to resort to any other of its rights or remedies hereunder or under applicable law. In the event the Beneficiary, the Trustee or any receiver appointed hereunder undertakes any such action, no such party shall have any liability to the Trustor in the absence of a showing of gross negligence or willful misconduct of such party, and in all events no party other than the acting party shall be liable to Trustor.

Section 9.3    Discharge of Purchaser. Upon any sale made under the powers of sale herein granted and conferred, the receipt of Beneficiary will be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof will not, after paying such purchase money and receiving such receipt of Beneficiary, be obliged to see to the application thereof or be in anywise answerable for any loss, misapplication or nonapplication thereof.

Section 9.4    Indebtedness of Obligations Absolute. Nothing herein contained shall be construed as limiting the Beneficiary to the collection of any indebtedness of the Trustor to the Beneficiary only out of the income, revenue, rents, issues and profits from the Collateral or as obligating the Beneficiary to delay or withhold action upon any default which may be occasioned by failure of such income or revenue to be sufficient to retire the principal or interest when due on the indebtedness secured hereby. It is expressly understood between the Beneficiary and the Trustor that any indebtedness of the Trustor to the Beneficiary secured hereby shall constitute an absolute, unconditional obligation of the Trustor to pay as provided herein or therein in accordance with the terms of the instrument evidencing such indebtedness in the amount therein specified at the maturity date or at the respective maturity dates of the installments thereof, whether by acceleration or otherwise.

Section 9.5    Defense of Claims. The Trustee will promptly notify the Trustor and the Beneficiary in writing of the commencement of any legal proceedings affecting Beneficiary’s or Trustee’s interest in the Collateral, or any part thereof, and shall take such action, employing attorneys acceptable to the Beneficiary (acting reasonably), as may be necessary to preserve the Trustor’s, the Trustee’s and the Beneficiary’s rights affected thereby; and should the Trustor fail or refuse to take any such action, the Trustee or the Beneficiary may take the action on behalf of and in the name of the Trustor and at the Trustor’s expense. Moreover, the Beneficiary or the

Trustee on behalf of Beneficiary may take independent action in connection therewith as they may in their discretion deem proper, and the Trustor hereby agrees to make reimbursement for all sums advanced and all expenses incurred in such actions plus interest at a rate equal to the maximum interest rate provided in the Credit Agreement.

Section 9.6    Termination. If all the Obligations are irrevocably and finally paid in full, the covenants herein contained are well and truly performed, and the Credit Documents are all terminated and no longer in effect, and if the Trustor and the Beneficiary intend at such time that this instrument not secure any obligation of the Trustor thereafter arising, then the Beneficiary shall, upon the request of the Trustor and at the Trustor’s cost and expense, deliver to Trustor proper instruments executed by the Beneficiary evidencing the release of this instrument. Until such delivery, this instrument shall remain and continue in full force and effect. All indemnifications provided by the Trustor for the benefit of the Trustee and/or the Beneficiary shall survive any release or termination of this Deed of Trust and shall remain in full force and effect.

Section 9.7    Renewals, Amendments and Other Security. Renewals, restatements, replacements and extensions of the Obligations may be given at any time, amendments may be made to the agreements with third parties relating to any part of the Obligations or the Collateral, and the Beneficiary or the Trustee may take or hold other security for the Obligations without notice to or consent of the Trustor. The Trustee or the Beneficiary may resort first to other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this instrument.

Section 9.8    Successor Trustees. The Trustee may resign in writing addressed to Beneficiary or be removed at any time with or without cause by an instrument in writing duly executed by Beneficiary. In case of the resignation or removal of the Trustee, a successor Trustee may be appointed by Beneficiary by instrument of substitution complying with any applicable requirements of law, and in the absence of any such requirement, without other formality than an appointment and designation in writing. Any appointment and designation will be full evidence of the right and authority to make the same and of all facts therein recited. Upon the making of any appointment and designation, all the estate and title of the Trustee in all of the Collateral will vest in the named successor Trustee, and the successor will thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee. All references herein to the Trustee will be deemed to refer to the Trustee from time to time acting hereunder.

Section 9.9    Limitations on Interest. No provision of the Credit Agreement, the other Credit Documents, or other instrument constituting or evidencing any of the Obligations or any other agreement between the parties shall require the payment or permit the collection of interest in excess of the maximum non-usurious rate which Trustor may agree to pay under applicable laws. The intention of the parties being to conform strictly to applicable usury laws now in force, the interest on the principal amount of the Credit Agreement and the interest on other amounts due under and/or secured by this instrument shall be held to be subject to reduction to the amount allowed under said applicable usury laws as now or hereafter construed by the courts having jurisdiction, and any excess interest paid shall be credited to Trustor.

Section 9.10  Effect of Instrument. This instrument shall be deemed and construed to be, and may be enforced as, an assignment, chattel mortgage or security agreement, common law pledge, contract, deed of trust, financing statement, real estate mortgage, and as any one or more of them if appropriate under applicable state law. This instrument shall be effective as a financing statement covering minerals, As-Extracted Collateral or the like and accounts subject to Article 9 of the Uniform Commercial Code as enacted in the appropriate jurisdiction and is to be filed for record in the Office of the County Clerk or other appropriate office of each county where any part of the Collateral is situated. A carbon, photographic, or other reproduction of this Deed of Trust or of any financing statement relating to this Deed of Trust shall be sufficient as a financing statement.

Section 9.11  Unenforceable or Inapplicable Provisions. If any provision hereof or of any of the written instruments constituting part or all of the Obligations is invalid or unenforceable in any jurisdiction, whether with respect to all parties hereto or with respect to less than all of such parties, the other provisions hereof and of the written instruments will remain in full force and effect in that jurisdiction with respect to the parties as to which such provision is valid and enforceable, and the remaining provisions hereof will be liberally construed in favor of Beneficiary in order to carry out the provisions hereof. The invalidity of any provision of this instrument in any jurisdiction will not affect the validity or enforceability of any provision in any other jurisdiction.

Section 9.12  Rights Cumulative; Delay or Omission No Waiver.

(a)           Each and every right, power and remedy given to Beneficiary herein or in any other written instrument relating to the Obligations will be cumulative and not exclusive; and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Beneficiary, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No waiver, delay, omission, or forbearance by Beneficiary of any right, power or remedy hereunder or under applicable law on any occasion will act as, or shall be deemed to be, a bar to the exercise of any right, power or remedy on any subsequent occasion or shall otherwise exhaust or impair any such right, power or remedy or shall be deemed to waive any Event of Default or to constitute acquiescence. Every right, power and remedy given to Trustee or Beneficiary may be exercised from time to time and as often as may be deemed expedient by Trustee or Beneficiary.

(b)           No failure on the part of Beneficiary to exercise, no course of dealing with respect to, and no delay on the part of Beneficiary in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.

(c)           In the event that Beneficiary shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Deed of Trust or any other Credit Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason, then and in every such case, the Trustor and

Beneficiary shall be restored to its respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies, privileges and powers of Beneficiary shall continue as if no such proceeding had been instituted.

Section 9.13  Non-Waiver. No act, delay, forbearance, omission or course of dealing between Beneficiary and Trustor will be a waiver of any of Beneficiary’s rights or remedies hereunder or under applicable law. No waiver, change or modification in whole or in part of this instrument or any other written instrument will be effective unless in a writing signed by Beneficiary.

Section 9.14  Beneficiary’s Expenses. The Trustor agrees to pay in full all expenses and reasonable attorneys’ fees of the Beneficiary or the Trustee which may have been or may be incurred by the Beneficiary or the Trustee in connection with the collection of the Obligations and the enforcement of any of Trustor’s obligations hereunder and under any documents executed in connection with the Obligations.

Section 9.15  Indemnification. In addition to any other indemnifications or similar obligations contained in this instrument or elsewhere, the Trustor hereby indemnifies, saves and holds harmless, and agrees to defend, the Beneficiary, the Trustee, their respective successors and assigns, their respective Affiliates and their respective directors, partners, managers, principals, officers, employees, agents, consultants and representatives (each, an “Indemnified Party) from, and no such Indemnified Party shall be liable for, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, fines, suits, costs, charges, claims, taxes, fees, expenses, payments or disbursements of any kind whatsoever, including attorneys’ fees and expenses (collectively “Losses”) which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred or suffered by or asserted against any Indemnified Party in any way relating to or arising out of this Deed of Trust or any other Credit Document or any instrument contemplated by or referred to herein or therein (including exercise by the Beneficiary or the Trustee of any right, power or remedy conferred upon it by this instrument or any other instrument pertaining hereto, or from the attempt or failure of the Beneficiary or the Trustee to exercise any such right, power or remedy), or the transactions contemplated hereby or thereby, or any act or omission of the Trustor, or the ownership, management, administration, operation, use or condition of the Lands, the other Collateral or the Properties or any other property, except with respect to Losses arising entirely out of the gross negligence or willful misconduct of such Indemnified Party. Notwithstanding any provision hereof to the contrary, the foregoing indemnity shall in all respects survive, continue and remain in full force and effect even though all Obligations, indebtedness and other sums secured hereby may be fully paid and the lien of this instrument released.

Section 9.16  Partial Releases. In the event the Trustor sells for monetary consideration or otherwise any portion of the Collateral, in compliance with and as permitted by the Credit Agreement, the Beneficiary and the Trustee shall release the lien of this instrument with respect to the portion sold, at the reasonable request of the Trustor, at the Trustor’s cost and expense. No release from the lien of this instrument of any part of the Collateral by Beneficiary shall in anywise alter, vary or diminish the force, effect or lien of this instrument on the balance or remainder of the Collateral.

Section 9.17  Subrogation. This instrument is made with full substitution and subrogation of Beneficiary and Trustee in and to all covenants and warranties by others heretofore given or made in respect of the Collateral or any part thereof.

Section 9.18  Notice. All notices and deliveries of information hereunder shall be deemed to have been duly given if actually delivered or mailed by registered or certified mail, postage prepaid, addressed to the parties hereto at the addresses set forth above on page 1; if by mail, then as of the date of such mailing. Each party may, by written notice so delivered to the others, change the address to which delivery shall thereafter be made.

Section 9.19   Successors. This instrument shall bind and inure to the benefit of the respective successors and assigns of the parties.

Section 9.20   Interpretation.

(a)           Article and section headings used in this instrument are intended for convenience only and shall be given no significance whatever in interpreting and construing the provisions of this instrument.

(b)           As used in this instrument, “Beneficiary” and “Trustee” include their respective successors and assigns. Unless context otherwise requires, words in the singular number include the plural and in the plural number include the singular. Words of the masculine gender include the feminine and neuter gender and words of the neuter gender may refer to any gender.

Section 9.21   Counterparts. This instrument may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that to facilitate recordation, in particular counterparts hereof, portions of Exhibit A hereto which describe properties situated in counties other than the county in which the counterpart is to be recorded have been omitted.

Section 9.22   Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Deed of Trust and the advance of any amounts in connection with the Credit Agreement.

Section 9.23   Rights Absolute. All rights of the Trustee and the Beneficiary and the deed of trust, pledge, assignment, charge and security interest hereunder, and all obligations of the Trustor hereunder, shall be absolute and unconditional, irrespective of:

(a)           any lack of validity or enforceability of any Credit Document or any other agreement or instrument relating thereto;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Credit Document, including, without limitation, any increase in the Obligations;

(c)           any taking, exchange, release or non-perfection of any other collateral, or any taking, release, amendment or waiver of or consent to departure from any guaranty, surety or support agreement for all or any of the Obligations;

(d)           any manner of application of collateral or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any principal, guarantor or surety;

(e)           any change, restructuring or termination of the corporate or company structure or existence of the Borrower, the Trustor or any affiliate thereof; and

(f)           any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Trustor or any affiliate of the Trustor, any other Person liable for the Obligations or a third party guarantor or grantor of a security interest.

Section 9.24  Joint and Several Liability. Trustor and Borrower are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of each such party has a direct, tangible and immediate impact on the success of the other parties. Trustor will derive substantial and immediate direct and indirect benefit from the Gold and Silver Supply Agreement, the Credit Agreement, the Credit Documents and the transactions entered into in connection therewith. Trustor expressly waives any right to revoke, terminate or suspend this Deed of Trust and acknowledges that it entered into and delivered to Beneficiary this Deed of Trust in contemplation of the benefits that it would receive by the Gold and Silver Supply Agreement, the Credit Agreement and the other Credit Documents.

Section 9.25  Entire Agreement; Exhibits. The Exhibits to this Deed of Trust form an integral part of this Deed of Trust and are incorporated herein by reference and expressly made a part hereof. This Deed of Trust constitutes the entire agreement among the parties with respect to the subject matter hereof, superseding all prior statements, representations, discussions, agreements and understandings, oral or written, relating to such subject matter, including all term sheets and commitment letters.

Section 9.26  Acknowledgments. The Trustor hereby acknowledges that:

(a)           it has been advised by its own legal counsel in the negotiation, preparation, execution and delivery of this Deed of Trust and each other Credit Document;

(b)           this Deed of Trust shall not be construed against any party or more favorably in favor of any party based upon which party drafted the same, it being agreed and acknowledged that all parties contributed substantially to the negotiation and preparation of this Deed of Trust;

(c)           the Beneficiary has no fiduciary relationship with or duty to the Trustor, and the relationship between the Beneficiary, on the one hand, and the Trustor, on the other hand, in connection herewith is solely that of creditor and debtor; and

(d)           this Deed of Trust does not create a joint venture or partnership among the parties hereto or for whom it benefits, and no joint venture, partnership or other fiduciary relationship exists, or shall be deemed to exist, among the Beneficiary and the Trustor or among the Trustee and the Trustor.

Section 9.27  Governing Law. This Deed of Trust shall be governed by the laws of the State of Nevada.

[Signature Page to Follow]

D-30

IN WITNESS WHEREOF, this Deed of Trust has been duly and validly executed and delivered by the Trustor as of the date first written above.

TRUSTOR: BOREALIS MINING COMPANY, a Nevada corporation By: ________________________________________________ Name: Title:

ATTEST:

_________________________________________
_________________________________________
(Name and Title)

[Signature Page to Borealis Deed of Trust]

STATE OF	)
) ss.
COUNTY OF	)

On April ___, 2012 personally appeared before me, a notary public, ________________________, the ________________ of Borealis Mining Company, a Nevada corporation, who acknowledged that he executed the above instrument for and on behalf of Borealis Mining Company.

Witness my hand and official seal.

My commission expires  _______________________________

_____________________________________________
Notary Public

[Acknowledgment Page to Borealis Deed of Trust]

EXHIBIT B – BORROWING NOTICE

Execution Version

NOTICE OF BORROWING

TO:         Waterton Global Value, L.P.
by its Investment Manager, Altitude Management Ltd.
Folio House
P.O. Box 800
Road Town, Tortola VG 1110

DATE:  MARCH 20, 2012

This Notice of Borrowing is delivered pursuant to that certain Senior Secured Gold Stream Credit Agreement (as it may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated April 18, 2012 by and among Gryphon Gold Corporation, a corporation organized and existing under the laws of the State of Nevada, as the borrower (“Borrower”); Borealis Mining Company and those entities from time to time identified as a “Guarantor,” as guarantors, and Waterton Global Value, L.P., by its Investment Manager, Altitude Management Ltd., as the lender (“Lender”).

Unless otherwise defined herein, capitalized terms used in this Notice of Borrowing have the meanings assigned to such terms in the Credit Agreement.

This Notice of Borrowing is irrevocable and represents Borrower’s request to borrow, and the following information is provided pursuant to Section 2.4 of the Credit Agreement.

1.	Date of Requested Borrowing:	April 18, 2012

2.	Amount of Requested Loan:	$15,000,000.00

3.	Structuring Fee Withheld Amount:	$*[REDACTED]

4.	Additional Withheld Amount:	$175,000.00

5.	Bridge Loan Repayment Amount:	$1,518,493.00

6.	Existing Notes Repayment Amount:	$7,611,412.00

5.	Proposed Use of Borrowing:	To repay the Existing Notes and the Bridge Loan in full and to provide the Borrower with working capital to develop the Borealis Project.

The Borrower hereby authorizes the Lender to:

       (a)    withhold and retain from the amount of the Loan requested hereby (i) *[REDACTED] as payment to the Lender of the Structuring Fee pursuant to Section 2.1 of the

 Credit Agreement, and (ii) $175,000.00 as repayment for certain costs, expenses and fees incurred by the Lender in connection with the Credit Agreement and (iii) $1,518,493.00 as repayment of the Bridge Loan; and

        (b)           deduct from the amount of the Loan requested hereby all outstanding principal and interest owing through May 4, 2012, on the Existing Notes as set forth in line 6 above and remit such amount to the holders of the Existing Notes by wire transfer of funds to:

Name of Bank:	*[REDACTED]
Swift Code:	*[REDACTED]
Bank Number:	*[REDACTED]
Transit Number:	*[REDACTED]
Beneficiary Name: Beneficiary Address:	*[REDACTED] *[REDACTED]
Account Number:	*[REDACTED]
For credit of:	*[REDACTED]
Attention:	*[REDACTED]
Telephone:	*[REDACTED]
Reference:	Gryphon Gold Corporation- Debentures

The distribution of the balance of the Loan requested hereby may be made for the credit of the Borrower to the Borrower’s Account by wire transfer of the funds to:

Name of Bank:	US Bank
Address of Bank:	Evergreen Officer – DN-CO 0328
2922 Evergreen Parkway, Evergreen, Colorado 80439 USA
Account Number:	103658658242
ABA Number:	*[REDACTED]
Beneficiary:	Gryphon Gold Corporation
611 N Nevada Street Carson City, NV 89703

The Borrower, and the undersigned officer to the best of his knowledge in his capacity as an officer of the Borrower, each certifies that:

(a)           the representations and warranties made by the Credit Parties in the Credit Agreement, in the Security Documents or which are contained in any certificate furnished at any time under or in connection with the Credit Agreement are true and correct on and as of the date set forth above as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date;

(b)           no Default or Event of Default has occurred and is continuing on the date set forth above or will occur after giving effect to the Loan;

(c)           after the advance of the Loan requested hereby, the aggregate sum of all outstanding Loans (including the Loan advanced pursuant hereto) will not exceed the Commitment Amount;

(d)           there does not exist any litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to any Credit Party or any of its Subsidiaries, or any Mining Property, which has had, or could reasonably be expected to have, a Material Adverse Effect, or which could reasonably be expected to affect the legality, validity or enforceability of the Credit Agreement or any other Credit Document, that has not been settled, dismissed, vacated, discharged or terminated;

(e)           no Borrower, Credit Party or any Mining Property has incurred or suffered a Material Adverse Effect; and

(f)           all conditions set forth in Section 2.4 and Section 6.1 of the Credit Agreement have been, and shall remain, satisfied; the Borrower hereby certifies the satisfaction of all such conditions precedent (that have not been waived by the Lender in its sole discretion) by its delivery of this Notice of Borrowing.

[signature page to follow]

IN WITNESS WHEREOF, this Notice of Borrowing has been duly executed and delivered by a duly authorized officer of the undersigned as of the date first above written.

GRYPHON GOLD CORPORATION

By:_________________________ Name: James T. O'Neil, Jr. Title: CEO & CFO

[Signature Page to Notice of Borrowing (Senior Secured Gold Stream Credit Agreement)]]

EXHIBIT C –COMPLIANCE CERTIFICATE

Gryphon Gold Corporation
Compliance Certificate

To:          Waterton Global Value, L.P.
by its Investment Manager
Altitude Management Ltd.
Folio House, Road Town,
Tortola, VG1110
British Virgin Islands

This Compliance Certificate is delivered pursuant to that certain Senior Secured Gold Stream Credit Agreement dated April [●], 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Gryphon Gold Corporation, a corporation organized and existing under the laws of the State of Nevada, as the borrower (“Borrower”), those entities from time to time identified as a “Guarantor” on the signature page thereto, as guarantors, and Waterton Global Value, L.P., by its Investment Manager, Altitude Management Ltd., as the lender (“Lender”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The Undersigned hereby certifies that:

1.   I am the duly elected Chief Executive Officer (CEO) of Gryphon Gold Corporation;

2.   I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the attached financial statements;

3.   The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.   The financial statements required by Section 8.1(a) of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby and were prepared in accordance with GAAP and TSX rules and regulations and fairly present, in all material respects, the financial position of the Borrower and its results of operations and cash flows as of the date thereof (subject, in the case of quarterly financial statements, to year-end adjustments);

5.   The representations and warranties of the Borrower and the other Credit Parties set forth in Article 7 of the Credit Agreement are true and correct as of the date hereof;

6.   Schedule I attached hereto sets forth the Leases to which one or more of the Credit Parties became a party during the period beginning ____________, 20___ and ending on the date hereof (the “Notice Period”);

7.   Set forth on Schedule II attached hereto, the Borrower hereby notifies Lender of the additional lands and premises which are Owned Properties acquired during the Notice Period; and

8.   The Borrower and the other Credit Parties have complied with, and are currently in compliance with, the Affirmative Covenants and Negative Covenants set forth in Article 8 of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________

[Signature Page to Follow]

The foregoing certifications, together with the information set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of ___________ 20___.

GRYPHON GOLD CORPORATION

By:_______________________________ Name: Title:

[Signature Page to Compliance Certificate]

Schedule I
to Compliance Certificate

(Leases)

None.

Schedule II
to Compliance Certificate

(Additional Lands and Premises)

None.

EXHIBIT D - SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE

April [*], 2012

This Solvency Certificate is delivered pursuant to Section 6.2(h) of that certain Senior Secured Gold Stream Credit Agreement (as it may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated April [*], 2012 by and among Gryphon Gold Corporation, a corporation organized and existing under the laws of the State of Nevada, as the borrower (“Borrower”); Borealis Mining Company and those entities from time to time identified as a “Guarantor,” as guarantors, and Waterton Global Value, L.P., by its Investment Manager, Altitude Management Ltd., as the lender (“Lender”). Unless otherwise defined herein, the terms used in this Solvency Certificate have the meanings ascribed thereto in the Credit Agreement.

The undersigned, Chief Financial Officer of the Borrower, is familiar with the business, assets and liabilities of the Borrower and is duly authorized to execute this Solvency Certificate as an officer of the Borrower and on behalf of the Borrower.

1.
The undersigned is the Chief Financial Officer of the Borrower with the primary responsibility for the management of the financial affairs and accounting practices of the Borrower and has acted on behalf of the Borrower in connection with the financing arrangements provided for under the Credit Agreement.

2.
The undersigned has reviewed the terms of Section 6.2(h) of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto and, certifies that, he/she has made such investigation and inquiries as to the financial condition of the Borrower as he/she deems necessary and prudent for the purpose of providing this Solvency Certificate.  The undersigned acknowledges that the Lender is relying on the truth and accuracy of this Solvency Certificate in connection with advancing Loans under the Credit Agreement.

3.
The undersigned certifies that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

SUBJECT TO THE FOREGOING and based upon the investigation and inquiries described in Paragraph 2 above and otherwise to his/her knowledge, the undersigned certifies that, as of the date hereof, both before and after giving effect to each Advance of a Loan under the Credit Documents:

A.	The Borrower is not legally prohibited or otherwise restricted from entering into and performing all of its obligations under the Credit Documents to which it is a party.

B.
The Borrower is able to pay, and has been paying, its debts as they become due in the ordinary course of business and has not, and does not intend to, nor does it believe it will, incur debts or liabilities beyond its ability to timely pay such debts and liabilities.

C.	The Borrower is not insolvent and will not be rendered insolvent by virtue of any Advance of a Loan to be made under the Credit Agreement.

D.
The Borrower is neither engaged in any business or transaction, nor about to engage in any business or transaction, for which the assets of the Borrower would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Borrower is engaged or will engage.

D-1

E.	The Borrower has not incurred any Indebtedness which cannot be satisfied on a timely basis.

[Signature Page Follows]

D-2

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the date first set forth above.

By:	________________________________
Name:
Title: Chief Financial Officer, Gryphon Gold Corporation, a Nevada corporation

[Signature Page to Solvency Certificate]

D-3

SCHEDULE 1.1(B) – MONTHLY REPAYMENT FIGURES

Month	Monthly Repayment Amount ($USD)
May 2013	1,250,000
June 2013	1,250,000
July 2013	1,250,000
August 2013	1,250,000
September 2013	1,250,000
October 2013	1,250,000
November 2013	1,250,000
December 2013	1,250,000
January 2014	1,250,000
February 2014	1,250,000
March 2014	1,250,000
April 2014	1,250,000

TOTAL	15,000,000

SCHEDULE 1.1(C) – LEASES

●
Gryphon Gold Corporation (and/or Borealis Mining Company) leases office space described as Suite 810-1130 West Pender Street, Vancouver, British Columbia (five-year term, which commenced September 2008) under the terms of a lease between Sun Life Assurance Company, Concert Real Estate Corporation and Gryphon Gold Corporation effective September 1, 2008.  Gryphon Gold Corporation has sublet the entire space which is subject to such lease to Academyone Learning Limited under the terms of a sublease between Gryphon Gold Corporation and Academyone Learning Limited effective April 1, 2010

●
Gryphon Gold Corporation (and/or Borealis Mining Company) leases office space described as Suite B and C, 420 3rd Hawthorne, Nevada (one-year term) under the terms of a lease effective January 6, 2011 between Gryphon Gold Corporation and Curtis Isom

●
Gryphon Gold Corporation (and/or Borealis Mining Company) leases office space described as 611 North Nevada Street, Carson City, Nevada (two-year term) under the terms of a lease proposal dated May 16, 2011 between Gryphon Gold Corporation and Freedom Professional Ventures, LLC

●	The leases and claims listed in Schedule 1.1(e) which is expressly incorporated by reference into this Schedule 1.1(c).

SCHEDULE 1.1(D) – MATERIAL CONTRACTS

●	Series R Share Purchase Warrants, expiring March 20, 2015.

●	Series S Share Purchase Warrants, expiring September 22, 2013.

●	Mineral Exploration Lease and Option, dated December 21, 2011, between Kinross Gold U.S.A. Inc. and Gryphon Gold Corporation.

●	Refer to Promissory Notes, as described under Schedule 1.1(f) and which is expressly incorporated by reference in this Schedule 1.1(d).

●	Refer to Convertible Notes, as described under Schedule 1.1(f) and which is expressly incorporated by reference in this Schedule 1.1(d).

●	Refer to Mining Lease, as amended, which is described under Schedule 1.1(e) and which is expressly incorporated by reference in this Schedule 1.1(d).

●
Reclamation Bonds in the aggregate principal amount of $2,250,385 (as at December 31, 2011) to support future obligations for reclamation in connection with exploration activities and the construction of the Borealis Oxide Heap Leach Project, as further described in Note 6 of the Form 10-Q for the period ended December 31, 2011.

SCHEDULE 1.1(E) – MINING AND OTHER PROPERTIES

●
Refer to “Exhibit A” of the Deed of Trust, dated March 20, 2012, from Borealis Mining Company, as Trustor, to Stewart Title of Nevada Holdings, Inc., as Trustee, and to Waterton Global Value L.P., as Beneficiary, which is expressly incorporated by reference in this Schedule 1.1(e).

●
128 of the 752 subject mining claims (comprised of 751 unpatented mining claims of approximately 20 acres each and one unpatented millsite claim of approximately 5 acres) are not owned by Borealis Mining Company (“BMC”) but are leased by BMC under the terms of a Mining Lease dated January 24, 1997 between Richard J. Cavell, as trustee for Richard J. Cavell Trust Dated 2/23/94, and Hardrock Mining Company and John W. Whitney, (i) as amended by Amendment No. 1 to Mining Lease dated as of February 24, 1997, from the claim owners to J.D. Welsh & Associates, Inc., (ii) as assigned initially to Golden Phoenix Minerals Inc., and subsequently by Golden Phoenix Mineral, Inc. to Borealis Mining Company on January 10, 2005, (iii) as amended on May 20, 2011. By notice dated March 13, 2012, the lessor has notified BMC that BMC is in default of paying certain royalties. The foregoing Lease  is subject to a Lessor’s Consent entered into on April 16, 2012 by Richard J. Cavell TTTEE F/T Richard J. Cavelle Trust Dated 2/23/94 and Hardrock Mining Company and John W. Whitney (individually and collectively, “Lessor”) and Borealis Mining Company (the “Company”) for the benefit of Waterton Global Value L.P., by its Investment Manager, Altitude Management Limited, whereby, among other things, Lessor consents to the Company’s execution and delivery of the Deed of Trust and agree that the Company’s execution and delivery of the Deed of Trust will not result in any termination rights or any other remedies of Lessor under the Lease.

●
Nevada Eagle Resources, LLC, which is a former subsidiary of Gryphon Gold Corporation, is shown as the registered holder of mining claims CB-1 through CB-26, bearing BLM serial numbers IMC 195683 through 195708 and county document numbers 238978 through 239003, located in Custer County, Idaho (the “Idaho Claims”). In connection with the sale of Nevada Eagle Resources, LLC in April 23, 2010, Borealis Mining Company has an ownership interest in the Idaho Claims.

SCHEDULE 1.1(F) PERMITTED DEBT

●	Refer to Schedule 1.1(d), which is expressly incorporated by reference into this Schedule 1.1(f).

●
5% Unsecured Promissory Notes (the “Promissory Notes”) in the aggregate principal amount of $1,600,000, due May 20, 2013, with installment payments due upon commencement of production on the Borealis property, as described in Notes 10 and 11 of the Form 10-Q for the period ended December 31, 2011.

●
5% Unsecured Convertible Notes (the “Convertible Notes”) in the aggregate principal amount of $1,909,500, due May 20, 2014, convertible into shares of Gryphon Gold Corporation common stock at $0.70 per share through May 20, 2012, $0.80 per share through May 20, 2013 and $0.90 per share through May 20, 2014, as described in Notes 10 and 11 of the Form 10-Q for the period ended December 31, 2011.

●
In connection with the financing of the purchase of a (Genie lift) man basket purchased on October 26, 2011, Gryphon Gold Corporation executed a promissory note to the lender, CoActiv Capital Partners, Inc., bearing the following terms: $32,341.30 principal sum, with 9.50% annual interest payable in 36 consecutive monthly installments each in the amount of $1,035.99.

●
Lease agreements, dated August 9, 2011, between Gryphon Gold Corporation and Kimball Rentals LLC (order # 01-150), representing orders for three pieces of equipment ordered on this date, with rental rates of $6,500, $3,000 and $2,000, respectively (only one order number appears among the three agreements).

SCHEDULE 1.1(G) PERMITTED LIENS

●	Description of filings made under the Uniform Commercial Code in respect of Gryphon Gold Corporation, as debtor:

●	File No *[REDACTED] Filed: 9/13/2011 (lapses 9/13/16) Secured Party: Case Power and Equipment Collateral: Case wheel loader, skidster, reachlift and other Case equipment

●	File No. *[REDACTED]
●	Filed: 11/22/11 (lapses 11/22/16) Secured Party: Coactiv Capital Partners, Inc. Collateral: Genie Lift

●	Description of filings made under the Personal Property Securities Act (British Columbia) in respect of Gryphon Gold Corporation, as debtor:

●	Base Registration No. 300093D Registration Date: 10/18/2006 (expires 10/18/2016) Secured Party: *[REDACTED] Collateral: Cash collateral; *[REDACTED]

●	Base Registration No. 478499B Registration Date: 1/12/2004 (expires 1/12/2014) Secured Party: *[REDACTED] Collateral: Cash collateral; *[REDACTED]

●
Base Registration No. 547146E
Registration Date: 10/21/2008 (expires 10/21/2013)
Secured Party: *[REDACTED]
Collateral: *[REDACTED]; include all monies including all renewals and replacements thereof, substitutions therefore, accretions thereto and interest, income and money therefrom and all proceeds thereof and therefrom including amounts.*

SCHEDULE 6.1(XVII) - U.S. SECURITIES LAW REPRESENTATIONS

The Lender acknowledges and agrees that:

(a)
the Warrants and the shares of common stock issuable upon exercise of the Warrants (the “Warrant Shares”) have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws;

(b)	the Warrants may not be exercised in the United States or by, or on behalf of any U.S. Person, unless an exemption from registration is available at the time of exercise;

(c)	the Warrant Shares will be deemed “restricted securities” as defined in Rule 144(a)(3) of the U.S. Securities Act;

(d)	the Lender was not in the United States and did not execute and deliver this Agreement in the United States and the Warrants were not offered to the Lender in the United States;

(e)
the Lender is not a U.S. Person (as defined in Rule 902(k) of Regulation S under the U.S. Securities Act) and is not acquiring the Warrants for the account or benefit of a U.S. Person or a person in the United States;

(f)	the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act; and

(g)
the Subscriber or any beneficial purchaser for whom it is acting, if applicable, has no intention to distribute either directly or indirectly any of the Warrants or Warrant Shares in the United States, except in compliance with the U.S. Securities Act and any applicable state securities laws.

SCHEDULE 7.1(A) – INCORPORATION AND QUALIFICATION

Credit Party	Jurisdiction of Incorporation
Borealis Mining Company	State of Nevada

SCHEDULE 7.1(H) – COMPLIANCE WITH CONTRACTS

●
Borealis Mining Company is a party to a pending lawsuit with the lessor of the Mining Lease concerning advance royalty credits. The lawsuit is the subject of a Complaint dated January 17, 2012, filed in the First Judicial District Court of the State of Nevada in and for Carson City (Case No. 12 OC 00015 1B). The plaintiffs in these proceedings have provided a Lessor’s Consent entered into on April 16, 2012 by Richard J. Cavell TTTEE F/T Richard J. Cavelle Trust Dated 2/23/94 and Hardrock Mining Company and John W. Whitney (individually and collectively, “Lessor”) and Borealis Mining Company (the “Company”) for the benefit of Waterton Global Value L.P., by its Investment Manager, Altitude Management Limited, whereby, among other things, the Lessor has consented to the Company’s execution and delivery of the Deed of Trust and has agreed that the Company’s execution and delivery of the Deed of Trust will not result in any termination rights or any other remedies of Lessor under the Lease.

SCHEDULE 7.1(J) – OWNERSHIP OF PROPERTY

●
Refer to “Exhibit A” of the Deed of Trust, dated March 20, 2012, from Borealis Mining Company, as Trustor, to Stewart Title of Nevada Holdings, Inc., as Trustee, and to Waterton Global Value L.P., as Beneficiary, which is expressly incorporated by reference in this Schedule 1.1(e).

●
128 of the 752 subject mining claims are not owned by Borealis Mining Company (“BMC”) but are leased by BMC under the terms of a Mining Lease dated January 24, 1997 between Richard J. Cavell, as trustee for Richard J. Cavell Trust Dated 2/23/94, and Hardrock Mining Company and John W. Whitney, (i) as amended by Amendment No. 1 to Mining Lease dated as of February 24, 1997, from the claim owners to J.D. Welsh & Associates, Inc., (ii) as assigned initially to Golden Phoenix Minerals Inc., and subsequently by Golden Phoenix Mineral, Inc. to Borealis Mining Company on January 10, 2005, (iii) as amended on May 20, 2011. By notice dated March 13, 2012, the lessor has notified BMC that BMC is in default of paying certain royalties; however, a Lessor’s Consent entered into on April 16, 2012 by Richard J. Cavell TTTEE F/T Richard J. Cavelle Trust Dated 2/23/94 and Hardrock Mining Company and John W. Whitney (individually and collectively, “Lessor”) and Borealis Mining Company (the “Company”) for the benefit of Waterton Global Value L.P., by its Investment Manager, Altitude Management Limited, confirmed that the Lessor has consented to the Company’s execution and delivery of the Deed of Trust and has agreed that the Company’s execution and delivery of the Deed of Trust will not result in any termination rights or any other remedies of Lessor under the Lease.

●
BMC is a party to a pending lawsuit with the lessor of the Lease concerning advance royalty credits. The lawsuit is the subject of a Complaint dated January 17, 2012, filed in the First Judicial District Court of the State of Nevada in and for Carson City, Case No. 12 OC 00015 1B.

●
Gryphon Gold Corporation (and/or Borealis Mining Company) leases office space in (i) Vancouver, British Columbia (five-year term, which commenced September 2008); (ii) Hawthorne, Nevada (one-year term); and Carson City, Nevada (two-year term), as further described in Note 13[b] of the Form 10-Q for the period ended December 31, 2011.

●
Nevada Eagle Resources, LLC, which is a former subsidiary of Gryphon Gold Corporation, is shown as the registered holder of mining claims CB-1 through CB-26, bearing BLM serial numbers IMC 195683 through 195708 and county document numbers 238978 through 239003, located in Custer County, Idaho (the “Idaho Claims”). In connection with the sale of Nevada Eagle Resources, LLC, Gryphon Gold Corporation and/or Borealis Mining Company have an interested in the Idaho Claims.

SCHEDULE 7.1(L) – LEASED PROPERTIES

Refer to Schedule 7.1(cc) which is  expressly incorporated by reference into this Schedule 7.1(l).

SCHEDULE 7.1(X) – CORPORATE STRUCTURE

Name	Type of Organization	Organization ID Number	Authorized and issued share capital	Shareholders	Agreements binding on shareholders in respect of their shares
Gryphon Gold Corporation	corporation
265,000,000 shares authorized in total, consisting of (i) 250,000,000 shares of common stock; and (ii) 15,000,000 shares of Preferred Stock, of which 194,103,382 shares of common stock are outstanding as at March 29, 2012 and no shares of Preferred Stock are outstanding as at March 29, 2012.
				Widely held	None

Name	Type of Organization	Organization ID Number	Authorized and issued share capital	Shareholders	Agreements binding on shareholders in respect of their shares
Borealis Mining Company	corporation		1,000,000 common stock authorized in	Gryphon Gold Corporation	None

Name	Type of Organization	Organization ID Number	Authorized and issued share capital	Shareholders	Agreements binding on shareholders in respect of their shares total, of which 1,000,000 are outstanding as at March 29, 2012.

SCHEDULE 7.1(Y) - SUBSIDIARIES

None.

SCHEDULE 7.1(CC) – LITIGATION

●
Borealis Mining Company is a party to a pending lawsuit with the lessor of the Mining Lease concerning advance royalty credits. The lawsuit is the subject of a Complaint dated January 17, 2012, filed in the First Judicial District Court of the State of Nevada in and for Carson City (Case No. 12 OC 00015 1B). However, a Lessor’s Consent entered into on April 16, 2012 by Richard J. Cavell TTTEE F/T Richard J. Cavelle Trust Dated 2/23/94 and Hardrock Mining Company and John W. Whitney (individually and collectively, “Lessor”) and Borealis Mining Company (the “Company”) for the benefit of Waterton Global Value L.P., by its Investment Manager, Altitude Management Limited, has confirmed that the Lessor has consented to the Company’s execution and delivery of the Deed of Trust and has agreed that the Company’s execution and delivery of the Deed of Trust will not result in any termination rights or any other remedies of Lessor under the Lease.

●
On October 22, 2011, a worker was injured at the Borealis oxide gold heap leach worksite. The Company took immediate actions to mitigate risks of future actions and terminated three employees, who failed to comply with mine safety regulations at Borealis. On November 2, 2011, the Federal Mine Safety and Health Administration (“MSHA”) inspected the Borealis operation following the accident and issued the Company three Section 104(a) citations and three Section 104(d) citations. Section 104(a) citations, include citations for health or safety standards that could significantly and substantially contribute to a serious injury if left unabated, and Section 104(d) citations, include citations for unwarrantable failure to comply with mandatory health or safety standards. When the MSHA issues a citation or order, it generally proposes a civil penalty, or fine, as a result of the alleged violation, that the operator is ordered to pay. No such penalty or fine has yet been proposed. Citations and orders can be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed. Subsequent to quarter end we received a fee of $200.

●
On September 16, 2005, Borealis Mining Company (“BMC”), was named as a co-defendant in an ongoing civil action pending in the United States District Court for the District of Nevada, entitled United States v. Walker River Irrigation District (Court Doc. No. In Equity C-125, Subfile C-125-B). The action seeks to determine the existence and extent of water rights held by the federal government in the Walker River drainage area for use on federally reserved lands such as Indian reservations, National Forests, military reservations, and the like. The suit does not dispute nor seek to invalidate any existing water rights (including Gryphon’s or BMC’s); rather, it seeks to determine the extent and priority of the federal government’s water rights. On May 27, 2003, the Court stayed all proceedings to allow the United States, the State of Nevada, the State of California, the Walker River Paiute Tribe, the Walker River Irrigation District, Mono County, California, Lyon County, Nevada, Mineral County, Nevada and the Walker Lake Working Group to attempt to mediate a settlement.  No settlement has yet been reached.  BMC was named as one of several hundred co-defendants in this action because it owns water rights within a portion of the Walker River drainage area in Nevada, which were granted under a permit on September 16, 2005.

SCHEDULE 7.1(DD) – SCHEDULE DISCLOSURE

(i)           (a) Nevada; (b) British Columbia.

(ii)	Refer to Schedule 7.1(ll), which is expressly incorporated by into this Schedule 7.1(dd).

(iii)           None.

(iv)	Refer to description of the Material Contracts included under Schedule 1.1(d), which description is expressly incorporated by reference in this Schedule 7.1(dd).

Option Agreement to Amend the Mining Lease entered into in August 22, 2008, as amended August 7, 2009, February 12, 2010, August 17, 2010 and February 22, 2011, by Gryphon Gold Corporation and Borealis Mining Company and the lessors of the Borealis property, to amend the mining lease for the Borealis Property to fix the Net Smelter Royalty at 5%, as further described in Note 10 of the Form 10-Q for the period ended December 31, 2011.

(v)	(a)	Name of Bank:	US Bank
		Address of Bank:	Evergreen Office – DN-CO 0328 2922 Evergreen Parkway Evergreen, CO 80439 USA
		Account Number:	103658658242
		ABA Number:	*[REDACTED]
		Beneficiary:	Gryphon Gold Corporation 611 N Nevada Street Carson City, NV 89703
	(b)	Name of Bank:	US Bank
		Address of Bank:	Evergreen Office – DN-CO 0328 2922 Evergreen Parkway Evergreen, CO 80439 USA
		Account Number:	103676295134

		ABA Number:	*[REDACTED]
		Beneficiary:	Borealis Mining Company 611 N Nevada Street Carson City, NV 89703
	(c)	Name of Bank:	US Bank
		Address of Bank:	Evergreen Office – DN-CO 0328 2922 Evergreen Parkway Evergreen, CO 80439 USA
		Account Number:	103658773967

	ABA Number:	*[REDACTED]
	Beneficiary:	Borealis Mining Company 611 N Nevada Street Carson City, NV 89703

(d)	Name of Bank:	*[REDACTED]
	Address of Bank:	*[REDACTED]
	Swift BIC Address:	*[REDACTED]
	Canadian Bank No.:	*[REDACTED]
	Transit Number:	*[REDACTED]
	Account Number:	*[REDACTED]
	Beneficiary Name:	Gryphon Gold Corporation 711-675 West Hastings Street Vancouver, BC V6B1N2

(e)	Name of Bank:	*[REDACTED]
	Address of Bank:	*[REDACTED]
	Swift BIC Address:	*[REDACTED]
	Canadian Bank No.:	*[REDACTED]
	Transit Number:	*[REDACTED]
	Account Number:	*[REDACTED]
	Beneficiary Name:	Gryphon Gold Corporation 711-675 West Hastings Street Vancouver, BC V6B1N2

SCHEDULE 7.1(LL) – PROJECT PERMITS

●	Business License No. 13800

●	Business License No. 13807

●	Building Permit No. 73965

●	Class ll Air Quality Operating permit, Facility ID No. A0675, Permit No. AP1041-2644

●	Industrial Artificial Pond Permit No. S 31879 (Cyanide Heap Leach Facility)

●	Mercury Operating Permit To Construct: Phase 2, Facility ID No. A0675, Permit No. AP0141-2228 (ADR)

●	Reclamation Permit No. 0225 (Borealis Exploration)

●	Reclamation Permit No. 0248 (Borealis Project)

●	Right-of-Way Grant N-82000

●	Special Use Permit (Power Line BLM & FS) NV Energy

●	State Fire Marshall Hazardous Material Permit

●	Stormwater General Permit NVR300000

●	Water Pollution Control Permit NV2005101 (Renewal 2011)

●	Water Rights Permit 70321

●	Water Rights Permit 70322

SCHEDULE 8.1(M) – MAINTENANCE OF INSURANCE

Carrier	Policy Number	Expiration Date	Type	Premium Amount
Federal Insurance Company	*[REDACTED]	12/01/2012	Commercial Lines Package	*[REDACTED]
Federal Insurance Company	*[REDACTED]	12/01/2012	Automobile Insurance	*[REDACTED]
Federal Insurance Company	*[REDACTED]	12/01/2012	Umbrella Insurance	*[REDACTED]
Chubb Insurance Company of Canada	*[REDACTED]	12/01/2012	Commercial Lines Package	*[REDACTED]
Navigators Insurance Company	*[REDACTED]	04/15/2012	Builder’s Risk COC Inland Marine Equipment Insurance	*[REDACTED]
Lexington Insurance Company	*[REDACTED]	04/15/2012	Builder’s Risk COC Property Insurance	*[REDACTED]
Zurich Insurance Company	*[REDACTED]	06/14/2012	Workers’ Compensation Insurance	*[REDACTED]
Chubb Group of Insurance Companies	*[REDACTED]	05/16/2012	Directors’ and Officers’ Insurance	*[REDACTED]
Crum and Foster Insurance	*[REDACTED]	06/06/2012	Pollution Insurance	*[REDACTED]

SCHEDULE 8.2(I) – ACQUISITIONS

None

SCHEDULE 8.2(O) – BURDENS ON PRODUCTION

Under the description of the Borealis Property Mining Lease, as amended by the agreement dated May 20, 2011, among Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated 02/23/1994, and Hardock Mining Company and John W. Whitney, the production from the Borealis Property is subject to Net Smelter Return Royalties (“NSRs”) payable to the lessors under the Mining Lease (among Richard J. Cavell TTTEE F/T of Richard J. Cavell Trust dated 02/23/1994, and Hardock Mining Company and John W. Whitney). The NSRs consist of the following: (i) 5% NSRs from the sale of all ore, minerals and materials from claims which are subject to the Mining Lease (including claims which may be acquired by the Lessor from time to time), (ii) 2% NSRs from the sale of ore, minerals and materials from the “Project Area” (which includes claims outside of the claims subject to the Mining Lease).